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Filed Pursuant to Rule 424(b)(1) Registration No. 333-179017
TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(1)
Registration No. 333-179017

Sprott Physical Platinum and Palladium Trust

28,000,000 Units

Sprott Physical Platinum and Palladium Trust, to which we will refer as the Trust, is selling 28,000,000 transferable, redeemable units in its initial public offering. No public market currently exists for the units. Each unit represents an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the particular class of units. The units may be redeemed for physical platinum and palladium bullion or cash, as described in detail in "Redemption of Units" below.

The initial public offering price will be $10.00 per unit. Units are being offered to investors who are prepared to invest a minimum initial subscription amount of $1,000. The Trust has listed the units on NYSE Arca and has received conditional approval to list the units on the Toronto Stock Exchange, to which we will refer as the TSX, under the symbols "SPPP" and "PPT.U", respectively. Listing on NYSE Arca and TSX is subject to the Trust fulfilling all of the requirements of NYSE Arca and TSX, respectively.

The Trust was established under the laws of the Province of Ontario, Canada, and is managed by Sprott Asset Management LP. The Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion.

We qualify as an emerging growth company under the Jumpstart Our Business Startups Act of 2012, or JOBS Act, but have voluntarily elected not to avail ourselves of any of the reduced reporting and other obligations for which emerging growth companies may be eligible. Please see "Our Status As an Emerging Growth Company" on page 4 of this prospectus.

Investing in the units involves a high degree of risk. See "Risk Factors" beginning on page 17 of this prospectus.

	Per Unit	Total
Initial Public Offering Price	$10.00	$280,000,000
Underwriting Commissions	$0.50	$14,000,000
Proceeds, before expenses, to the Trust	$9.50	$266,000,000

The Trust has granted the underwriters an option to purchase up to an additional 4,200,000 units at the public offering price, less underwriting commissions, within 30 days of the date of this prospectus to cover any overallotments.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Delivery of the units will be made on or about December 21, 2012.

MORGAN STANLEY	RBC CAPITAL MARKETS
BofA MERRILL LYNCH	UBS INVESTMENT BANK

The date of this prospectus is December 18, 2012

You should rely only on the information contained in this prospectus. The Trust has not, and the underwriters have not, authorized anyone to provide you with different or additional information. If such information is provided to you, you should not rely on it. The Trust is not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Until January 12, 2013, 25 days after the date of this prospectus, all dealers that buy, sell or trade our units, whether or not participating in the offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

i

 CURRENCY

        Unless otherwise noted herein all references to $, dollars, US$ or U.S. dollars are to the currency of the United States and all references to Cdn$ or Canadian dollars are to the currency of Canada. On December 17, 2012, the noon rate of exchange as reported by the Bank of Canada for the conversion of U.S. dollars into Canadian dollars was US$1.00 equals Cdn$0.9841 (Cdn$1.00 equals US$1.0162).

ENFORCEABILITY OF CIVIL LIABILITIES IN THE UNITED STATES AND CANADA

        Each of the Trust, the Trust's trustee, which we will refer to as the Trustee, Sprott Asset Management LP, which we will refer to as the Manager, and Sprott Asset Management GP Inc., which is the general partner of the Manager, is organized under the laws of the Province of Ontario, Canada, and all of their executive offices and administrative activities and assets are located outside the United States. In addition, the directors and officers of the Trustee and the Manager's general partner are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. While Unitholders, whether or not residents of the United States, may be able to commence an action in Canada relating to the Trust, which is governed by the laws of Ontario and the laws of Canada, and may also be able to petition Canadian courts to enforce judgments obtained in United States courts against any of the Trust, the Trustee, the Manager or the Manager's general partner or any of their directors or officers, as applicable, they may face additional requirements serving legal process within the United States upon, or enforcing judgments obtained in United States courts against, any of them or the assets of any of them located outside the United States, or enforcing against any of them in the appropriate Canadian courts judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bringing an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the Manager's general partner or any of their directors of officers, as applicable, based upon the U.S. federal securities laws.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. The Trust's forward-looking statements include, but are not limited to, statements regarding its or its management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "possible", "potential", "predict", "project", "forecast", "should", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

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  trading of the Units on NYSE Arca or the TSX;

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  the Trust's objectives and strategies to achieve the objectives;

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  success in obtaining physical platinum and palladium bullion in a timely manner;

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  success in retaining or recruiting, or changes required in, the officers or key employees of the Manager; and

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  the platinum and palladium industries, sources of and demand for platinum and palladium, and the performance of the platinum and palladium markets.

        The forward-looking statements contained in this prospectus are based on the current expectations and beliefs of the Trust and the Manager concerning future developments and their potential effects on the Trust. There can be no assurance that future developments affecting the Trust will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Trust's control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include those factors described under the heading "Risk Factors". Should one or more of these risks or uncertainties materialize, or should any of the Trust's or the Manager's assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Trust has included in this prospectus material risks known to it; however, there may be other, unknown risks or risks that the Trust currently deems immaterial that may adversely affect the actual results of the Trust. Each of the Trust and the Manager undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

ii

 PROSPECTUS SUMMARY

        The following is a summary of the principal features of the offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus. You should read this entire prospectus, including "Risk Factors" beginning on page 17, before making an investment decision about the Units. Certain capitalized terms used, but not defined, in this summary are defined in the "Glossary of Selected Terms".

The Trust

Trust Overview

        The Trust was established under the laws of the Province of Ontario, Canada pursuant to a trust agreement dated as of December 23, 2011, as amended and restated as of June 6, 2012, which we will refer to as the Trust Agreement. The Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion. The Trust seeks to provide a convenient and exchange-traded investment alternative for investors interested in holding physical platinum and palladium bullion without the inconvenience that is typical of a direct investment in physical platinum and palladium bullion. The Trust intends to invest primarily in long-term holdings of unencumbered, fully allocated, physical platinum and palladium bullion and will not speculate with regard to short-term changes in platinum and palladium prices. The Trust does not anticipate making regular cash distributions to Unitholders. See "Business of the Trust". RBC Investor Services Trust, which we will refer to as RBC Investor Services, is the trustee of the Trust. The Manager is the sponsor and promoter of the Trust and the manager of the Trust pursuant to the Management Agreement. The material terms of the Trust Agreement and the Management Agreement are discussed under the sections "Description of the Trust Agreement" and "Certain Transactions", respectively. Each outstanding Unit represents an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the particular class of Units. Expected advantages of investing in the Units include:

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  Convenient Way to Own Physical Platinum and Palladium Bullion.  The Trust has listed its Units on NYSE Arca and received conditional approval to list the Units on the TSX. The Trust will provide institutional and retail investors with indirect access to physical platinum and palladium bullion while providing them with the liquidity of an exchange-traded security. The Units may be bought and sold on NYSE Arca and the TSX like any other exchange-listed securities.

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  Investment in Physical Platinum and Palladium Bullion Only.  Except with respect to cash held by the Trust to pay expenses and anticipated cash redemptions, the Trust expects to own only physical platinum and palladium bullion that is certified as conforming to the Good Delivery Standard of the London Platinum and Palladium Market, or LPPM, which we will refer to as Good Delivery. The Manager intends to invest and hold approximately 97% of the total net assets of the Trust in physical platinum and palladium bullion, which will be stored in Good Delivery plate and/or ingot form. The Trust will purchase approximately equal dollar amounts of each of physical platinum and palladium bullion. The Trust will not invest in platinum or palladium certificates, futures or other financial instruments that represent platinum or palladium or that may be exchanged for platinum or palladium. See "Business of the Trust—Investment and Operating Restrictions".

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  Lower Transaction Costs.  The Manager believes that, for many investors, costs associated with buying and selling the Units in the secondary market and the payment of the Trust's ongoing expenses would be lower than the costs associated with buying and selling physical platinum and palladium bullion, and storing and insuring physical platinum and palladium bullion in traditional allocated platinum or palladium bullion accounts, as applicable. See "Business of the Trust—Fees and Expenses".

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  Ability to Redeem Units for Physical Platinum and Palladium Bullion.  Subject to a minimum redemption amount of 25,000 Units, Unitholders will have the ability, on a monthly basis and as described herein, to redeem their Units for physical platinum and palladium bullion in any month for a redemption price equal to 100% of the aggregate Net Asset Value divided by the total number of Units then outstanding; which we will refer to as the NAV per Unit, of the redeemed Units less redemption and delivery expenses, including the handling of the notice of redemption, the delivery and transportation of the physical platinum and palladium bullion for Units that are being redeemed and the applicable storage in-and-out fees and applicable taxes. Net Asset Value or NAV means the net asset value of the Trust on a particular date equal to (i) the aggregate fair value of the assets of the Trust, less (ii) the aggregate fair value of liabilities of the Trust. See "Redemption of Units".

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  Storage with the Royal Canadian Mint.  The Trust's physical platinum and palladium bullion will be fully allocated and stored with the Royal Canadian Mint, which we will refer to as the Mint, or a sub-custodian of the Mint. The current sub-custodian of the Mint is Via Mat International Ltd., through its subsidiary, Via Mat International (USA) Inc., which we will refer to as Via Mat. The Mint is a Canadian Crown corporation and its obligations generally constitute unconditional obligations of the Canadian Government. The Mint will be responsible for and bear the risk of loss of, and damage to, the Trust's physical platinum and palladium bullion that is in its or its sub-custodian's custody (regardless of the location at which the Mint decides to store physical platinum and palladium bullion). The physical platinum and palladium bullion will be subject to a physical count by a representative of the Manager periodically on a spot inspection basis and subject to audit procedures by the Trust's external auditors on at least an annual basis. The Trust will not separately insure its assets, including physical platinum and palladium bullion, or provide any additional protections against loss apart from the insurance carried by the Mint and RBC Investor Services. See "Custody of the Trust's Assets". Under certain circumstances, the liability of the Mint may be limited. See "Risk Factors".

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  Experienced Manager.  The Trust will be administered by Sprott Asset Management LP, which we will refer to as the Manager. The Manager is registered in Canada as an investment fund manager and portfolio manager and in the United States as an investment adviser and is wholly-owned by Sprott Inc., a public company whose securities are listed on the TSX. The Manager has considerable experience and a long track record of investing in precious metals on behalf of investors. See "Organization and Management Details of the Trust—The Manager".

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  Potential Tax Advantage for Certain U.S. Investors.  Any gains realized on the sale of Units by an investor that is an individual, trust or estate, including such investors that own Units through partnerships and other pass-through entities for U.S. federal income tax purposes, may be taxable as long-term capital gains (at a maximum rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2012), compared to a long-term capital gains tax rate of 28% applicable to the disposition of physical platinum and palladium bullion and other "collectibles" held for more than one year), provided that such U.S. investor has held the units for more than one year at the time of the sale and such U.S. investor has made a timely and valid Qualified Electing Fund, which we will refer to as QEF, election with respect to the Units by filing IRS Form 8621 with his, her or its U.S. federal income tax return. A capital gain recognized upon a redemption of Units for physical platinum and palladium bullion by an electing U.S. Holder will be treated in essentially the same manner as above (i.e., generally as a long term capital gain taxable at the rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2012)), except that any portion of the gain which is equal to the electing U.S. holder's pro rata share of any capital gain recognized by the Trust upon the distribution of the physical platinum and palladium bullion to the electing U.S. Holder will be taxable to the electing U.S. Holder at a maximum rate of 28% under current law if the Trust held the physical platinum and palladium bullion for more than one year. The Trust intends to provide annually each U.S. Holder (as defined under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders") of Units with all necessary information in order to make and maintain a QEF election. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders" for further discussion of the U.S. federal taxation of U.S. investors in Units.

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  Benefits of Investing in Platinum and Palladium.  An investment in platinum and palladium may provide several benefits to investors. The Manager believes that platinum and palladium have uncertain supply fundamentals and strong demand fundamentals rooted in diverse sectors. For additional historical information about the supply and demand for platinum and palladium and the performance of platinum and palladium as compared to other asset classes, see "Overview of the Sectors the Trust Invests In".

        The Trust competes with other financial vehicles, including traditional debt and equity securities issued by companies in the platinum and palladium industry and other securities backed by or linked to platinum or palladium, or both, direct investments in platinum or palladium, or both, and investment vehicles similar to the Trust. The most direct competition the Trust faces in obtaining investors is from platinum and palladium Exchange-Traded Funds, which we will refer to as ETFs, and mutual funds and closed-end funds that hold platinum or palladium or platinum—or palladium-related securities. These other products all offer investors a way to gain exposure to the price of platinum and palladium by tracking the spot price of platinum or palladium bullion, although they may have structural features that are different from those of the Trust.

        Unlike the Trust, ETFs issue or redeem units daily, reflecting purchases or redemptions of units by investors. Such purchases and redemptions are effected by a financial intermediary, engaged by the ETF administrator to create a market for the ETF units. As such, the trading prices of ETFs on the stock exchange generally do not deviate significantly from net asset value. By contrast, the Trust does not employ any financial intermediary, and does not intend to issue new Units, or redeem existing Units, on a day-to-day basis. As such, the Units will generally trade at a premium or discount to the Net Asset Value per Unit, depending on relative supply and demand for the Units in the secondary market.

        Unlike closed-end funds and ETFs, mutual funds are not traded throughout the day and only allow an investor liquidity at the end of the day based on the closing net asset value.

        ETFs and mutual funds that track the price of platinum or palladium, or both, as the case may be, may provide exposure to the price of platinum or palladium, or both, by holding physical platinum or palladium, or through financial instruments or contracts that provide exposure to the price of platinum or palladium. Moreover, ETFs and mutual funds do not generally give investors the right to redeem their units for physical platinum or palladium, as the case may be. The Trust believes that it maintains a strong position in this competitive environment by offering investors close to full exposure to the price of physical platinum and palladium bullion with the ability to redeem Units for physical platinum and palladium bullion (subject to certain minimum amounts—see "Redemption of Units"), the liquidity of an ETF, and a potential tax advantage for U.S. investors, relative to holding platinum and palladium directly, as compared to a platinum and palladium ETF (see "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Considerations of U.S. Holders").

Risk Factors and Disadvantages

        There are risks associated with an investment in Units that should be considered by prospective purchasers, including risks associated with: (i) the price of physical platinum and palladium bullion and volatility of such prices; (ii) the Net Asset Value and the market price of the Units; (iii) the NAV per Unit; (iv) the purchase, transport, insurance and storage of physical platinum and palladium bullion; (v) liabilities of the Trust; (vi) redemptions of Units; (vii) operations of the Trust; and (viii) the offering. See "Risk Factors" beginning on page 17 of this prospectus.

        The Trust believes that the most significant disadvantages of investing in Units as compared to investing in physical platinum and palladium bullion include, but are not limited to, (i) in the event of a redemption for bullion, not being able to choose the ratio of physical platinum and palladium bullion held by an investor; (ii) the delay of approximately 21 Business Days after the end of the month in which the redemption request is submitted by a holder of Units, provided such request was made on or before the 15th day of such month, and the receipt of physical platinum and palladium bullion by the redeeming holder of Units; (iii) in the event of a redemption for bullion, receiving cash instead of physical platinum or palladium bullion if the Trust does not have a plate or ingot of a particular metal in the appropriate size; and (iv) the minimum redemption amount of 25,000 Units required to redeem Units for physical platinum and palladium bullion. For a detailed description of the process of redeeming Units for physical platinum and palladium bullion, see "Redemption of Units" beginning on page 66 of this prospectus.

The Manager

        The Manager is a limited partnership existing under the laws of the Province of Ontario, Canada, and acts as manager of the Trust pursuant to the Management Agreement and the Trust Agreement. As of September 30,

2012, the Manager, together with its affiliates and related entities, had assets under management totaling Cdn$10.3 billion. The Manager provides management and advisory services to many entities, including private investment funds, the Sprott Mutual Funds, certain discretionary managed accounts, and management of certain companies through its affiliate, Sprott Consulting LP.

        The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust's invested assets and all clerical, administrative and operational services. The Trust will maintain a public website that will contain information about the Trust and the Units. The internet address of the website is www.sprottplatinumpalladium.com. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus. See "Organization and Management Details of the Trust—The Manager" and "Description of the Trust Agreement—The Manager".

Principal Offices

        The Trust's office is located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1. The Manager's office is located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada M5J 2J1 and its telephone number is (416) 362-7172. The office of the Trust's trustee, RBC Investor Services Trust, is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3. The custodian for the Trust's physical platinum and palladium bullion, the Mint, is located at 320 Sussex Drive, Ottawa, Ontario, Canada K1A 0G8. The Mint will engage Via Mat as a sub-custodian for the Trust's physical palladium bullion. The principal office of Via Mat is located at 130 Sheridan Blvd., Inwood, New York, USA 11096. The custodian for the Trust's assets other than physical platinum and palladium bullion, RBC Investor Services, is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada M5V 3L3.

Our Status As an Emerging Growth Company

        We qualify as an emerging growth company under the JOBS Act, and will continue to so qualify until the earlier of: (i) the last day of our fiscal year following the fifth anniversary of the date of this prospectus, (ii) the date on which we become a large accelerated filer, or (iii) the date on which we will have issued an aggregate of $1 billion in non-convertible debt during the preceding three years. As an emerging growth company, we are eligible for certain reduced reporting and other obligations, including the following:

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  the ability to present only two years of audited financial statements and two years of related Management's Discussion and Analysis of Financial Condition and Results of Operations in the registration statement of our initial public offering;

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  an exemption from the auditor attestation requirement in our assessment of the internal control over financial reporting as required by Section 404(b) of the Sarbanes-Oxley Act of 2002;

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  an exemption from new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies; and

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  an exemption from compliance with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to our auditor's report in which the auditor would be required to provide additional information about the audit and our financial statements.

        We have, however, voluntarily elected to "opt out", or to not to avail ourselves, of any of the reduced regulatory and reporting requirements available to emerging growth companies, including opting out of the extended transition period relating to the exemption from new or revised financial accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable, and we will treat our election to opt out of any other reduced regulatory and reporting requirements available to emerging growth companies as irreversible as well.

The Offering

Issuer:	Sprott Physical Platinum and Palladium Trust, a closed-end mutual fund trust organized under the laws of the Province of Ontario, Canada pursuant to the Trust Agreement. See "Description of the Trust Agreement".
Offered Securities:	28,000,000 transferable, redeemable Units (32,200,000 Units if the underwriters exercise the Over-Allotment Option in full). Each Unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the Units. See "Description of the Units".
Issue Price:	US$10.00 per Unit
Listing:	The Trust has listed the Units on NYSE Arca and received conditional approval to list the Units on the TSX under the symbols "SPPP" and "PPT.U", respectively.
Use of Proceeds:	The estimated net proceeds from the offering, after deducting the underwriters' commissions and the estimated expenses of the offering, will be $265,390,000 (or $305,290,000 if the underwriters fully exercise their Over-Allotment Option). The Trust anticipates it will use at least 97% of the net proceeds of the offering to purchase approximately equal dollar amounts of each of physical platinum and palladium bullion, all in accordance with the Trust's investment objective and subject to the Trust's investment and operating restrictions described herein. The remaining net proceeds of the offering will be retained by the Trust in cash in order to provide available funds for expenses and redemptions. See "Use of Proceeds", "Business of the Trust—Purchasing Physical Platinum and Palladium Bullion for the Trust's Portfolio", "Business of the Trust—Investment and Operating Restrictions", "Underwriting" and "Business of the Trust—Fees and Expenses".
Objective of the Trust:	The Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion. The Trust seeks to provide a convenient and exchange-traded investment alternative for investors interested in holding physical platinum and palladium bullion without the inconvenience that is typical of a direct investment in physical platinum and palladium bullion. See "Business of the Trust—Overview of the Structure of the Trust".
Strategy of the Trust:	The Trust intends to achieve its objective by investing primarily in long-term holdings of unencumbered, fully allocated physical platinum and palladium bullion and will not speculate with regard to short-term changes in platinum or palladium prices. The Trust will not invest in platinum or palladium certificates, futures or other financial instruments that represent platinum or palladium or that may be exchanged for platinum or palladium. While the Trust will not rebalance the Trust's invested assets in physical platinum and palladium bullion back to equal weight after its initial purchases of bullion with the proceeds of the offering, the Trust may in the future allocate any additional proceeds raised in subsequent offerings of Units, if any, with a view to balancing the value of the Trust's holdings of physical platinum and palladium bullion at then current prices. See "Business of the Trust—Overview of the Structure of the Trust".
Calculating Net Asset Value:	The NAV and the NAV per Unit of the Trust, will be determined daily as of 4:00 p.m., Toronto time, on each Business Day by the Trust's valuation agent, which is RBC Investor Services. The Net Asset Value on any such day will be equal to the aggregate fair market value of the assets of the Trust as of such date, less an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units) as of such date. The valuation agent will calculate the NAV per Unit by dividing the value of the net assets of the class of the Trust represented by the Units offered hereby on that day by the total number of Units of that class then outstanding on such day. RBC Investor Services will use the Bloomberg Composite Rate to determine spot prices for physical platinum and physical palladium bullion. For more detail on how the Bloomberg Composite Rate is determined, see "Computation of Net Asset Value" beginning on page 93 of this prospectus.

Redemption of Units for Physical Platinum and Palladium Bullion:	Subject to the terms of the Trust Agreement, a Unitholder may redeem Units for physical platinum and palladium bullion, provided the redemption request is for a minimum of 25,000 Units. Units redeemed for physical platinum and palladium bullion will have a redemption value equal to the aggregate value of the NAV per Unit of the redeemed Units on the last day of the month on which NYSE Arca is open for trading in the month during which the redemption request is processed. Certain expenses described below will be subtracted from the value of the redeemed Units and the resulting amount the Unitholder will receive will be referred to as the Redemption Amount. The amount of physical platinum and palladium bullion a redeeming Unitholder is entitled to receive will be determined by the Manager, who will allocate the Redemption Amount to physical platinum and palladium bullion in direct proportion to the value of physical platinum and palladium bullion held by the Trust at the time of redemption. Such amount will be referred to as the Bullion Redemption Amount. The quantity of each particular metal delivered to a redeeming Unitholder will be dependent on the applicable Bullion Redemption Amount and the sizes of plates and ingots of that metal that are held by the Trust on the redemption date. A redeeming Unitholder may not receive physical platinum and palladium bullion in the proportions then held by the Trust and, if the Trust does not have a Good Delivery plate or ingot, as the case may be, of a particular metal in inventory of a value equal to or less than the applicable Bullion Redemption Amount, the redeeming Unitholder will not receive any of that metal. Any Bullion Redemption Amount in excess of the value of the Good Delivery plates or ingots, as the case may be, of the particular metal to be delivered to the redeeming Unitholder will be paid in cash at a rate equal to 100% of the NAV per Unit of such excess amount, as such excess amount will not be combined with any excess amounts in respect of the other metal for the purpose of delivering additional physical platinum and palladium bullion. A Unitholder redeeming Units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include:

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expenses associated with the handling of the notice of redemption;

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the delivery and transportation of physical platinum and palladium bullion for Units that are being redeemed;

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the applicable platinum and palladium storage in-and-out fees; and

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applicable taxes (including, without limitation, Canadian harmonized sales tax, which we will refer to as HST, Canadian federal goods and services tax, which we will refer to as GST, and any Canadian provincial sales tax (including Quebec sales tax), which we will refer to as PST, associated with the importation, or delivery and transportation, of palladium to a location in Canada and any PST applicable to physical platinum bullion being brought by or on behalf of such redeeming Unitholder into any province which imposes PST on such bullion).

For greater certainty, the Trust will not be responsible for HST or GST and any PST incurred by a redeeming Unitholder on the importation or delivery and transportation of physical palladium bullion to a location in Canada. HST or GST and any PST are only applicable to a redemption with a delivery address in Canada. Currently, the delivery fee per ounce of physical platinum and palladium bullion is $0.50 and $5.00, respectively, though these fees are subject to change in accordance with the Storage Agreements. The in-and-out fee per plate or ingot of physical platinum bullion is $4.00 and the in-and-out fee per kilogram of physical palladium bullion is $0.71 (with a minimum of $40.00). Assuming the price of platinum to be $1,400 per ounce and the price of palladium to be $640 per ounce, and using current expense estimates, a Unitholder redeeming a block of 25,000 Units for physical platinum and palladium bullion will be responsible for approximately $1,045 in expenses incurred by the Trust in connection with such redemption, representing 0.42% of the value of the bullion represented by the 25,000 Units so redeemed. For an example of a calculation of fees and expenses associated with a redemption of Units for bullion, see "Redemption of Units — Redemptions for Physical Platinum and Palladium Bullion — Example of a Redemption for Physical Platinum and Palladium Bullion" below.
A redemption notice to redeem Units for physical platinum and palladium bullion must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the redemption notice will be processed or, if such day is not a Business Day, on the immediately following day that is a Business Day. Any redemption notice received after such time will be processed in the next month. For each redemption notice, the Trust's transfer agent will send a confirmation notice to the Unitholder's broker that such notice has been received and determined to be complete.
Physical platinum and palladium bullion received by a Unitholder as a result of a redemption of Units will be transported by armored transportation service carrier pursuant to instructions provided by the Unitholder to the Manager, provided that the instructions are acceptable to the armored transportation service carrier. Physical platinum and palladium bullion transported to an account established by the redeeming Unitholder at an institution authorized to accept and hold Good Delivery plates or ingots by certain armored transportation service carriers will likely retain its Good Delivery status while in the custody of such institution. Physical platinum and palladium bullion transported pursuant to a redeeming Unitholder's instruction to a destination other than such an authorized institution will no longer be deemed Good Delivery once received by such Unitholder. The armored transportation service carrier will receive the appropriate amount of physical platinum and palladium bullion for delivery in connection with a redemption of Units approximately 21 Business Days after the end of the month in which the redemption notice is processed.

See "Redemption of Units", "Redemptions for Physical Platinum and Palladium Bullion—Procedure to Redeem for Physical Platinum and Palladium Bullion" and "Redemptions for Physical Platinum and Palladium Bullion—Transporting Physical Platinum and Palladium Bullion to the Redeeming Unitholder".
Redemption of Units for Cash:	Subject to the terms of the Trust Agreement, Units may be redeemed at the option of a Unitholder for cash on a monthly basis. Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the volume-weighted average trading price of the Units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed and (ii) the aggregate value of the NAV per Unit of the redeemed Units as of 4:00 p.m., Toronto time, on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed. Cash redemption proceeds will be transferred to a redeeming Unitholder approximately three Business Days after the end of the month in which the redemption notice is processed.
A redemption notice to redeem Units for cash must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the redemption notice will be processed or, if such day is not a Business Day, then on the immediately following Business Day. Any redemption notice to redeem Units for cash received after such time will be processed in the next month.
See "Redemption of Units".
Distribution Policy:	The Trust does not anticipate making regular cash distributions to Unitholders.
As of the last Business Day of each fiscal year or such other time as the Manager otherwise determines, the Manager will determine whether the Trust recorded any net income or net realized capital gains in accordance with the Trust Agreement. The initial distribution policy of the Trust will be that if the Trust has any net income or net realized capital gains, to distribute any such amounts to Unitholders through a distribution of additional Units to the extent that such income or gains is not being allocated to Unitholders whose Units were redeemed in the year. All distributions are at the discretion of the Trustee, acting on the direction of the Manager. In addition, at the direction of the Manager, the Trust will at such times and in such manner as directed by the Manager, make such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per Unit, payable at such time or times and to Unitholders of record on such distribution date, as from time to time may be determined by the Manager, and make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to Unitholders and of expenses incurred by the Trust and of tax deductions of which the Trust may be entitled, as the Manager may, in its sole discretion, determine.

See "Distribution Policy".
Termination of the Trust:

The Trust does not have a fixed termination date but will be terminated in certain circumstances, including in the event there are no Units outstanding, the Trustee resigns or is removed and no successor trustee is appointed, the Manager resigns and no successor manager is appointed and approved by Unitholders within the time limits prescribed by the Trust Agreement, the Manager is in material default of its obligations under the Trust Agreement or the Manager experiences certain insolvency events. In addition, the Manager may, in its discretion, at any time terminate and dissolve the Trust, without Unitholder approval, by giving the Trustee and each holder of Units at the time not less than 60 days and not more than 90 days written notice prior to the effective date of the termination of the Trust. To the extent such termination of the Trust in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the independent review committee established by the Manager for its recommendation. In connection with the termination of the Trust, the Trust will, to the extent possible, convert its assets to cash and, after paying or making adequate provision for all of the Trust's liabilities, distribute the net assets of the Trust to Unitholders, on a pro rata basis, as soon as practicable after the termination date. See "Termination of the Trust" and "Organization and Management Details of the Trust—Independent Review Committee".

Underwriters

Morgan Stanley & Co. LLC, RBC Capital Markets Corporation, Merrill Lynch Pierce, Fenner & Smith Incorporated and UBS Securities LLC will act as joint book-running underwriters for the offering in the United States. Morgan Stanley & Co. LLC and RBC Capital Markets Corporation will act as global co-ordinators for the offering. RBC Dominion Securities Inc., Morgan Stanley Canada Limited, BMO Nesbitt Burns Inc., Canaccord Genuity Corp., CIBC World Markets Inc., National Bank Financial Inc., TD Securities Inc., Scotia Capital Inc., GMP Securities L.P., Desjardins Securities Inc., Macquarie Private Wealth Inc., Raymond James Ltd. and UBS Securities Canada Inc. will act as underwriters for the offering in Canada. See "Underwriting".

Organization and Management of the Trust

Manager: Sprott Asset Management LP Toronto, Ontario, Canada

The Manager is responsible for the day-to-day business and administration of the Trust. The Trust is managed by the Manager pursuant to the Management Agreement and the Trust Agreement. See "Organization and Management Details of the Trust—The Manager".

Trustee: RBC Investor Services Trust Toronto, Ontario, Canada

The Trustee is a trust company organized under the federal laws of Canada. The Trustee holds title to the Trust's assets and has exclusive authority over the assets and affairs of the Trust. The Trustee has a fiduciary responsibility to act in the best interest of the Unitholders. The Trustee will also issue annual tax reporting information. The Trustee is unrelated to the Manager. See "Organization and Management Details of the Trust—Trustee" and "Description of the Trust Agreement—The Trustee".

Promoter: Sprott Asset Management LP Toronto, Ontario, Canada	The Manager initiated the creation and organization of the Trust and therefore may be considered a promoter of the Trust under applicable securities laws.

Custodian for Physical Platinum and Palladium Bullion: The Royal Canadian Mint Ottawa, Ontario, Canada
The Royal Canadian Mint, which we will refer to as the Mint, will act as custodian for physical platinum and palladium bullion owned by the Trust. The Mint will be responsible for, and will bear all risk of the loss of, and damage to, the Trust's physical platinum and palladium bullion that is in the Mint's custody (including physical palladium bullion held by the Mint's sub-custodian), subject to certain limitations based on events beyond the Mint's control as set forth in the Storage Agreements. The Manager, with the consent of the Trustee, may determine to change the custodial arrangements of the Trust. The Mint is unrelated to the Manager. See "Organization and Management Details of the Trust—Custodians" and "Custody of the Trust's Assets—Custodian for the Trust's Physical Platinum and Palladium Bullion".
Custodian for Assets That Are Not Physical Platinum and Palladium Bullion: RBC Investor Services Trust Toronto, Ontario, Canada
RBC Investor Services will act as custodian on behalf of the Trust for the Trust's assets other than physical platinum and palladium bullion. RBC Investor Services is only responsible for the Trust's assets that are directly held by it, its affiliates or appointed sub-custodians. RBC Investor Services is unrelated to the Manager. See "Organization and Management Details of the Trust—Custodians" and "Custody of the Trust's Assets—Custodian for the Trust's Assets Other Than Physical Platinum and Palladium Bullion".

Registrar and Transfer Agent: Equity Financial Trust Company Toronto, Ontario, Canada

The registrar and transfer agent keeps the register of the Unitholders and processes redemption orders and transfers on behalf of the Trust. Equity Financial Trust Company is unrelated to the Manager. See "Organization and Management Details of the Trust—Transfer Agent and Registrar".

Auditors: Ernst & Young LLP Toronto, Ontario, Canada

The auditors will annually audit the financial statements of the Trust to determine whether they fairly present, in all material respects, the Trust's financial position, its financial performance and its cash flows in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board, which we will refer to as IFRS. The auditors will also subject the platinum and palladium bullion to audit procedures on at least an annual basis. The auditors are unrelated to the Manager. See "Organization and Management Details of the Trust—Auditors".

Valuation Agent: RBC Investor Services Trust Toronto, Ontario, Canada

The Trust's valuation agent will calculate the NAV and the NAV per Unit of the Trust on a Valuation Date and reconciles all purchases and redemptions of Units to determine the NAV and the NAV per Unit. The daily NAV and the NAV per Unit will be posted on the Trust's website. "Valuation Date" means each Business Day, and includes any other day on which the Manager elects, in its discretion, to cause the NAV per Unit to be calculated. The valuation agent is unrelated to the Manager. See "Computation of Net Asset Value".

Summary of Fees and Expenses

        This table lists some of the fees and expenses that the Trust expects to pay for the continued operation of its business and that you may have to pay if you invest in the Trust. Payment of fees and expenses by the Trust will reduce the value of your investment in the Trust. You will have to pay fees and expenses directly if you redeem your Units for physical platinum and palladium bullion. For a more detailed description of all material fees and expenses the Trust expects to pay for the continued operation of its business and that you may have to pay indirectly if you invest in the Trust, see "Business of the Trust—Fees and Expenses". For a more detailed description of all material fees and expenses you have to pay if you redeem your Units for physical platinum and palladium bullion, see "Redemption of Units—Redemptions for Physical Platinum and Palladium Bullion".

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:

The Trust will pay the Manager a monthly management fee equal to 1/12 of 0.50% of the value of net assets of the Trust (determined in accordance with the Trust Agreement), plus any applicable Canadian taxes (such as HST). The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

Operating Expenses:

Except as otherwise described in this prospectus the Trust will be responsible for all costs and expenses incurred in connection with the ongoing operation and administration of the Trust including, but not limited to:

• the management fee described above and any expenses incurred by the Manager on behalf of the Trust;
• the fees and expenses payable to and incurred by RBC Investor Services as trustee, valuation agent and custodian for assets other than physical platinum and palladium bullion;
• the Mint and any sub-custodians;
• an investment manager, if any;
• Equity Financial Trust Company, as registrar and transfer agent of the Trust;
• storage, transaction and handling costs for physical platinum and palladium bullion; and

•  any applicable Canadian taxes payable by the Trust or to which the Trust may be subject (including, without limitation, HST or GST and any PST payable on the importation or delivery and transportation of physical palladium bullion to a location in Canada and any PST applicable to physical platinum bullion being brought into any province which imposes PST on such bullion where such importation or delivery and transportation does not occur as a result of a redemption of Units for physical platinum and palladium bullion).

For a more detailed listing of costs and expenses to be paid by the Trust, see "Business of the Trust — Fees and Expenses" below. The aggregate annual operating expenses are estimated to be approximately $0.9 million. See "Business of the Trust—Fees and Expenses—Fees and Expenses Payable by the Trust".

Type of Fee	Amount and Description
Other Fees and Expenses:

The Trust will be responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, the Mint, RBC Investor Services as custodian of the assets other than physical platinum and palladium bullion, any sub-custodian, the registrar and transfer agent, the valuation agent or the underwriters for the offering and any of their respective officers, directors, employees, consultants or agents are entitled to indemnity by the Trust.

        The Trust intends to retain cash from the net proceeds of the offering in an amount not to exceed 3% of the net proceeds of the offering in order to provide available funds for its ongoing expenses and cash redemptions. From time to time, the Trust will sell physical platinum and palladium bullion in order to replenish this cash reserve. The Trust intends to sell such physical platinum and palladium bullion in proportion to its physical holdings of physical platinum and palladium bullion (to the extent practicable) in order to pay expenses or satisfy redemption requests. There is no limit on the total amount of physical platinum and palladium bullion that the Trust may sell in order to pay expenses. Under the Investment and Operating Restrictions, the Trust may hold up to 10% of its total net assets in cash or other specified investments. However, the Manager intends that the cash reserve will not exceed 3% of the Net Asset Value at any time.

Fees and Expenses Payable Directly by You

Type of Fee	Amount and Description
Redemption and Delivery Costs:

Except as set forth below, there are no redemption fees payable upon the redemption of Units for cash. However, subject to satisfying the minimum redemption amount of 25,000 Units, Unitholders redeeming Units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include the expenses associated with handling of the notice of redemption, the delivery and transportation of physical platinum and palladium bullion, the applicable platinum and palladium storage in-and-out fees and applicable taxes (including, without limitation, HST or GST and any PST associated with the importation, or delivery and transportation, of physical palladium bullion to a location in Canada and any PST applicable to physical platinum bullion being brought by or on behalf of such redeeming Unitholder into any province which imposes PST on such bullion). For greater certainty, the Trust will not be responsible for HST or GST and any PST incurred by a redeeming Unitholder on the importation or delivery and transportation of physical palladium bullion to a location in Canada. Currently, the delivery fee per ounce of physical platinum and palladium bullion is $0.50 and $5.00, respectively, though these fees are subject to change in accordance with the Storage Agreements. The in-and-out fee per plate or ingot of physical platinum bullion is $4.00 and the in-and-out fee per kilogram of physical palladium bullion is $0.71 (with a minimum of $40.00). Assuming the price of platinum to be $1,400 per ounce and the price of palladium to be $640 per ounce, and using current expense estimates, a Unitholder redeeming a block of 25,000 Units for physical platinum and palladium bullion will be responsible for approximately $1,045 in expenses incurred by the Trust in connection with such redemption, representing 0.42% of the value of the bullion represented by the 25,000 Units so redeemed. For an example of a calculation of fees and expenses associated with a redemption of Units for bullion, see "Redemption of Units—Redemptions for Physical Platinum and Palladium Bullion—Example of a Redemption for Physical Platinum and Palladium Bullion" below.

Other Fees and Expenses:	No other charges apply. If applicable, you may be subject to brokerage commissions or other fees associated with trading the Units.

Fees and Expenses in Connection with the Offering

Type of Fee	Amount and Description
Fees Payable to the Underwriters for Selling the Units:	The underwriters shall be entitled to a fee, which we will refer to as the underwriters' commissions, equal to 5.0% of the total amount of gross proceeds raised from the sale of the Units. The underwriters' commissions will be paid out of the proceeds of the offering.
Expenses of the Offering:

The expenses of the offering (including the costs of creating and organizing the Trust, the costs of preparing this prospectus, legal expenses, marketing expenses and other incidental expenses) will be paid by the Manager, except that the Trust will be responsible for paying the filing and listing fees of the applicable securities authorities and the stock exchanges, the fees and expenses payable to the Mint, its sub-custodian, RBC Investor Services, the Trust's registrar and transfer agent, auditing and printing expenses and the underwriters' commissions set forth above) will be paid by the Trust. The underwriters have agreed to reimburse the Manager for certain of the expenses paid by it. The expenses of the offering, excluding the underwriters' commissions, are estimated to be $1.31 million. For a breakdown of the expenses payable by the Trust and the Manager in connection with the offering, please see "Underwriting—Expenses of Issuance and Distribution" below. Excluding the underwriters' commissions, the expenses of the offering are not expected to exceed 0.47% of the gross proceeds of the offering.

Material Tax Considerations

        This prospectus contains certain information with respect to the U.S. and Canadian federal income tax consequences of the purchase, ownership or disposition of the Units for purchasers resident in the United States, in Canada or outside Canada. However, in making an investment decision, purchasers must rely on their own examination of the Trust and the terms of the offering, including the merits and risks involved. We suggest that prospective purchasers of Units consult with their own tax advisors about tax consequences of an investment in Units based on their particular circumstances.

Material United States Federal Income Tax Considerations

        U.S. Persons are encouraged to make a QEF election with respect to the Units. A U.S. Person that is an individual, trust or estate, including such U.S. Unitholders that own Units through partnerships or other pass-through entities for U.S. federal income tax purposes, and that has made a timely and valid QEF election with respect to the Units is referred to in this summary as an "electing U.S. Holder." Capital gain recognized on a sale of Units by an electing U.S. Holder who has held the Units for more than one year will generally be taxable as long-term capital gain at the rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2012).

        Capital gain recognized upon a redemption of Units for physical platinum and palladium bullion by an electing U.S. Holder will be treated in essentially the same manner as above (i.e., generally as long term capital gain taxable at the rate of 15% under current law (scheduled to increase to 20% for taxable years beginning after December 31, 2012)), except that a limited portion of the gain (equal to the electing U.S. holder's pro rata share of any capital gain recognized by the Trust upon the distribution of the physical platinum and palladium bullion to the electing U.S. Holder) will be taxable to the electing U.S. Holder at a maximum rate of 28% under current law if the Trust held the physical platinum and palladium bullion for more than one year.

        The only other income that will be recognized by an electing U.S. Holder will be the electing U.S. Holder's pro rata share of any capital gain recognized by the Trust upon a disposition of physical platinum and palladium bullion, including upon a distribution of physical platinum and palladium bullion to another Unitholder upon a redemption (such gain will be recognized by a U.S. Holder even if the electing U.S. Holder does not redeem Units) and the electing U.S. Holder's pro rata share of any miscellaneous income of the Trust. The Manager generally expects such miscellaneous income to be quite limited.

        See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations" for a detailed description of the U.S. federal income tax consequences applicable to a U.S. Unitholder who has made a valid and timely QEF election, as well as the alternative U.S. federal income tax consequences applicable to a U.S. Person who does not make a QEF election.

Material Canadian Federal Income Tax Considerations for Non-Residents of Canada

        Unitholders not resident in Canada, which we will refer to as non-resident Unitholders, will generally not be subject to Canadian capital gains tax on a sale or other disposition of their Units.

        Non-resident Unitholders will also generally not be subject to Canadian withholding tax on distributions to them of gains of the Trust from dispositions of physical platinum and palladium bullion (including any such gains allocated to them if they redeem their Units) if such gains qualify as capital gains for Canadian income tax purposes. Non-resident Unitholders will generally be subject to Canadian withholding tax on any distributions to them of ordinary income as determined under Canadian income tax principles. However, the Trust does not currently expect to make any such income distributions.

        See "Material Tax Considerations—Canadian Taxation of Unitholders—Unitholders Not Resident in Canada".

Material Canadian Federal Income Tax Considerations for Residents of Canada

        Provided that appropriate designations are made by the Trust, Unitholders resident in Canada, which we will refer to as resident Unitholders, who dispose of Units held as capital property (including upon a redemption of Units for physical platinum and palladium bullion held by the Trust as capital property) should generally realize a net capital gain (or net capital loss) equal to the amount by which the proceeds of disposition, net of any costs of disposition, exceed (or are less than) the adjusted cost base of the Units.

        Resident Unitholders will generally be required to include in their income for a year the portion of the income of the Trust for the year, if any, including net taxable capital gains, that is paid or payable to the resident Unitholders in the year. Provided that appropriate designations are made by the Trust, such portion of the net taxable capital gains paid or payable to the resident Unitholders will effectively retain its character in the hands of the resident Unitholders. The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to the resident Unitholders in the year will not be included in computing the resident Unitholder's income for the year. Any other amount in excess of the income of the Trust that is paid or payable to the resident Unitholders in the year also will not generally be included in the resident Unitholder's income for the year. However, the adjusted cost base of the resident Unitholder's Units will generally be required to be reduced by such amount. To the extent that the adjusted cost base of Units would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the resident Unitholder from the disposition of Units, and the adjusted cost base of the Units will be increased to zero.

        See "Material Tax Considerations—Canadian Taxation of Unitholders—Unitholders Resident in Canada".

 RISK FACTORS

        You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Trust's financial statements and the related notes.

The value of the Units relates directly to the value of physical platinum and palladium bullion held by the Trust, and fluctuations in the price of platinum or palladium could materially adversely affect an investment in the Units.

        The principal factors affecting the value of the Units are factors that affect the price of platinum or palladium. Platinum and palladium bullion are traded internationally and their prices are generally quoted in U.S. dollars. The price of the Units will depend on, and typically fluctuate with, the prices of platinum and palladium. The Manager expects the prices of platinum and palladium may be affected at any time by many international, economic, monetary and political factors, many of which are unpredictable. These factors include, without limitation:

  •
  global supply and demand, which is influenced by such factors as: (i) forward selling of platinum or palladium by platinum and palladium producers; (ii) purchases made by platinum or palladium producers to unwind platinum or palladium hedge positions; (iii) central bank purchases and sales; (iv) production and cost levels in major platinum—and palladium-producing countries; (v) new production projects; and (vi) industrial demand for platinum and palladium;

  •
  investors' expectations for future inflation rates;

  •
  exchange rate volatility of the U.S. dollar, the principal currency in which the price of platinum and palladium are generally quoted;

  •
  interest rate volatility; and

  •
  unexpected global, or regional, political or economic incidents.

        Changing tax, royalty, land and mineral rights ownership and leasing regulations in countries in which platinum or palladium are produced may have an impact on market functions and expectations for future platinum and palladium supply. This can affect both share prices of platinum and palladium mining companies and the relative prices of other commodities, which are both factors that may affect investor decisions in respect of investing in platinum and palladium.

An investment in the Trust will yield long-term gains only if the value of physical platinum and palladium bullion held by the Trust increases in an amount in excess of the Trust's expenses.

        The Trust will not actively trade physical platinum and palladium bullion to take advantage of short-term market fluctuations in the price of platinum or palladium or actively generate other income. Accordingly, the Trust's long-term performance is dependent on the long-term performance of the price of platinum and palladium. As a result, an investment in the Trust will yield long-term gains only if the value of physical platinum and palladium bullion held by the Trust increases in an amount in excess of the Trust's expenses. For an analysis of the gains the Trust will need to achieve to cover the Trust's anticipated expenses, please see "Business of the Trust — Impact of Trust Expenses on Net Asset Value" below.

A redemption of Units for cash will yield a lesser amount than selling the Units on NYSE Arca or the TSX, if such a sale is possible.

        Because the cash redemption value of the Units is based on 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the volume-weighted average trading price of the units traded on the TSX, for the last five days on which the respective exchange is open for trading for the month in which the redemption request is processed and (ii) the aggregate value of the NAV per Unit of the redeemed Units, on the last day of the month on which NYSE Arca is open for trading for the month in which the redemption request is processed, redeeming the Units for cash will generally yield a lesser amount than selling the Units on NYSE Arca or the TSX, assuming such a sale is possible. You should consider the manner in which the cash redemption value is determined before exercising your right to redeem your Units for cash.

Large purchases of physical platinum or palladium bullion by the Trust in connection with the offering may temporarily affect the price of that metal.

        Depending on the size of the offering, the amount of physical platinum and palladium bullion that the Trust will purchase with the proceeds of the offering may be significant on a short term basis and such purchase may have the effect of temporarily increasing the spot price of platinum or palladium bullion. Based on data published in the Johnson Matthey Platinum 2012 Report, each 10,000 troy ounces of physical platinum and palladium bullion purchased by the Trust would represent 0.12% and 0.10%, respectively, of the total supply of platinum and palladium available from all sources for the entire twelve-month period in calendar year 2011. In the event that the purchase of physical platinum and palladium bullion by the Trust with the proceeds of the offering temporarily increases the spot price of platinum or palladium bullion, as the case may be, the Trust will be able to purchase a smaller amount of such bullion with the proceeds of the offering than otherwise, and if the spot price of platinum or palladium bullion decreases after the purchase of such bullion by the Trust, such decrease would decrease the NAV and the NAV per Unit.

A decrease in investment demand for physical platinum or palladium bullion could decrease the price of such platinum or palladium and adversely affect an investment in the Units.

        Since 2008, demand for physical platinum and palladium bullion for investment purposes has been at historically high levels. There can be no assurance that such high level of investment demand will continue. If the investment demand for physical platinum or palladium bullion decreases, the price of physical platinum or palladium may decrease accordingly. Such decrease in the price of platinum and palladium could adversely affect an investment in the Units.

If a Unitholder redeems Units for physical platinum and palladium bullion and requests to have the platinum and palladium delivered to a destination other than an institution authorized to accept and hold Good Delivery plates or ingots, the physical platinum and palladium bullion will no longer be deemed Good Delivery once it has been delivered.

        Good Delivery plates and ingots have the advantage that a purchaser generally will accept such plates and ingots as consisting of Good Delivery Standards without assaying or otherwise testing them. This provides Good Delivery plates and ingots with added liquidity as a sale of such plates and ingots can be completed more easily than the sale of plates and ingots that are not Good Delivery. The Trust will only purchase physical platinum and palladium bullion that is certified Good Delivery, and physical platinum and palladium bullion owned by the Trust will retain its status as Good Delivery while it is stored at the Mint or the sub-custodian of the Mint. If a Unitholder redeems Units for physical platinum and palladium bullion and has such bullion delivered to an institution authorized to accept and hold Good Delivery plates and ingots through an armored transportation service carrier that is eligible to transport Good Delivery plates and ingots, it is likely that the physical platinum and palladium bullion delivered to the redeeming Unitholder in respect of the redemption will retain its Good Delivery status while in the custody of that institution. However, if the redeeming Unitholder instructs that physical platinum and palladium bullion be delivered to a destination other than such an institution, physical platinum and palladium bullion delivered to the redeeming Unitholder in respect of the redemption will no longer be deemed Good Delivery once such physical platinum and palladium bullion has been delivered pursuant to the redeeming Unitholder's delivery instructions, which may make a future sale of such physical platinum and palladium bullion more difficult.

Physical platinum and/or palladium bullion received in Canada by a redeeming Unitholder will be subject to sales tax, and physical platinum and/or palladium bullion received in a province by a redeeming Unitholder may (depending on the province) also be subject to PST.

        A redeeming Unitholder that receives physical palladium bullion in Canada will be required to pay HST or GST and PST on the value of the physical palladium bullion received. The rate of HST or GST and any PST will differ based on the province or territory in which the physical palladium bullion is delivered or made available to the redeeming Unitholder. The HST or GST and any PST applicable to the physical palladium bullion represents an additional cost for the redeeming Unitholder when it redeems Units for physical platinum and palladium bullion.

        In addition, depending on the province or territory in which physical platinum bullion is delivered or made available to a redeeming Unitholder, PST may also be payable by such Unitholder.

Because the Trust's physical palladium bullion will be held outside of North America, transportation expenses for physical palladium bullion in the event of a redemption will be higher than if the Trust's palladium would be held in North America.

        A Unitholder redeeming Units for physical platinum and palladium bullion will be responsible for expenses incurred in connection with such redemption. These expenses include expenses associated with the handling of the notice of redemption, the delivery and transportation of physical platinum and palladium bullion for Units that are being redeemed, the applicable platinum and palladium storage in-and-out fees and applicable taxes. As the Trust's physical palladium bullion will be held at Via Mat in London or Zurich, depending on where the Unitholder wishes to have his, her or its physical platinum and palladium delivered, the expenses associated with the delivery of physical palladium bullion to the Unitholder from Via Mat may be greater than the expenses associated with the transportation of physical platinum bullion from the Mint and greater than if the palladium had been held at the Mint or another location in North America.

Fluctuations in the prices of physical platinum and palladium bullion may result in the Trust having a greater proportion of its assets invested in physical platinum or palladium bullion than at the time the Trust purchased bullion with the proceeds of the offering.

        The Manager intends to purchase approximately equal dollar amounts of each of physical platinum and palladium bullion in an aggregate amount approximately equal to the net proceeds of the offering less the amount to be held by the Trust to pay ongoing expenses. Fluctuations in the prices of physical platinum and palladium bullion after such purchase may, over time, result in the Trust having a greater proportion by value of its assets invested in physical platinum or palladium bullion than at the time the Trust purchased bullion with the proceeds of the offering. The Trust will not rebalance the Trust's invested assets in physical platinum and palladium bullion back to equal weight following the closing of its initial public offering, but may in the future allocate any additional proceeds raised in subsequent offerings of Units with a view to balancing the value of the Trust's holdings of physical platinum and palladium bullion at then current prices.

It may take longer for a redeeming Unitholder to receive physical palladium bullion than physical platinum bullion.

        If a Unitholder redeems Units for physical platinum and palladium bullion, the Unitholder's physical platinum and palladium bullion will be transported by an armored transportation service carrier engaged by or on behalf of the redeeming Unitholder. As the Trust's physical palladium bullion will be stored at Via Mat in London or Zurich, depending on where the Unitholder wishes to have the physical platinum and palladium delivered, the amount of time it will take to deliver physical palladium bullion to the Unitholder may be greater than the amount of time it will take to deliver physical platinum bullion from the Mint.

Unitholders who wish to exercise redemption privileges for physical platinum and palladium bullion may not receive the entire amount of their redemption proceeds in physical platinum and palladium bullion.

        Unitholders wishing to redeem Units for physical platinum and palladium bullion may not receive bullion in proportion to the value of the physical platinum and palladium bullion held by the Trust or at all. The amount of physical platinum and palladium bullion a redeeming Unitholder is entitled to receive will be determined by the Manager by allocating the Redemption Amount to physical platinum and palladium bullion in direct proportion to the value of physical platinum and palladium bullion held by the Trust at the time of the redemption and the make-up of the Trust's inventory of plates and ingots, as the case may be, of platinum and palladium. Any portion of platinum or palladium bullion not available at the time of redemption will be paid in cash at a rate equal to 100% of aggregate value of the NAV per Unit of such unavailable amount.

The Trust may conduct further offerings of Units from time to time, at which time it will offer Units at a price that will be above the NAV per Unit at the time of the offering but that may be below the trading price of Units on NYSE Arca or TSX at that time.

        The Trust may conduct further offerings of Units from time to time. Under the provisions of the Trust Agreement, the net proceeds to the Trust of any offering must be above the NAV per Unit at the time of the offering. Follow-on offerings of securities of issuers that are traded on an exchange usually are priced below the trading price of such securities at the time of an offering to induce investors to purchase securities in the follow-on offering rather than through the exchange on which such securities are traded. Consequently, the price to the public at which such Units are offered likely will be below the trading price of Units of the Trust on NYSE Arca or TSX at the time of the offering, which may have the effect of lowering the trading price of Units immediately after the pricing of such follow-on offering.

The trading price of Units of the Trust on NYSE Arca and the TSX is not predictable and may be affected by factors beyond the control of the Trust.

        The Trust cannot predict whether the Units will trade above, at or below the NAV per Unit. The trading price of Units may not closely track the value of the Trust's physical platinum and palladium bullion, and Units of the Trust may trade on NYSE Arca or the TSX at a significant premium or discount from time to time. In addition to changes in the value of physical platinum and palladium bullion, the trading price of Units may be affected by other factors beyond the control of the Trust, which may include the following: macroeconomic developments in North America and globally; market perceptions of attractiveness of physical platinum and palladium bullion as an investment; the lessening in trading volume and general market interest in the Trust's Units which may affect a Unitholder's ability to trade significant numbers of Units; and the size of the Trust's public float which may limit the ability of some institutions to invest in the Trust's Units.

The current high trading prices of platinum and palladium may not be sustained.

        The Manager anticipates that the price of physical platinum and palladium bullion going forward and, in turn, the future NAV and the NAV per Unit, will be dependent upon factors such as global platinum and palladium supply and demand, investors' inflation expectations, exchange rate volatility and interest rate volatility. An adverse development with regard to one or more of these factors may lead to a decrease in platinum and palladium trading prices. A decline in prices of platinum or palladium bullion would decrease the NAV and the NAV per Unit.

The sale of physical platinum and palladium bullion by the Trust to pay expenses and to cover certain redemptions will reduce the amount of physical platinum and palladium bullion represented by each Unit on an ongoing basis irrespective of whether the trading price of the Units rises or falls in response to changes in the price of platinum or palladium.

        Each outstanding Unit will represent an equal, fractional, undivided ownership interest in the net assets of the Trust attributable to the Units. As the Trust does not expect to generate any net income and will sell physical platinum and palladium bullion over time on an as-needed basis to pay for its ongoing expenses and to cover certain redemptions, the amount of physical platinum and palladium bullion represented by each Unit will, and the NAV per Unit may, gradually decline over time. This is true even if additional Units are issued in future offerings of Units by the Trust from time to time, as the amount of physical platinum and palladium bullion acquired by the proceeds of any such future offering of Units will proportionately reflect the amount of physical platinum and palladium bullion represented by such Units. Assuming constant platinum and palladium prices, the trading price of the Units would be expected to gradually decline as the amount of physical platinum and palladium bullion represented by the Units gradually declines. The Units will only maintain their original value if the price of platinum or palladium increases enough to offset the Trust's expenses.

        Investors should be aware that the gradual decline in the amount of physical platinum and palladium bullion held by the Trust will occur regardless of whether the trading price of the Units rises or falls in response to changes in the price of such bullion. The estimated ordinary operating expenses of the Trust, which accrue daily commencing after the first day of trading of the Units on NYSE Arca and the TSX, are described in "Business of the Trust—Fees and Expenses".

The sale of the Trust's physical platinum and palladium bullion to pay expenses or to cover certain redemptions at a time of low platinum or palladium prices could adversely affect the Net Asset Value.

        The Manager intends to sell physical platinum and palladium bullion held by the Trust in proportion to the value of its physical holdings of physical platinum and palladium bullion (to the extent practicable) to pay Trust expenses or to cover certain redemptions on an as-needed basis irrespective of then-current prices of such bullion, and no attempt will be made to buy or sell physical platinum and palladium bullion to protect against or to take advantage of fluctuations in the prices of platinum and palladium bullion. Consequently, the Trust's physical platinum and palladium bullion may be sold at a time when platinum and palladium prices are low. Sales at relatively lower prices for such physical platinum and palladium bullion will require the sale of more physical platinum and palladium bullion, which in turn will have an adverse effect on the NAV and the NAV per Unit.

The Trust will not insure its assets and there may not be adequate sources of recovery if its physical platinum and palladium bullion is lost, damaged, stolen or destroyed.

        The Trust will not insure its assets, including physical platinum and palladium bullion stored at the Mint or the sub-custodian of the Mint. Consequently, if there is a loss of assets of the Trust through theft, destruction, fraud or otherwise, the Trust and Unitholders will need to rely on insurance carried by applicable third parties, if any, or on such third party's ability to satisfy any claims against it. The amount of insurance available or the financial resources of a responsible third party may not be sufficient to satisfy the Trust's claim against such party. Also, Unitholders are unlikely to have any right to assert a claim directly against such third party; such claims may only be asserted by the Manager on behalf of the Trust. In addition, if a loss is covered by insurance carried by a third party, the Trust, which is not a beneficiary on such insurance, may have to rely on the efforts of the third party to recover its loss. This may delay or hinder the Trust's ability to recover its loss in a timely manner or otherwise.

        A loss with respect to the Trust's physical platinum and palladium bullion that is not covered by insurance and for which compensatory damages cannot be recovered would have a negative impact on the NAV per Unit and would adversely affect an investment in the Units. In addition, any event of loss may adversely affect the operations of the Trust and, consequently, an investment in the Units.

If there is a loss, damage or destruction of the Trust's physical platinum and palladium bullion in the custody of the Mint and the Manager, on behalf of the Trust, does not give timely notice, all claims against the Mint will be deemed waived.

        In the event of loss, damage or destruction of the Trust's physical platinum or palladium bullion in the Mint's custody, care and control (including at the sub-custodian of the Mint), the Manager, for and on behalf of the Trust, must give written notice to the Mint within five Mint Business Days after its discovery of any such loss, damage or destruction, but in any event no more than 30 days after the delivery by the Mint to the Manager, on behalf of the Trust, of an inventory statement in which the discrepancy first appears. If such notice is not given in a timely manner, all claims against the Mint will be deemed to have been waived. In addition, no action, suit or other proceeding to recover any loss, damage or destruction can be brought against the Mint unless timely notice of such loss, damage or destruction has been given and such action, suit or proceeding will have commenced within 12 months from the time a claim is made. The loss of the right to make a claim or of the ability to bring an action, suit or other proceeding against the Mint may mean that any such loss will be non-recoverable, which will have an adverse effect on the NAV and the NAV per Unit.

RBC Investor Services, the Mint and other service providers engaged by the Trust may not carry adequate insurance to cover claims against them by the Trust.

        Unitholders cannot be assured that RBC Investor Services, the Mint or other service providers engaged by the Trust will maintain insurance with respect to the Trust's assets held by them or the services that such parties provide to the Trust and, if they maintain insurance, that such insurance is sufficient to satisfy any losses incurred by them in respect of their relationship with the Trust. In addition, none of the Trust's service providers are required to include the Trust as a named beneficiary of any such insurance policies that are purchased. Accordingly, the Trust will have to rely on the efforts of the service provider to recover from its insurer compensation for any losses incurred by the Trust in connection with such arrangements.

All redemption amounts will be determined using U.S. dollars, which will expose redeeming non-U.S. Unitholders to currency risk.

        All redemption amounts will be determined using U.S. dollars. All redeeming Unitholders will receive any cash amount to which the Unitholder is entitled in connection with the redemption in U.S. dollars, and will be exposed to the risk that the exchange rate between the U.S. dollar and any other currency in which the Unitholder generally operates will result in a lesser redemption amount than the Unitholder would have received if the redemption amount had been calculated and delivered in such other currency. In addition, because any cash as a result of the redemption will be delivered in U.S. dollars, the redeeming Unitholder may be required to open or maintain an account that can receive deposits of U.S. dollars.

In the event any of the Trust's physical platinum or palladium bullion is lost, damaged, stolen or destroyed, recovery may be limited to the market value of such physical platinum and palladium bullion at the time the loss is discovered.

        If there is a loss due to theft, loss, damage, destruction or fraud or otherwise with respect to any physical platinum or palladium bullion held by one of the Trust's custodians or sub-custodians and such loss is found to be the fault of such custodian or sub-custodian, the Trust may not be able to recover more than the market value of physical platinum or palladium bullion at the time the loss is discovered. If the market value of such physical platinum or palladium bullion increases between the time the loss is discovered and the time the Trust receives payment for its loss and purchases physical platinum or palladium bullion to replace the losses, less physical platinum or palladium bullion will be acquired by the Trust and the Net Asset Value will be negatively affected.

A redeeming Unitholder that suffers loss of, or damage to, its physical platinum and palladium bullion during delivery from the Mint or the sub-custodian of the Mint will not be able to claim damages from the Trust, the Mint or the Mint's sub-custodian.

        If a Unitholder exercises its option to redeem Units for physical platinum and palladium bullion, the Unitholder's physical platinum and palladium bullion will be transported by an armored transportation service carrier engaged by or on behalf of the redeeming Unitholder. Because ownership of the physical platinum and palladium bullion will transfer to such Unitholder at the time the Mint or its sub-custodian surrenders the physical platinum and palladium bullion to the armored transportation service carrier, the redeeming Unitholder will bear the risk of loss from the moment the armored transportation service carrier takes possession of physical platinum and palladium bullion on behalf of such Unitholder. In the event of any loss or damage in connection with the delivery of any part of the physical platinum or palladium bullion after such time, such Unitholder will not be able to claim damages from the Trust, the Mint or its sub-custodian, but will instead need to bring a claim against the armored transportation service carrier.

Because the Trust will be primarily invested in physical platinum and palladium bullion, an investment in the Trust may be more volatile than an investment in a more broadly diversified portfolio.

        The Trust will be primarily invested at all times in physical platinum and palladium bullion. As a result, the Trust's holdings will not be diversified. Accordingly, the NAV per Unit may be more volatile than another investment vehicle with a more broadly diversified portfolio and may fluctuate substantially over time. An investment in the Trust may be deemed speculative and is not intended as a complete investment program. An investment in Units should be considered only by persons financially able to maintain their investment and who can bear the risk of loss associated with an investment in the Trust. Investors should review closely the objective and strategy, the Investment and Operating Restrictions and the redemption provisions of the Trust as outlined herein and familiarize themselves with the risks associated with an investment in the Trust.

The lack of a market for the Units may limit the ability of Unitholders to sell the Units.

        Prior to the date of this prospectus, there has been no market for the Units. An active public market for the Units may not develop. If an active public market for the Units does not develop or continue, the market prices and liquidity of the Units may be adversely affected.

Under Canadian law, the Trust and Unitholders may have limited recourse against the Mint.

        The Mint is a Canadian Crown corporation. A Crown corporation may be sued for breach of contract or for wrongdoing in tort where it has acted on its own behalf or on behalf of the Crown. However, a Crown corporation may be entitled to immunity if it acts as agent of the Crown rather than in its own right and on its own behalf. The Mint has entered into the Storage Agreements relating to the custody of the Trust's physical platinum and palladium bullion on its own behalf and not on behalf of the Crown; nevertheless, a court may determine that, when acting as custodian of the Trust's physical platinum and palladium bullion, the Mint acts as agent of the Crown and, accordingly, the Mint may be entitled to immunity of the Crown. Consequently, the Trust or a Unitholder may not be able to recover for any losses incurred as a result of the Mint's acting as custodian of the Trust's physical platinum and palladium bullion.

A delay in the purchase by the Trust of physical platinum and palladium bullion with the net proceeds of the offering may result in the Trust purchasing less physical platinum and palladium bullion than it could have purchased earlier.

        The Trust intends to purchase physical platinum and palladium bullion with the net proceeds of the offering as described in this prospectus as soon as practicable. Given the anticipated size of the offering, the Trust expects that it will not be able to immediately purchase all of the required physical platinum and palladium bullion and, depending on the size of the offering and other factors outside the control of the Trust, such as the amount of physical platinum and palladium bullion available for purchase, the Manager estimates that it may take up to 20 Business Days to purchase all physical platinum and palladium bullion the Trust will purchase with the proceeds of the offering. If the platinum or palladium bullion prices increase between the time of the offering and the time the Trust completes its purchases of such bullion, whether or not caused by the Trust's acquisition of such bullion, the amount of physical platinum and palladium bullion the Trust will be able to purchase will be less than it would have been able to purchase had it been able to complete its purchases of physical platinum and palladium bullion immediately. In either of these circumstances, the quantity of physical platinum and palladium bullion purchased per Unit of the Trust will be reduced, which will have a negative effect on the value of the Units.

A notice of redemption is irrevocable.

        In order to redeem Units for cash or physical platinum and palladium bullion, a Unitholder must provide a notice of redemption to the Trust's transfer agent. Except in the event that redemptions are suspended by the Manager, once a notice of redemption has been received by the transfer agent, it can no longer be revoked by the Unitholder under any circumstances, though it may be rejected by the transfer agent if it does not comply with the requirements for a notice of redemption. See "Redemption of Units".

The Mint may become a private enterprise, in which case its obligations will not constitute the unconditional obligations of the Government of Canada.

        In the past, there has been speculation regarding whether the Government of Canada might privatize the Mint. The Mint will not remain a Crown corporation if the Government of Canada privatizes the Mint. If the Mint were to become a private entity, its obligations would no longer generally constitute unconditional obligations of the Government of Canada and, although it would continue to be responsible for and bear the risk of loss of, and damage to, the Trust's physical platinum and palladium bullion that is in its custody, there would be no assurance that the Mint would have the resources to satisfy claims of the Trust against the Mint based on a loss of, or damage to, the Trust's physical platinum and palladium bullion in the custody of the Mint.

The Trust may terminate and liquidate at a time that is disadvantageous to Unitholders.

        If the Trust is required to terminate and liquidate or the Manager determines to terminate and liquidate the Trust, such termination and liquidation could occur at a time which is disadvantageous to Unitholders, such as when platinum or palladium prices are lower than the prices for such bullion at the time when Unitholders purchased their Units. In such a case, when the Trust's physical platinum and palladium bullion is sold as part of the Trust's liquidation, the resulting proceeds distributed to Unitholders will be less than if the prices for such bullion were higher at the time of sale. In certain circumstances, the Manager has the ability to terminate the Trust without the consent of Unitholders. The Manager's interests may differ from those of the Unitholders, and the Manager may terminate the Trust at a time that is not advantageous for the Unitholder. See "Termination of the Trust" for more information about the termination of the Trust, including when the termination of the Trust may be triggered by events outside the direct control of the Manager, the Trustee or the Unitholders.

The Units may trade at a price which is at, above or below the NAV per Unit, and any discount or premium in the trading price relative to the NAV per Unit may widen as a result of non-concurrent trading hours between NYSE Arca, LPPM and the TSX.

        Units may trade in the market at a premium or discount to the NAV per Unit. This risk is separate and distinct from the risk that the NAV per Unit may decrease.

        The amount of the discount or premium in the trading price relative to the NAV per Unit may be influenced by non-concurrent trading hours between the LPPM, which is the main global exchange on which platinum and palladium for physical delivery is traded, and NYSE Arca and the TSX. Liquidity in the global platinum and palladium markets will be reduced after the close of regular trading hours on the LPPM at 4:00 p.m. London, UK time (11:00 a.m. Eastern time). The Units will trade on NYSE Arca and the TSX until 4:00 p.m. Eastern time. As a result of the reduced liquidity in the global platinum and palladium markets after the close of regular trading hours on the LPPM, trading spreads, and the resulting premium or discount to the NAV per Unit, may widen between the close of regular trading hours for the bullion on LPPM and 4:00 p.m. Eastern time.

The Trust may suspend redemptions, which may affect the trading price of the Units.

        In certain circumstances, the Manager, on behalf of the Trust, may suspend the right of Unitholders to request a redemption of their Units or postpone the date of delivery or payment of the redemption proceeds of the Trust (whether in physical platinum and palladium bullion or cash, as the case may be) with the prior approval of Canadian securities regulatory authorities having jurisdiction, where required. Such circumstances include any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Manager to determine the value of the assets of the Trust or the redemption amount for the Units. See "Redemption of Units—Suspension of Redemptions". This may affect the trading price of the Units at a time when an investor wishes to sell its Units on NYSE Arca or the TSX. Accordingly, Units may not be an appropriate investment for investors who seek immediate liquidity or access to platinum or palladium bullion.

The market for Units and the liquidity of Units may be adversely affected by competition from other methods of investing in physical platinum and palladium bullion.

        The Trust will compete with other financial vehicles, including traditional debt and equity securities issued by companies in the resource industry and other securities backed by or linked to platinum or palladium, direct investments in platinum or palladium and investment vehicles similar to the Trust. Market and financial conditions, and other conditions beyond the Manager's control, may make it more attractive to invest in other financial vehicles or to invest in platinum or palladium directly, which could limit the market for the Units and reduce the liquidity of the Units and, accordingly, the price received for sales of Units on NYSE Arca or the TSX.

A slowdown in the automobile industry may have the effect of causing a decline in the prices of platinum and palladium and a corresponding decline in the trading price of the Units on NYSE Arca and the TSX.

        Autocatalysts, automobile components that use platinum and palladium, accounted for approximately 38% of the global demand in platinum and 71% of the global demand in palladium in 2011. Reduced automotive industry sales may result in a decline in demand for autocatalysts. This means that a decline in the global automotive industry may impact the price of platinum and palladium and affect the trading price of the Units on NYSE Arca and the TSX.

Large-scale sales of platinum or palladium could decrease the price of such platinum or palladium and adversely affect an investment in the Units.

        The possibility of large-scale sales of platinum or palladium may have a short-term negative impact on the price of platinum or palladium and adversely affect an investment in the Units. Large scale sales of platinum or palladium may impair the price performance of such bullion, which would, in turn, adversely affect an investment in the Units.

The Trust will sell physical platinum and palladium bullion to provide available funds for its expenses and for any cash redemptions.

        The Trust will retain cash from the net proceeds of the offering in an amount not expected to exceed 3% of the net proceeds of the offering in order to provide available funds for expenses and any cash redemptions. If the Trust's expenses are higher than estimated, the Trust may need to sell physical platinum and palladium bullion earlier than anticipated to meet its expenses and any cash redemptions. In addition, from time to time the Trust will sell physical platinum and palladium bullion as required to replenish this cash reserve to meet its expenses and any cash redemptions. Such sales may result in a reduction of the NAV per Unit and the trading price of the Units. There is no limit on the total amount of such physical platinum and palladium bullion that the Trust may sell in order to pay expenses.

Unitholders will not have the protections associated with ownership of shares in an investment company registered under the Investment Company Act or the protections afforded by the Commodity Exchange Act.

        The Trust is not registered as an investment company under the Investment Company Act of 1940, as amended, and is not required to register under such act. Consequently, Unitholders will not have the regulatory protections provided to investors in investment companies. The Trust will not hold or trade in commodity futures contracts regulated by the Commodity Exchange Act of 1936, which we will refer to as the Commodity Exchange Act, as administered by the U.S. Commodity Futures Trading Commission, which we will refer to as the CFTC. Furthermore, the Trust is not a commodity pool for purposes of the Commodity Exchange Act, and none of the Manager, the Trustee or the underwriters is subject to regulation by the CFTC as a commodity pool operator or a commodity trading advisor in connection with the Units. Consequently, Unitholders will not have the regulatory protections provided to investors in Commodity Exchange Act-regulated instruments or commodity pools nor may COMEX or any futures exchange enforce its rules with respect to the Trust's activities. In addition, Unitholders do not benefit from the protections afforded to investors in platinum or palladium futures contracts on regulated futures exchanges.

The Manager and its affiliates also manage other funds that may invest in physical platinum and palladium bullion and conflicts of interest by the Manager or its affiliates may occur.

        Pursuant to the Management Agreement and the Trust Agreement, the Manager is responsible for the day-to-day business and operation of the Trust and, therefore, exercises significant control over the Trust. The Manager may have different interests than the Unitholders and consequently may act in a manner that is not advantageous to Unitholders at any particular time.

        The Manager and its general partner, the general partner's directors and officers, and their respective affiliates and associates may engage in the promotion, management or investment management of other accounts, funds or trusts that invest in physical platinum or palladium bullion, or both. The Manager currently manages other investment funds which may include platinum or palladium bullion as part of their portfolios from time to time. It is possible that at certain times the staff of the Manager may have conflicts in allocating their time and services among the Trust and the other accounts, funds or trusts managed by the Manager. The amount of time that the Manager devotes to each of the mutual funds and hedge funds it manages will vary significantly depending on market conditions.

The Trust's obligation to reimburse the Trustee, the Manager, the underwriters or certain parties related to them for certain indemnified liabilities could adversely affect an investment in the Units.

        Under certain circumstances, the Trust might be subject to significant indemnification obligations in favor of the Trustee, the Manager, the underwriters or certain parties related to them. The Trust will not carry any insurance to cover such potential obligations and, to the Manager's knowledge, none of the foregoing parties will be insured for losses for which the Trust has agreed to indemnify them. Any indemnification paid by the Trust would reduce the NAV and, accordingly, the NAV per Unit.

Unitholders are not entitled to participate in management of the Trust.

        Unitholders are not entitled to participate in the management or control of the Trust or its operations, except to the extent of exercising their right to vote their Units when applicable. See "Description of the Trust Agreement". Unitholders do not have any input into the Trust's daily activities.

The rights of Unitholders differ from those of shareholders of a corporation.

        Because the Trust is organized as a trust rather than a corporation, the rights of Unitholders are set forth in the Trust Agreement rather than in a corporate statute. This means that Unitholders do not have the statutory rights normally associated with the ownership of shares in an Ontario corporation. For example, the Trust is not subject to minimum quorum requirements, is not required to hold annual meetings, and has no officers or directors. Unitholders have the right to vote on matters brought before Unitholders in accordance with the Trust Agreement but do not have a right to elect the Manager, though Unitholders do have the right to remove the Manager in certain circumstances. In addition, Unitholders do not have the right to bring "oppression" or "derivative" suits available under corporate statutes.

The investment objective and restrictions of the Trust and the attributes of a particular class or series of a class of Units of the Trust may be changed by way of an extraordinary resolution of all Unitholders and Unitholders of such class or series of a class of Units, respectively.

        The investment objective and restrictions of the Trust and the attributes of a particular class or series of a class of Units may be changed by extraordinary resolution as determined in accordance with the Trust Agreement. "Extraordinary resolution" means a resolution passed in person or by proxy, by Unitholders holding Units representing in aggregate not less than 66 2/3% of the Net Asset Value as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 66 2/3% of the Net Asset Value as determined in accordance with the Trust Agreement. Such changes to the investment objective or restrictions of the Trust or the attributes of the Units may be more favorable or less favorable to you than the investment objective or restrictions of the Trust or the attributes of the Units, as the case may be, as described in this prospectus. The value of the Units sold hereby may decrease as a result of such changes.

Substantial redemptions of Units may affect the liquidity and trading price of Units and increase the pro rata expenses per Unit.

        Substantial redemptions of Units could result in a decrease in the trading liquidity of the Units and increase the amount of Trust expenses allocated to each remaining Unit. Such increased expenses may reduce the NAV, the NAV per Unit and the trading price of the Units.

Fluctuation in foreign exchange rates may have an adverse effect on the Trust and on the trading price of the Units.

        The Trust maintains its accounting records, reports its financial position and will purchase physical platinum and palladium bullion in U.S. dollars. As certain of the Trust's expenses are paid in Canadian dollars, an increase in the value of the Canadian dollar would increase the reported expenses of the Trust that are payable in Canadian dollars, which could result in the Trust being required to sell more physical platinum and palladium bullion to pay its expenses. Further, such appreciation could adversely affect the Trust's reported financial results, which may have an adverse effect on the trading price of the Units.

The Trust expects to be a passive foreign investment company, which may have adverse U.S. federal income tax consequences to U.S. Holders who do not make certain elections.

        Based on its proposed method of operation, the Trust expects to be treated as a passive foreign investment company, which we will refer to as a PFIC, for U.S. federal income tax purposes. Therefore, a U.S. Holder of the Units that does not make a QEF election or a mark-to-market election with respect to the Units generally will be liable to pay U.S. federal income tax at the then prevailing income tax rates on ordinary income plus interest upon excess distributions and upon any gain from the disposition of the Units as if the excess distribution or gain had been recognized ratably over the U.S. Holder's holding period for the Units. A U.S. Holder generally may mitigate these U.S. federal income tax consequences by making a QEF election, or, to a lesser extent, a mark-to-market election. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations" for a more comprehensive discussion of the U.S. federal income tax consequences to U.S. Holders arising from the Trust's status as a PFIC and the procedures for making a QEF election or a mark-to-market election.

A U.S. Holder that makes a QEF election with respect to his, her or its Units may be required to include amounts in income for U.S. federal income tax purposes if any holder redeems units for cash or physical platinum and palladium bullion.

        As noted above and described in detail under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations", below, a U.S. Holder generally may mitigate the U.S. federal income tax consequences under the PFIC rules of holding Units by making a QEF election. A U.S. Holder that makes a QEF election must report each year for U.S. federal income tax purposes his, her or its pro rata share of the Trust's ordinary earnings and the Trust's net capital gain, if any, regardless of whether or not distributions were received from the Trust by the U.S. Holder. If any holder redeems Units for physical platinum and palladium bullion (regardless of whether the holder requesting redemption is a U.S. Holder or has made a QEF election), the Trust will be treated as if it sold the physical platinum and palladium bullion for its fair market value. As a result, all the U.S. Holders who have made a QEF election will be required to currently include in their income their pro rata share of the Trust's gain from such deemed disposition (which generally will be taxable to non-corporate U.S. Holders at a maximum rate of 28% under current law if the Trust has held the physical platinum and palladium bullion for more than one year), even though such deemed disposition is not attributable to any action on their part. If any holder redeems Units for cash and the Trust sells physical platinum and palladium bullion to fund the redemption (regardless of whether the holder requesting redemption is a U.S. Holder or has made a QEF election), all the U.S. Holders who have made a QEF election similarly will include in their income their pro rata share of the Trust's gain from the sale of the physical platinum and palladium bullion, which will be taxable as described above, even though the Trust's sale of physical platinum and palladium bullion is not attributable to any action on their part. See "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Taxation of U.S. Holders Making a Timely QEF Election".

Unitholders may be liable for obligations of the Trust to the extent the Trust's obligations are not satisfied out of the Trust's assets.

        The Trust Agreement provides that no Unitholder will be subject to any liability whatsoever, in tort, contract or otherwise, to any person in connection with the investment obligations, affairs or assets of the Trust and all such persons will look solely to the Trust's assets for satisfaction of claims of any nature arising out of or in connection therewith. Also, under the Trust Beneficiaries' Liability Act, 2004 (Ontario), holders of Units of a trust governed by the laws of the Province of Ontario that is a reporting issuer under the Securities Act (Ontario) (as the Trust will be on the issuance by Canadian securities regulatory authorities of a receipt in respect of the final prospectus filed in respect of the offering) are not, as beneficiaries, liable for any act, default, obligation or liability of the trust. Notwithstanding the above, there is a risk that a Unitholder could be held personally liable for obligations of the Trust to the extent that claims are not satisfied out of the assets of the Trust if a court finds (i) that Ontario law does not govern the ability of a third party to make a claim against a beneficiary of a trust and that the applicable governing law permits such a claim, or (ii) that the Unitholder was acting in a capacity other than as a beneficiary of the trust. In the event that a Unitholder should be required to satisfy any obligation of the Trust, under the Trust Agreement, such Unitholder will be entitled to reimbursement from any available assets of the Trust.

If the Trust ceases to qualify as a mutual fund trust for Canadian income tax purposes, it or the Unitholders could become subject to material adverse consequences.

        In order to qualify as a mutual fund trust under the Tax Act, the Trust must comply with various requirements contained in the Tax Act, including (in many or most circumstances) requirements to hold substantially all its property in assets (such as physical platinum and palladium bullion and cash) that are not "taxable Canadian property", and to restrict its undertaking to the investing of its funds. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Qualification as a Mutual Fund Trust". If the Trust were to cease to qualify as a mutual fund trust (whether as a result of a change of law or administrative practice, or due to its failure to comply with the current Canadian requirements for qualification as a mutual fund trust), it may experience various potential adverse consequences, including becoming subject to a requirement to withhold tax on distributions made to non-resident Unitholders of any capital gains realized from the dispositions of physical platinum and palladium bullion, the Units not qualifying for investment by Canadian registered plans and the Units ceasing to qualify as "Canadian securities" for the purposes of the election provided in subsection 39(4) of the Tax Act.

If the Trust were to carry on a business in Canada in a taxation year or acquire securities that were "non-portfolio properties", it could become subject to tax at full corporate tax rates on some or all of its income for that year.

        The Manager anticipates that the Trust will make sufficient distributions in each year of any income (including taxable capital gains) realized by the Trust for Canadian tax purposes in the year so as to ensure that it will not be subject to Canadian income tax on such income. Such income generally will become subject to Canadian income tax at full corporate rates if the Trust becomes a specified investment flow-through trust, which we will refer to as a SIFT, even if distributed in full. If the Trust, contrary to its investment restrictions, were to carry on a business in Canada in a taxation year and use its property in the course of any such business, or acquire securities that were "non-portfolio properties", it could become a SIFT trust. The anticipated activities of the Trust, as described in this prospectus, are intended to avoid having the Trust characterized as a SIFT trust. The Canada Revenue Agency, which we will refer to as the CRA, may take a different (and adverse) view of this issue and characterize the Trust as a SIFT trust. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by Unitholders would be treated as dividends from a taxable Canadian corporation. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—SIFT Trust Rules".

If the Trust treats distributed gains as being on capital account and the CRA later determines that the gains were on income account, then Canadian withholding taxes would apply to the extent that the Trust has distributed the gains to non-resident Unitholders and Canadian resident Unitholders could be reassessed to increase their taxable income. Any taxes borne by the Trust itself would reduce the NAV per Unit and the trading prices of the Units.

        The Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical platinum and palladium bullion as capital gains (or capital losses), although depending on the circumstances, it may instead include (or deduct) the full amount of such gains in computing its income. See "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Taxation of the Trust". If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to Unitholders, with the result that Canadian resident Unitholders could be reassessed by the CRA to increase their taxable income by the amount of such increase, and non-resident Unitholders potentially could be assessed directly by the CRA for Canadian withholding tax on the amount of net gains on such transactions that were treated by the CRA as having been distributed to them. The CRA can assess the Trust for a failure of the Trust to withhold tax on distributions made by it to non-resident Unitholders that are subject to withholding tax, and typically would do so rather than assessing the non-resident Unitholders directly. Accordingly, any such re-determination by the CRA may result in the Trust being liable for unremitted withholding taxes on prior distributions made to Unitholders who were not resident in Canada for the purposes of the Tax Act at the time of the distribution. As the Trust may not be able to recover such withholding taxes from the non-resident Unitholders whose Units were redeemed, payment of any such amounts by the Trust likely would reduce the NAV per Unit and the trading prices of the Units. See "Material Tax Considerations—Material Canadian Taxation of Unitholders—Unitholders Not Resident in Canada".

Exemption from GST or HST on the Trust's purchase in Canada of platinum plates is not certain.

        In order for the purchase in Canada of Good Delivery plates of platinum bullion to be exempt from GST or HST, various requirements must be satisfied including a requirement that such plates qualify as "ingots", or "bars" or "wafers". The Manager anticipates that the Trust will not be charged HST on its purchases in Canada of such plates in accordance with the Manager's understanding of the assessing practices of the CRA. However, in the event that the CRA were to challenge the exemption from GST and HST of such purchases, the Trust could be required to pay GST or HST on its purchases of platinum plates, potentially including purchases made by it prior to the time of any such challenge. This likely would reduce the NAV of Units.

A Unitholder may be unable to bring actions or enforce judgments against the Trust, the Trustee, the Manager, the Manager's general partner or any of their officers and directors under U.S. federal securities laws in Canada or to serve process on any of them in the United States.

        Each of the Trust, the Trustee, the Manager, and the Manager's general partner is organized under the laws of the Province of Ontario, Canada, and all of their executive offices and administrative activities and assets are located outside the United States. In addition, the directors and officers of the Trustee and the Manager's general partner are residents of jurisdictions other than the United States and all or a substantial portion of the assets of those persons are or may be located outside the United States. As a result, a Unitholder may be unable to serve legal process within the United States upon any of the Trust, the Trustee, the Manager or the Manager's general partner or any of their directors or officers, as applicable, or enforce against them in the appropriate Canadian courts judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the federal securities laws of the United States, or bring an original action in the appropriate Canadian courts to enforce liabilities against the Trust, the Trustee, the Manager, the Manager's general partner or any of their directors of officers, as applicable, based upon the U.S. federal securities laws.

The development of new technology or new alloys could reduce the demand for platinum and palladium and adversely affect platinum and palladium prices and the Net Asset Value.

        Demand for platinum and/or palladium may be reduced if manufacturers in the automotive, electronics and dental industries find substitutes for platinum and/or palladium. The development of a substitute alloy or synthetic material which has catalytic characteristics similar to PGMs could result in a decrease in demand for platinum and/or palladium. Furthermore, if the automotive industry were to develop automobiles that do not require catalytic converters and that gain market acceptance, such as pure electric vehicles, it could significantly reduce the demand for platinum and/or palladium. High prices for platinum or palladium can create an incentive for the development of substitutes. Any such developments could have a material adverse effect on the long term prices of platinum and/or palladium and, as a result, the Net Asset Value.

 BUSINESS OF THE TRUST

Overview of the Structure of the Trust

        Sprott Physical Platinum and Palladium Trust, was established under the laws of the Province of Ontario, Canada, pursuant to the Trust Agreement. The Trust was created to invest and hold substantially all of its assets in physical platinum and palladium bullion. The Trust seeks to provide a convenient and exchange-traded investment alternative for investors interested in holding physical platinum and palladium bullion without the inconvenience that is typical of a direct investment in physical platinum and palladium bullion. The Trust intends to invest primarily in long-term holdings of unencumbered, fully allocated, physical platinum and palladium bullion and will not speculate with regard to short-term changes in platinum and palladium prices. The Trust does not anticipate making regular cash distributions to Unitholders. Sprott Asset Management LP is the manager of the Trust pursuant to the Management Agreement between the Trustee and the Manager. The material terms of the Management Agreement are discussed under the sections "Description of the Trust Agreement—The Manager" and "Certain Transactions". The head and registered offices of the Trust and the Manager are located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, M5J 2J1, Canada.

        RBC Investor Services Trust, a trust company organized under the laws of Canada, is the trustee of the Trust. The Trustee is located at 155 Wellington Street West, Street Level, Toronto, Ontario, M5V 3L3, Canada. The fiscal year-end of the Trust is December 31. Although the Trust is considered a "mutual fund" under applicable Canadian securities legislation, the Trust will apply to the Canadian securities regulatory authorities for exemptive relief for relief from certain provisions of National Instrument 81-102—Mutual Funds, which we will refer to as NI 81-102, and as such, the Trust does not expect to be subject to some of the policies and regulations of the Canadian Securities Administrators that apply to Canadian open-end mutual funds in Canada.

        The Trust is authorized to issue an unlimited number of Units in one or more classes and series of Units. Each Unit of a class represents an undivided ownership interest in the net assets of the Trust attributable to that class or series of a class of Units. Units are transferable and redeemable at the option of the Unitholder in accordance with the provisions set forth in the Trust Agreement. All Units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, liquidation and other events in connection with the Trust. Units and fractions of Units will be issued only as fully paid and non-assessable. The Units offered hereby will have no preference, conversion, exchange or pre-emptive rights. Each whole Unit of a particular class or series of a class entitles the holder thereof to one vote at meetings of Unitholders where all classes vote together and to one vote at meetings of Unitholders where that particular class or series of a class of Unitholders votes separately as a class or series of a class.

        The Trust will employ two custodians. The Mint, a Canadian Crown corporation, will act as custodian for the Trust's physical platinum and palladium bullion, pursuant to the Storage Agreements. RBC Investor Services will act as custodian of the Trust's assets other than physical platinum and palladium bullion pursuant to the Trust Agreement. See "Organization and Management Details of the Trust—The Custodians" and "Custody of the Trust's Assets".

Purchasing Physical Platinum and Palladium Bullion for the Trust's Portfolio

        In connection with the offering, the Manager will purchase approximately equal dollar amounts of each of physical platinum and palladium bullion in an aggregate amount approximately equal to the net proceeds of the offering less approximately $7,961,700, which will be held by the Trust to pay ongoing expenses. Pending completion of such purchases, the net proceeds of the offering will be placed in an interest bearing account established in the name of the Trust at RBC Investor Services. The cash remaining from the proceeds of the offering after such purchases of physical platinum and palladium bullion is expected to render unnecessary the immediate sale of physical platinum and palladium bullion out of the Trust's portfolio to pay for expenses.

        To purchase physical platinum and palladium bullion, the Manager creates an order internally and sends it for pre-trade compliance review. Once the order has been approved, the order is placed by one of the Manager's traders. Orders are generally placed by phone and through electronic dealing systems. Lists of the plates and ingots available to fill the buy order is sent to the Manager by a bullion broker with whom the Manager has an established relationship. The trade must be effected for Good Delivery plates or ingots, as the case may be, and executed in accordance with the LPPM compliance standards. Once executed, the order is allocated and sent for post-trade compliance monitoring and approval. See "Organization and Management Details of the Trust—The Manager—The Manager's Experience in the Precious Metals Industry". Upon approval, the Mint or its sub-custodian, or both, is notified and the trade is settled between the Mint and the bullion broker. The bullion broker arranges for the delivery of the Good Delivery plate or ingot, as the case may be, to the destination specified by the purchaser, which will be the Mint or its sub-custodian with respect to physical platinum and palladium bullion purchased by the Trust. Once the Mint takes delivery of physical platinum and palladium bullion (at the Mint or at the Mint's sub-custodian), it will be immediately fully allocated to the Trust's account and segregated from non-Trust assets held by the Mint or such sub-custodian of the Mint. The Manager expects to complete the purchase of physical platinum and palladium bullion within 20 Business Days after the completion of the offering.

        The Manager intends to store physical platinum bullion acquired by the Trust at the Mint. The Manager intends to purchase with proceeds of the offering as much platinum bullion as is practicable in Canada or the United States. However, given the amount of physical platinum bullion generally available for purchase in Canada and the United States, the Manager expects that a significant portion of such physical platinum bullion will be purchased in the London markets. The Manager intends to store physical palladium bullion acquired by the Trust at Via Mat in London or Zurich, as certain taxes are payable in respect of palladium bullion delivered in Canada (other than for immediate export). The Manager intends to purchase with proceeds of the offering palladium bullion in the London and North American markets. While there is generally no difference between the purchase prices of platinum and palladium in the North American and London markets (platinum and palladium trade in both the North American and London markets in US dollars), transportation costs payable by the Trust may be substantially higher for platinum bullion purchased in the London market and stored in Canada and for palladium bullion purchased in North America and stored in London or Zurich. Based on current rates, the Manager expects that transportation costs from London to the Mint would be approximately $0.20 to $0.30 per ounce for platinum bullion (for air transportation), and transportation costs from North America to Via Mat in London or Zurich would be no more than $0.10 per ounce for palladium bullion, assuming current market prices.

Investment and Operating Restrictions

        In making investments on behalf of the Trust, the Manager will be subject to certain investment and operating restrictions, which we will refer to as the Investment and Operating Restrictions, that are set out in the Trust Agreement. The Investment and Operating Restrictions provide that the Trust:

  (a)
  will invest in and hold a minimum of 90% of the total net assets of the Trust in physical platinum and palladium bullion in Good Delivery plate or ingot form and hold no more than 10% of the total net assets of the Trust, at the discretion of the Manager, in physical platinum and palladium bullion (in Good Delivery plate or ingot form or otherwise), debt obligations of or guaranteed by the Government of Canada or a province of Canada or by the Government of the United States of America or a state thereof, short-term commercial paper obligations of a corporation or other person whose short-term commercial paper is rated R-1 (or its equivalent, or higher) by DBRS Limited or its successors or assigns or F-1 (or its equivalent, or higher) by Fitch Ratings or its successors or assigns or A-1 (or its equivalent, or higher) by Standard & Poor's or its successors or assigns or P-1 (or its equivalent, or higher) by Moody's Investor Service or its successors or assigns, interest-bearing accounts and short-term certificates of deposit issued or guaranteed by a Canadian chartered bank or trust company, money market mutual funds, short-term government debt or short-term investment grade corporate debt, or other short-term debt obligations approved by the Manager from time to time (for the purpose of this paragraph, the term "short-term" means having a date of maturity or call for payment not more than 182 days from the date on which the investment is made), except during the 60-day period following the closing of the offering or additional offerings or prior to the distribution of the assets of the Trust;

  (b)
  will not invest in platinum or palladium certificates, futures or other financial instruments that represent platinum or palladium or that may be exchanged for platinum or palladium;

  (c)
  will store all physical platinum and palladium bullion owned by the Trust at the Mint and/or a sub-custodian of the Mint a fully allocated basis, provided that physical platinum and palladium bullion held in Good Delivery plate or ingot form may be stored with a custodian or a sub-custodian, as the case may be, only if physical platinum and palladium bullion will remain Good Delivery while with that custodian or sub-custodian;

  (d)
  will not hold any "taxable Canadian Property" within the meaning of the Tax Act;

  (e)
  will not purchase, sell or hold derivatives;

  (f)
  will not issue Units following the completion of the offering except (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated NAV per Unit prior to, or upon, the determination of the pricing of such issuance or (ii) by way of unit distribution in connection with an income distribution;

  (g)
  will ensure that no part of the stored physical platinum and palladium bullion may be delivered out of safekeeping by the Mint (except to an authorized sub-custodian thereof) or, if the physical platinum and palladium bullion is held by another custodian, that custodian (except to an authorized sub-custodian thereof), without receipt of an instruction from the Manager in the form specified by the Mint or such custodian indicating the purpose of the delivery and giving direction with respect to the specific amount;

  (h)
  will ensure that no officer of the Manager and no director or officer of the Manager's general partner, or representative of the Trust or the Manager will be authorized to enter into physical platinum and palladium bullion storage vaults without being accompanied by at least one representative of the Mint or its sub-custodian or, if physical platinum and palladium bullion is held by another custodian, that custodian or its sub custodian, as the case may be;

  (i)
  will ensure that physical platinum and palladium bullion remains unencumbered;

  (j)
  will ensure that physical platinum and palladium bullion is subject to a physical count by a representative of the Manager periodically on a spot-inspection basis as well as subject to audit procedures by the Trust's external auditors on at least an annual basis;

  (k)
  will not guarantee the securities or obligations of any person other than the Manager, and then only in respect of the activities of the Trust;

  (l)
  in connection with requirements of the Tax Act, will not make or hold any investment that would result in the Trust failing to qualify as a "mutual fund trust" within the meaning of the Tax Act;

  (m)
  in connection with requirements of the Tax Act, will not invest in any security that would be a tax shelter investment within the meaning of section 143.2 of the Tax Act;

  (n)
  in connection with requirements of the Tax Act, will not invest in the securities of any non-resident corporation, trust or other non-resident entity (or of any partnership that holds such securities) if the Trust (or the partnership) would be required to include any significant amount in income under sections 94 or 94.1 of the Tax Act;

  (o)
  in connection with requirements of the Tax Act, will not invest in any security of an issuer that would be a foreign affiliate of the Trust for purposes of the Tax Act; and

  (p)
  in connection with requirements of the Tax Act, will not carry on any business and make or hold any investments that would result in the Trust itself being subject to the tax for SIFT trusts as provided for in section 122 of the Tax Act, which we will refer to as the SIFT Rules.

        The Investment and Operating Restrictions may not be changed without the prior approval of Unitholders by way of an extraordinary resolution, unless such change or changes are necessary to ensure compliance with applicable laws, regulations or other requirements imposed from time to time by applicable securities regulatory authorities.

        The Trust has applied for exemptive relief from the Canadian securities regulatory authorities to vary certain of the investment restrictions and practices contained in securities legislation. See "Exemptions and Approvals".

Fees and Expenses

        This table lists the fees and expenses that the Trust expects to pay for the continued operation of its business and that you may have to pay if you invest in the Trust. Payment of these fees and expenses will reduce the value of your investment in the Trust. You will have to pay fees and expenses directly if you redeem your Units for physical platinum and palladium bullion.

Fees and Expenses Payable by the Trust

Type of Fee	Amount and Description
Management Fee:	The Trust will pay the Manager a monthly management fee equal to 1/12 of 0.50% of the value of net assets of the Trust (determined in accordance with the Trust Agreement), plus any applicable Canadian taxes (such as HST). The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.
Operating Expenses:	Except as otherwise described in this prospectus the Trust will be responsible for all costs and expenses incurred in connection with the ongoing operation and administration of the Trust including, but not limited to: the management fee described above and any expenses incurred by the Manager on behalf of the Trust; the fees and expenses payable to and incurred by RBC Investor Services as trustee, valuation agent, and custodian for assets other than physical platinum and palladium bullion; the Mint and any sub-custodians; an investment manager, if any; Equity Financial Trust Company, as registrar and transfer agent of the Trust; storage, transaction and handling costs for physical platinum and palladium bullion; custodian settlement fees; legal, audit, accounting, and record-keeping fees and expenses; costs and expenses of reporting to Unitholders and conducting Unitholder meetings; printing and mailing costs; filing and listing fees payable to applicable securities regulatory authorities and the stock exchanges; other administrative expenses and costs incurred in connection with the Trust's continuous disclosure public filing requirements and investor relations; any applicable Canadian taxes payable by the Trust or to which the Trust may be subject (including, without limitation, HST or GST and any PST payable on the importation or delivery and transportation by the Trust of physical palladium bullion to a location in Canada and any PST applicable to physical platinum bullion being brought into any province which imposes PST on such bullion where such importation or delivery and transportation does not occur as a result of a redemption of Units for physical platinum and palladium bullion); interest expenses and borrowing costs, if any; brokerage expenses and commissions; costs and expenses relating to the issuance of Units; costs and expenses of preparing financial and other reports; any expenses associated with the implementation and ongoing operation of the independent review committee of the Trust; costs and expenses arising as a result of complying with all applicable laws; and any expenditures incurred upon the termination of the Trust. The aggregate annual operating expenses are estimated to be approximately $0.9 million.
Other Fees and Expenses:	The Trust will be responsible for the fees and expenses of any action, suit or other proceedings in which, or in relation to which, the Trustee, the Manager, the Mint, RBC Investor Services as custodian of the assets other than physical platinum and palladium bullion, any sub-custodian, the registrar and transfer agent, the valuation agent or the underwriters for the offering and any of their respective officers, directors, employees, consultants or underwriters are entitled to indemnity by the Trust.

        The Trust intends to retain cash from the net proceeds of the offering in an amount not to exceed 3% of the net proceeds of the offering in order to provide available funds for its ongoing expenses and cash redemptions. From time to time, the Trust will sell physical platinum and palladium bullion in order to replenish this cash reserve. The Trust intends to sell such physical platinum and palladium bullion in proportion to its physical holdings of physical platinum and palladium bullion (to the extent practicable) in order to pay expenses or satisfy redemption requests. There is no limit on the total amount of physical platinum and palladium bullion that the Trust may sell in order to pay expenses. Under the Investment and Operating Restrictions, the Trust may hold up to 10% of its total net assets in cash or other specified investments. However, the Manager intends that the cash reserve will not exceed 3% of the value of the NAV at any time.

Fees and Expenses Payable Directly by You

Type of Fee	Amount and Description
Redemption and Delivery Costs:	Except as set forth below, there are no redemption fees payable upon the redemption of Units for cash. However, subject to satisfying the minimum redemption amount of 25,000 Units, a Unitholder redeeming Units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include expenses associated with the handling of the notice of redemption, the delivery and transportation of physical platinum and palladium bullion for Units that are being redeemed, the applicable platinum and palladium storage in-and-out fees and applicable taxes; including, without limitation, HST or GST and any PST associated with the importation, or delivery and transportation, of physical palladium bullion to a location in Canada and any PST applicable to physical platinum bullion being brought by or on behalf of such redeeming Unitholder into any province which imposes PST on such bullion. For greater certainty, the Trust will not be responsible for HST or GST and any PST incurred by a redeeming Unitholder on the importation or delivery and transportation of palladium to a location in Canada. Currently, the delivery fee per ounce of physical platinum and palladium bullion is $0.50 and $5.00, respectively, though these fees are subject to change in accordance with the Storage Agreements. The in-and-out fee per plate or ingot of physical platinum bullion is $4.00 and the in-and-out fee per kilogram of physical palladium bullion is $0.71 (with a minimum of $40.00). Assuming the price of platinum to be $1,400 per ounce and the price of palladium to be $640 per ounce, and using current expense estimates, a Unitholder redeeming a block of 25,000 Units for physical platinum and palladium bullion will be responsible for approximately $1,045 in expenses incurred by the Trust in connection with such redemption, representing 0.42% of the value of the bullion represented by the 25,000 Units so redeemed. For an example of a calculation of fees and expenses associated with a redemption of Units for bullion, see "Redemption of Units — Redemptions for Physical Platinum and Palladium Bullion — Example of a Redemption for Physical Platinum and Palladium Bullion" below.
Other Fees and Expenses:	No other charges apply. If applicable, you may be subject to brokerage commissions or other fees associated with trading the Units.

Fees and Expenses in Connection with the Offering

Type of Fee	Amount and Description
Fees Payable to the Underwriters for Selling the Units:	The underwriters shall be entitled to the underwriters' commissions equal to 5.0% of the total amount of gross proceeds raised from the sale of the Units. The underwriters' commissions will be paid out of the proceeds of the offering.

Type of Fee	Amount and Description
Expenses of the Offering:	The expenses of the offering (including the costs of creating and organizing the Trust, the costs of preparing this prospectus, legal expenses, marketing expenses and other incidental expenses) will be paid by the Manager, except that the Trust will be responsible for paying the filing and listing fees of the applicable securities authorities and the stock exchanges, the fees and expenses payable to the Mint, its sub-custodian, RBC Investor Services and the Trust's registrar and transfer agent, auditing and printing expenses and the underwriters' commissions set forth above) will be paid by the Trust. Legal expenses will be paid by the Manager. The underwriters have agreed to reimburse the Manager for certain of the expenses paid by it. The expenses of the offering, excluding the underwriters' commissions, are estimated to be $1.31 million. For a breakdown of the expenses payable by the Trust and the Manager in connection with the offering, please see "Underwriting—Expenses of Issuance and Distribution" below. Excluding the underwriters' commissions, the expenses of the offering are not expected to exceed 0.47% of the gross proceeds of the offering.

Impact of Trust Expenses on Net Asset Value

        The following table illustrates the impact of expected fees and expenses of the Trust on the Trust's assets for a 12-month period. It assumes that the only sales of physical platinum and palladium bullion will be those needed to pay the Trust's expected expenses, including to replenish the cash reserve the Trust maintains; it does not show the impact of any extraordinary expenses the Trust may incur. Any such extraordinary expenses, if and when incurred, would increase the Trust's expenses and the amount of physical platinum and palladium bullion that would need to be sold to cover the Trust's expenses. Such sales of physical platinum and palladium bullion would decrease the amount of physical platinum and palladium bullion represented by each Unit. The table shows the amount by which the price of platinum and palladium would need to increase to keep the Net Asset Value at the same level after taking into account the Trust's expected expenses. For purposes of this illustration, we have assumed the following as of the beginning of the 12-month period: price per ounce of platinum and palladium of $1,400 and $640, respectively; Net Asset Value of the Trust, $190,000,000, comprised of $94,500,000 in 67,500 ounces of physical platinum bullion, $94,400,000 in 147,500,000 ounces of physical palladium bullion, and $1,100,000 in cash; total number of units outstanding, 20 million; and NAV per Unit, $9.50. In addition, it assumes annual storage fees for physical platinum bullion at $0.72 per ounce ($0.06 per ounce per month) and for physical palladium bullion at $2.58 per $1,000 in value ($0.2151 per $1,000 per month); estimated listing and regulatory fees, $100,000; estimated accounting fees, $150,000; and estimated other expenses, $138,000.

Net Asset Value at beginning of 12-month period	$190,000,000
NAV per Unit at beginning of 12-month period	$9.50
Management fee	$950,000
Bullion storage fees	$292,222
Estimated listing and regulatory fees	$100,000
Estimated accounting fees	$150,000
Estimated other expenses	$138,000
Harmonized Sales Tax (management fee and bullion storage fee)	$129,818
Total fees and expenses(1)	$1,760,040
Net Asset Value at end of period, after expenses, without increase in price of platinum or palladium	$188,239,960
NAV per Unit at end of period, after expenses, without increase in price of platinum or palladium	$9.41
Percentage by which price of platinum and palladium would need to increase over 12-month period for NAV at end of 12-month period to be equal to NAV at beginning of 12-month period	0.93%

(1)
Does not include one-time expenses associated with the initial offering of the Units, which are expected to be approximately $14.61 million, or $0.522 per Unit (representing 5.2% per Unit), assuming 28,000,000 Units are sold in the offering at the price of $10.00 per Unit.

Additional Services

        Additional services to be provided to the Trust by the Manager or any of its affiliates that have not been described in this prospectus must be on terms that are generally no less favorable to the Trust than those available from arm's length parties (within the meaning of the Tax Act) for comparable services. The Trust will pay all fees or expenses associated with such additional services. The introduction of any fees or expenses that are charged to the Trust which could result in an increase in charges to the Trust requires the prior approval of the Unitholders of the Trust by an ordinary resolution.

        No change in the basis of the calculation of the management fee or other fees or expenses that are charged to the Trust will be made which could result in an increase in charges to the Trust without the prior approval of the Unitholders, other than increased fees or expenses payable by the Trust to parties at arms' length to the Trust where Unitholders are given notice of such increased fees or expenses. The foregoing Unitholder approval is to be expressed by way of an ordinary resolution, which must be approved, in person or by proxy, by Unitholders holding Units representing in aggregate not less than 50% of the value of net assets of the Trust as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 50% of the NAV as determined in accordance with the Trust Agreement.

 OVERVIEW OF THE SECTORS THE TRUST INVESTS IN

Platinum and Palladium Industries

        Platinum and palladium are two of six precious metals comprising the PGMs. Platinum and palladium are the PGMs produced in the greatest quantities and are generally viewed as the most significant PGMs in the global marketplace. The other four PGMs (rhodium, ruthenium, iridium and osmium) are produced as co-products of platinum and palladium. PGMs have unique physical attributes, including powerful catalytic properties, strong conductivity and ductility, high levels of resistance to corrosion, strength, durability and high melting points.

        PGMs are found primarily in South Africa and Russia. South Africa is the world's leading platinum producer and the second largest palladium producer. In South Africa, PGMs occur chiefly in the Bushveld Igneous Complex, an irregular oval area approximately 15,000 square miles in size and centrally located in the Transvaal Basin. This complex hosts the world's largest reserve of platinum metals. Russia is the largest producer of palladium, with production concentrated in the Norilsk region. Together, South Africa and Russia accounted for 88% of global platinum mine production and 80% of global palladium mine production in 2011.

        Due to their rarity and relative inertness, platinum and palladium are considered precious metals. Total 2011 mine production of platinum and palladium was approximately 6.5 and 6.6 million ounces, respectively.

Platinum and Palladium Supply

Platinum

        Global mine production of platinum increased by 7% to 6.5 million ounces in 2011, while gross demand increased by 2% to 8.1 million ounces. The market swung into a surplus of 430,000 ounces in 2011, led by rising levels of recovery from Autocatalysts and jewellery scrap, which was partially offset by resurgent purchasing for industrial applications. The Johnson Matthey Platinum 2012 Interim Review projects that in 2012 the platinum market will fall into a deficit of 400,000 ounces. According to the Johnson Matthey 2012 Interim Review, this is largely due to disruptions in PGM group mining that are expected to reduce supplies from South Africa by 600,000 ounces. Overall, the Johnson Matthey 2012 Interim Review projects that global mine production of platinum will decrease by 10% in 2012 to 5.8 million ounces.

Mine Production

        In 2011, 75% of global platinum mine production was from South Africa. The second largest producer in 2011 was Russia at 13%. South African mine production increased from 4.6 million ounces in 2010 to 4.9 million ounces in 2011 after consecutive declines in 2007 and 2008, and flat growth in 2010. The Johnson Matthey 2012 Interim Review projects that in 2012 South African platinum supplies will decline by 12% to 4.25 million ounces due to labour disruptions and the closure of marginal operations.

Scrap and Recycling

        The growth in platinum supply over the last four years has largely been due to a steady increase in the levels of recycled platinum and scrap platinum. From 2001 to 2011 the level of recycled platinum has increased by 1.5 million ounces, which equates to a compound annual growth rate of 14%. In 2011 alone, recycling of platinum rose by 12% to reach 2 million ounces, with 60% of recycled platinum derived from Autocatalysts and 40% from jewellery. The growth in platinum recycling was driven principally by higher returns of end-of-life vehicle catalysts. Scrap and recycled platinum constituted 24% of overall 2011 platinum supply. According to the Johnson Matthey 2012 Interim Review, due to the impact of lower prices for much of the year, recycling of PGMs in Autocatalyst and jewellery applications is forecasted to decline in 2012.

2011 Platinum Supply by Source

Source: Johnson Matthey Platinum 2012 Report.

Palladium

        The palladium market was in a 1.3 million ounce surplus in 2011. 775,000 ounces of palladium were sold from Russian state inventories, although shipments from this source were the lowest in five years. The fall in Russian state stock shipments largely offset growth in output from North America and Zimbabwe as operations ramped up to full production. In aggregate, 2011 mine production and stock sales of palladium were flat at 7.4 million ounces compared to 2010. The Johnson Matthey 2012 Interim Review projects that in 2012 the palladium market will fall into a 915,000 ounce deficit as supplies are expected to be constrained by lower Russian state stocks and reduced recycling, representing a swing of over 2 million ounces from surplus to deficit. The Johnson Matthey 2012 Interim Review forecasts palladium supplies to hit a 9 year low at 6.6 million ounces in 2012, representing an 11% decrease from 2011.

Mine Production

        During 2011, mine production of palladium was dominated by Russia and South Africa, which represented 41% and 39% of global production (excludes supply from Russian stock sales and recycled palladium), respectively.

        Mine production in 2011 was 6.6 million ounces, which compares to a 10-year average mine production of 6.8 million ounces. The Johnson Matthey 2012 Interim Review forecasts that global mine production of palladium will decrease by 4% in 2012, to 6.3 million ounces. According to the Johnson Matthey 2012 Interim Review, this is largely due to disruptions in South African mining operations and falling average grades of newly-refined palladium in Russia.

Scrap and Recycling

        The supply of scrap and recycled palladium has grown at a compound annual growth rate of 24% since 2001 and represented 24% of overall palladium supply in 2011. 71% of recycled palladium came from Autocatalysts in 2011 and 20% came from waste electrical equipment.

2011 Palladium Supply by Source

Source: Johnson Matthey Platinum 2012 Report.

Platinum and Palladium Demand

Platinum

        Gross platinum demand rose by 2% in 2011 to 8.1 million ounces largely as a result of heavy purchasing by the glass industry. The price of platinum fell to a two-year low of $1,364 by the end of 2011 but traded on average at $1,721 for the year as a whole, 7% higher than in 2010. The price of platinum has risen by 3% in 2012 and was $1,445 as at June 3, 2012. According to the Johnson Matthey 2012 Interim Review, gross platinum demand is forecasted to remain relatively flat in 2012 at roughly 8.1 million ounces. The Johnson Matthey 2012 Interim Review projects the anticipated decrease in non-automotive industrial demand to be counter-balanced by a 10% increase in demand from the jewellery industry.

        Demand for platinum is driven primarily by the following sources, in order of relative importance:

  (i)
  the automotive sector;

  (ii)
  jewellery;

  (iii)
  other (non-automotive) industrial manufacturing, including chemical production, electronics manufacturing and glass and petroleum refinement; and

  (iv)
  investment.

2011 Platinum Demand by Source

Source: Johnson Matthey Platinum 2012 Report.

The Automotive Sector

        Platinum is a required component in the manufacturing of automobiles, primarily through its use in Autocatalysts. Platinum is used to form the surface catalyst upon which critical chemical reactions occur, converting exhaust emissions into neutral compounds. Diesel powered vehicles require platinum-based Autocatalysts, whereas gasoline vehicle manufacturers have the option of using palladium-based Autocatalysts. At present, there are no widely used substitutes for platinum or palladium used in Autocatalysts.

        Platinum demand for use in Autocatalysts was 3.1 million ounces in 2011, or 38% of global demand. The robust growth in global vehicle output in 2010, when the automotive industry was in a recovery phase, moderated in 2011. Estimated total vehicle production worldwide rose by around 2 million units to approximately 80 million units in 2011. This led to a 1% increase in platinum demand for the auto industry from 2010 to 2011. The Johnson Matthey 2012 Interim Review projects platinum demand for use in Autocatalysts in 2012 to remain relatively constant at approximately 3.1 million ounces, representing 38% of global demand.

Jewellery

        The second largest source of demand for platinum in 2011 was jewellery manufacturing, which represented 31% of the global demand for platinum. Platinum is sought after for its rarity, silvery-white lustre and resistance to wear and tarnish. The Johnson Matthey 2012 Interim Review projects that in 2012 jewellery will represent the most significant source of demand growth for platinum, with demand growing to 2.7 million ounces, representing 34% of the overall global demand for platinum.

Other (Non-Automotive) Industrial Manufacturing

        Industrial manufacturing includes the chemical sector, the petroleum refining sector, the electrical sector, the glass manufacturing sector, the medical, biomedical and dental sectors and other manufacturing sectors, such as turbines. Total non-automotive industrial demand for platinum jumped by 17% to 2.1 million ounces in 2011. Demand for platinum in industrial applications reached a record high of 2.1 million ounces. New capacity installations, together with pre-buying in anticipation of future growth, increased platinum demand in the glass sector by 44% to 555,000 ounces. Expansions in the petrochemical industry in developing markets and construction of new refining capacity in Europe and North America also drove up demand. The Johnson Matthey 2012 Interim Review projects that in 2012 non-automotive industrial demand will fall by 13% to 1.8 million ounces.

Investment

        This sector includes the investment and trading activities of both professional and private investors and speculators. These participants range from large hedge funds and mutual funds to day-traders on futures exchanges and retail-level coin collectors.

        Physically-backed investment demand, comprising coins, bars, investments held in allocated accounts and exchange traded products, fell 30% to 460,000 ounces, representing approximately 6% of total reported demand in 2011. Inflows tended to coincide with periods of rising prices. According to the Johnson Matthey 2012 Interim Review, investment demand is expected to grow by 7% in 2012 to 490,000 ounces.

Palladium

        The palladium market was in a 1.3 million ounce surplus in 2011. Gross demand fell by 13% to 8.5 million ounces due to sharply negative investment demand. According to the Johnson Matthey 2012 Interim Review, gross palladium demand is forecasted to increase by 15% to 9.7 million ounces in 2012, driven largely by increased demand from the automotive sector and a return to net positive physical investment.

        Demand for palladium is driven primarily by the following sources, in order of relative importance:

  (i)
  the automotive sector;

  (ii)
  other (non-automotive) industrial manufacturing; and

  (iii)
  jewellery.

2011 Palladium Demand by Source

Source: Johnson Matthey Platinum 2012 Report.

The Automotive Sector

        Palladium, like platinum, is a key component in the manufacturing of automobiles, primarily through its use in gasoline Autocatalysts. Like platinum, palladium can be used to form the surface catalyst upon which critical chemical reactions occur, converting exhaust emissions into neutral compounds. In this regard, palladium is the only known substitute for platinum.

        For the past decade, the largest source of demand for palladium has consistently come from the auto industry (71% of 2011 demand). Given palladium's historically lower price compared to platinum, auto industry manufacturers have shifted from platinum to palladium where practical in Autocatalyst manufacturing. Demand for palladium in the automotive sector increased in 2011 by 8% over 2010 and, with the exception of the recession years of 2008 and 2009, has increased globally over the past nine years. Palladium demand in 2011 was driven by growth in vehicle output in all regions apart from Japan, and greater use of palladium in light duty diesel after-treatment systems. According to the Johnson Matthey 2012 Interim Review, demand for palladium in the automotive sector is expected to increase by 7% to a new high of 6.48 million ounces in 2012, benefitting from continued growth in global vehicle production as well as the continuing substitution of palladium for platinum in diesel after-treatment formulations.

Other (Non-Automotive) Industrial Manufacturing

        Industrial manufacturing includes demand primarily from the electronics, dental and chemical industries. Electronics manufacturing includes palladium resistors and capacitors which are used in the manufacturing of circuit boards.

        Industrial demand for palladium strengthened overall in 2011, increasing by 15,000 ounces to 2.5 million ounces. Rising levels of personal wealth in China and other emerging markets increased the demand for synthetic fibres and plastics, leading in turn to the expansion of bulk chemical production in 2011, which require palladium-containing catalysts in the manufacturing process and plastics. Recovering demand in export markets as well as government strategy in China to increase domestic consumption led to increased demand for process catalyst charges. The Johnson Matthey 2012 Interim Review projects industrial demand for palladium in 2012 to fall by 70,000 ounces, or 3% to 2.4 million ounces.

Investment

        Elevated palladium prices for much of 2011 put many investors in exchange-traded funds in a position to sell at a profit, resulting in total disinvestment of 565,000 ounces in 2011. In contrast, the Johnson Matthey 2012 Interim Review forecasts a net positive physical investment of 385,000 ounces in 2012, representing an increase of 950,000 ounces.

Jewellery

        In 2011, jewellery comprised 6% of the total demand for palladium. Purchasing of palladium by the jewellery industry globally declined by 90,000 ounces in 2011 to 505,000 ounces, as the metal suffered from a lack of positioning and effective marketing in China. Palladium is sought after for use in jewellery since it does not tarnish or wear out. The Johnson Matthey 2012 Interim Review projects that in 2012 jewellery demand will fall for the seventh consecutive year to 450,000 ounces, which represents 4.6% of the total demand.

World Platinum and Palladium Supply and Demand

        The following tables illustrate the global supply (by region and through recycling) and demand (by usage) since 2001. These tables are based on information provided in the Johnson Matthey Platinum reports.

World Platinum Supply and Demand (2001-2012)

Platinum
Supply ('000 ounces)	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E

South Africa	4,100	4,450	4,630	5,010	5,115	5,295	5,070	4,515	4,635	4,635	4,855	4,250

North America	360	390	295	385	365	345	325	325	260	200	350	340

Russia	1,300	980	1,050	845	890	920	915	805	785	825	835	790

Zimbabwe	n/a	n/a	n/a	n/a	155	165	170	180	230	280	340	360

Others	100	150	225	250	115	105	120	115	115	110	100	100

Recycling	530	565	645	690	1,270	1,415	1,590	1,830	1,405	1,830	2,045	1,830

Total Supply	6,390	6,535	6,845	7,180	7,910	8,245	8,190	7,770	7,430	7,880	8,525	7,670

Demand by Use ('000 ounces)

Autocatalyst	2,520	2,590	3,270	3,490	3,795	3,905	4,145	3,655	2,185	3,075	3,105	3,070

Chemical	290	325	320	325	325	395	420	400	290	440	470	450

Electrical	385	315	260	300	360	360	255	230	190	230	230	200

Glass	290	235	210	290	360	405	470	315	10	385	555	225

Investment	90	80	15	45	15	(40)	170	555	660	655	460	490

Jewellery	2,590	2,820	2,510	2,160	2,465	2,195	2,110	2,060	2,810	2,420	2,480	2,725

Medical and Biomedical	n/a	n/a	n/a	n/a	250	250	230	245	250	230	230	240

Petroleum	130	130	120	150	170	180	205	240	210	170	210	200

Other	465	540	470	470	225	240	265	290	190	300	355	470

Total Demand	6,760	7,035	7,175	7,230	7,965	7,890	8,270	7,990	6,795	7,905	8,095	8,070

Movement in Stocks	(370)	(500)	(330)	(50)	(55)	355	(80)	(220)	635	(25)	430	(400)

World Palladium Supply and Demand (2001-2012)

Palladium
Supply ('000 ounces)	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012E

South Africa	2,010	2,160	2,320	2,480	2,605	2,775	2,765	2,430	2,370	2,640	2,560	2,400

North America	850	990	935	1,035	910	985	990	910	755	590	900	890

Russia — Production	4,340	1,930	2,950	4,800	3,135	3,220	3,050	2,700	2,675	2,720	2,705	2,600

Russia — Stock Sales	n/a	n/a	n/a	n/a	1,485	700	1,490	960	960	1,000	775	250

Zimbabwe	n/a	n/a	n/a	n/a	125	135	135	140	180	220	265	280

Others	120	170	245	265	145	135	150	170	160	185	155	150

Recycling	280	370	410	530	990	1,230	1,565	1,615	1,430	1,850	2,345	2,240

Total Supply	7,600	5,620	6,860	9,110	9,395	9,180	10,145	8,925	8,530	9,205	9,705	8,810

Demand by Use ('000 ounces)

Autocatalyst	5,090	3,050	3,450	3,790	3,865	4,015	4,545	4,465	4,050	5,580	6,030	6,480

Chemical	250	255	265	310	415	440	375	350	325	370	445	530

Dental	725	785	825	850	815	620	630	625	635	595	550	540

Electrical	670	760	900	920	1,275	1,495	1,550	1,370	1,370	1,410	1,380	1,210

Jewellery	240	270	260	930	1,490	1,140	950	985	775	595	505	450

Investment	—	—	30	200	220	50	260	420	625	1,095	(565)	385

Other	65	90	110	90	265	85	85	75	70	90	105	130

Total Demand	7,040	5,210	5,840	7,090	8,345	7,845	8,395	8,290	7,850	9,735	8,450	9,725

Movement in Stocks	560	410	1,020	2,020	1,050	1,335	1,750	635	680	(530)	1,255	(915)

Source: Johnson Matthey Platinum Reports: 2012 Interim Review (for 2012E); 2012 (for years 2007-2011); 2010 (for year 2005-2006); and 2009 (for years 2001-2004).

        The following charts show the breakdown by region of global demand for platinum and palladium, respectively, in 2011.

2011 Platinum Demand by Region

Source: Johnson Matthey Platinum 2012 Report.

2011 Palladium Demand by Region

Source: Johnson Matthey Platinum 2012 Report.

Operation of the Platinum and Palladium Markets

        Physical platinum and palladium can be bought and sold through various intermediaries such as precious metal traders and various precious metal exchanges. Additionally, physical platinum and palladium coins and bars can also be purchased through government mints.

        Futures on platinum and palladium are traded on two major exchanges: The New York Mercantile Exchange, which we will refer to as NYMEX, and Tokyo Commodities Exchange, which we will refer to as the TOCOM. The NYMEX accounts for the majority of palladium trading volume and has seen increased levels of activity over the past five years. Smaller markets include Shanghai, Mumbai and Johannesburg. The platinum market traded 155 million ounces and the palladium market traded 105.5 million ounces in 2010.

        The LPPM is a London-based trade association that acts as the coordinator for activities conducted on behalf of its members and other participants in the London platinum and palladium markets. Members of the LPPM act as the over-the-counter, which we will refer to as the OTC, market-makers for platinum and palladium. Most OTC market trades are cleared through London. The LPPM plays an important role in setting OTC precious metals trading industry standards. Members of the LPPM typically trade with each other and with their clients on a principal-to-principal basis. All risks, including those of credit, are between the two parties to a transaction. This is known as an OTC market, as opposed to an exchange-traded environment. The OTC market allows flexibility unlike a futures exchange, where trading is based around standard contract units, settlement dates and delivery specifications. It also provides confidentiality, as transactions are conducted solely between the two principals involved.

        In the OTC market, platinum and palladium that meet the specifications for weight, dimensions, fineness (or purity), identifying marks (including the assay stamp of an LPPM-acceptable refiner) and appearance set forth in the LPPM "London/Zurich Good Delivery List" are a standard "Good Delivery plate or ingot". A Good Delivery plate or ingot must contain between 32.151 troy ounces and 192.904 troy ounces of platinum or palladium with a minimum fineness (or purity) of 999.5 parts per 1,000. A Good Delivery plate or ingot must also bear the stamp of one of the refiners listed on the LPPM-approved list.

Rationale for an Investment in Platinum and Palladium

The primary PGM producing countries are experiencing factors that may lead to a decline in production

        The Manager believes that the PGM industry globally will experience increasing challenges that will impact both the cost and quantities of PGM production. As noted above, while demand for platinum and palladium has grown over the past few years, supply from mining operations has remained relatively flat, despite rising prices.

        In particular, PGM producers with operations in South Africa (representing 75% of global platinum production and 39% of global palladium production) are experiencing production challenges, caused by both internal and external factors. From a production standpoint, ore grades of existing operations are generally declining and mining operations are progressing to lower depths, with associated increased costs of production. The graph below shows declining average ore grades (g/t) for both platinum and 3E PGM production. "3E PGM" means a hypothetical basket composed of approximately 60% platinum, 30% palladium and 10% rhodium by value.

Average Ore Grades (H1/2012)

Source: CIBC World Markets Equity Research 2012.

        Accelerating wage demands in the South African mining sector have led to worker strikes and subsequent settlements in the range of 10% to 14% annual wage increases. These labour settlements will have a significant impact on overall costs, since labour costs constitute roughly 60% of total production costs. The graph below shows average cash margin as a percentage of metal prices since 1998. Cash margins have tightened over the last decade, despite a strengthening 3E PGM basket pricing environment. "Cash margin" is derived by dividing the PGM basket price minus the cash cost by the PGM basket price.

Cash Margin of 3E PGM Basket Price

        The Manager believes that these factors have affected the current production environment. Since 2006, platinum production in South Africa has decreased by 19% (see chart below), and the rising costs associated with production, particularly wages, have reduced the margins for producers despite increases in prices during this time period.

South African Platinum Output (1982-2012)

Source: CIBC World Markets Equity Research 2012.

        The Manager believes that the PGM industry also faces a newer and potentially more damaging threat in South Africa—increased rhetoric and political pressure regarding possible nationalization, community participation, increased or "super" taxation, renewed community participation or some combination of the above under the umbrella of increased ownership by the state.

        Finally, the availability and cost of electric power in South Africa continues to be precarious, which may have a large impact on production, since power accounts for approximately 10% of total production costs. Eskom, the national electrical supplier, has stated that blackouts were only avoided this past year due to mine shutdowns resulting from the aforementioned strike actions.

        While Zimbabwe is a small producer of platinum and palladium, it is one of the few countries that has the potential to expand production in a significant manner. However, industry plans for production increases in Zimbabwe have recently suffered setbacks due to increasing political tensions and threats over security of tenure. Recent initiatives by the government include increasingly forceful demands for the assignment of a 51% stake in existing operations to indigenous Zimbabweans and a ban on the export of raw platinum metals. The Manager believes that the situation in Zimbabwe is very fluid, with the continued threat of nationalization, corruption, insufficient power and transport infrastructure, social and political turmoil between the two governing parties, and the prospect of strife concerning the struggle to succeed the aging Robert Mugabe.

        The Manager believes that the political environment in both South Africa and Zimbabwe, in addition to increased cost pressures for both labour and power, will reduce the ability and willingness of industry participants to make investments in sustaining capital required to maintain, let alone increase, current production. Such a curtailment will also likely lead to further long-term supply and cost issues since many of the mines may fall behind on developing new reserves.

        In Russia, which represents 13% of global platinum production and 41% of global palladium production, active mines in the Norilsk region of Russia are showing declining grades of ore extracted, which suggest that production levels at these mines may have peaked. In addition, Russia palladium stockpiles are believed to be dwindling and possibly exhausted. In 2011, stock shipments were 775,000 oz, which is the lowest level in five years. Palladium sales from these stockpiles may subsequently materially decrease or cease altogether. The Johnson Matthey 2012 Interim Review projects that Russian stock shipments will be as low as 250,000 ounces in 2012, and remains of the view that the sale of material this year will represent most of the remaining sale inventory.

        The Manager believes also that industry participants have spent significant time and money trying to find economic deposits of PGMs outside of South Africa, with very limited success.

The PGM industry's production base is facing significant cost pressure, with cash costs approaching current PGM prices

        The graph on the left below compares the first half of calendar year 2012 industry cash costs plus capital expenditure per 3E PGM ounce equivalent for PGM producers (the bar chart) against the average realized platinum price received by mine producers for standard 3E PGM basket (the solid line). Mines with costs above the average realized 3E PGM basket price are now delivering negative cash flow after capital expenditures. The graph on the right shows the implied cash margin after capital expenditures. These graphs illustrate that currently over 50% of production is cash flow negative and that there are only five producers that generate positive cash margins. However these graphs do not reflect the full impact of the anticipated increased wage labour agreements not yet in place, which the Manager believes will increase the average industry cost base by approximately an additional 6% or 7%. As cash costs rise above the average platinum price, the Manager believes that production will decrease as companies are forced to shut down operations with negative cash flow. In addition, the Manager believes that existing producers will need to make significant capital investments in the future to maintain production, which may be challenging in an environment where such producers face difficulties earning their cost of capital. If producers are unwilling to make such capital investments, future production of platinum and palladium may decline, leading to added demand pressure in a level or declining supply environment.

Global 3E PGM Cost Curve (H1/2012)	Cash Margin After Capex (H1/2012)

Source: CIBC World Markets Equity Research 2012.

PGMs—High supply risk according to British Geological Survey

        The British Geological Survey's risk list 2012 provides an indication of the relative risk to the supply of 41 chemical elements or element groups of global economic importance. The risk list gives an indication as to which elements might be subject to supply disruption. The ranking system for 2012 was based on seven equally weighted criteria:

  •
  scarcity in the Earth's crust;

  •
  production concentration—location of principal producers and contribution to global supply;

  •
  reserve distribution—global distribution of reserves;

  •
  recycling rate;

  •
  substitutability;

  •
  governance (top producing nation); and

  •
  governance (top reserve-hosting nation).

        PGMs received a high supply risk index of 7.6 which is in-line with niobium, cobalt, thorium, indium, gallium and arsenic.

Reproduced with the permission of the British Geological Survey ©NERC. All rights reserved. CP11/108.

Anticipated decline in Russian stock sales of palladium

        Russian stock sales accounted for 8% of the 2011 total palladium supply. Both Johnson Matthey, the world leader in platinum distribution, and the Manager believe there will be one more year of sales from Russian stockpiles. The Manager believes confirmation of an end to the Russian overhang should result in the palladium price rising and the platinum-palladium price differential narrowing.

The Manager believes that demand for PGMs for automobile and industrial applications will continue to grow

        Platinum and palladium are essential components in Autocatalysts—they are the catalyst upon which the reaction converting exhaust emissions into neutral substances occurs. At present, there are no widely used substitutes for platinum and palladium in catalytic converters. As pollution standards around the world become increasingly strict, the use of additional platinum and palladium required in the manufacturing of Autocatalysts to meet these stricter standards is expected to increase. As new industrial applications for platinum and palladium, such as fuel cells continue to emerge, the Manager believes that industrial demand will require increasingly larger amounts of platinum and palladium in the future.

        While North American and European vehicle sales have been volatile between 2008 and 2011 as a result of economic conditions, Asian vehicle sales growth has been strong, particularly for industrial vehicles. Chinese vehicle production is estimated to grow at 5% per annum over the next 3 years according to IHS Global. China has recently surpassed the U.S. to become the largest auto maker globally. Annual growth of this market has recently been in the 6% to 45% range. In 2010, China adopted the Euro IV emission standard on a national basis. These more stringent emission guidelines are expected to materially increase the PGM loadings in Chinese-produced vehicles. The graphs below show global gasoline vehicle production and palladium loading, global diesel vehicle production and platinum loading, and Chinese gasoline vehicle production and palladium loading, respectively.

Global Gasoline Vehicle Production and Palladium Loading	Global Diesel Vehicle Production and Platinum Loading

Chinese Gasoline Automobile Demand (MM$)/Palladium Loading Per Car (g/car)

Source: CIBC World Markets Equity Research 2012.

        In addition, the continued expansion of more stringent emissions standards across Asia is increasing both palladium and platinum loadings per vehicle. Overall, the Manager believes that global demand growth for Autocatalysts, while sensitive to economic factors, should remain relatively steady despite potential near-term economic instability. The graph below shows the continued growth of PGM use in auto production for both gasoline and diesel vehicles.

Global Automotive Platinum and Palladium Demand (MMoz)

Source: CIBC World Markets Equity Research 2012.

Platinum and palladium are increasingly purchased for investment purposes

        Investment demand for platinum was positive at 460,000 ounces in 2011 but 195,000 ounces lower than in 2010. Investment demand for palladium turned negative in 2011 by 565,000 ounces, becoming, in essence, a source of supply, due to the liquidation in the ETF market. After a year of reduced investment in the case of platinum and net disinvestment for palladium, Johnson Matthey believes that the changing market balance is likely to encourage positive sentiment. In 2012, Johnson Matthey expects that investment demand for platinum will grow by 30,000 ounces to 490,000 ounces and investment demand for palladium will grow by 950,000 ounces to 385,000 ounces.

        As is the case with other precious metals, the Manager notes that most demand/supply calculations and forecasts utilize a demand category titled "other". The Manager believes that this category is comprised principally of other investment demand, and that investment demand has become a long-term factor in all precious metals markets. Furthermore, the Manager believes that as government debt and currencies are increasingly called into question by the financial community, this demand category may increase. For the purpose of defining this potentially significant category, this demand will be referred to by the Manager as "monetary substitution" demand.

        As with gold or silver, the Manager believes that platinum and palladium can help protect an investment portfolio from inflation, deflation, economic slowdown and currency devaluation.

The platinum jewellery industry is exhibiting signs of continued and strong growth

        Jewellery purchases are by definition mostly discretionary and are therefore sensitive to consumer income. Platinum jewellery demand increased in 2011 to 2.5 million ounces, driven mainly by growth in the Chinese market with good growth from a low base in India.

        The chart below shows that China has emerged as the largest platinum jewellery consumer globally, accounting for nearly 70% of the market. This is despite the very recent birth of this Chinese industry in the early 1990's. Based on reports from the CPM Platinum Group Metals Yearbook 2011, much of the growth in Chinese jewellery demand has been fuelled by the growing popularity of platinum jewellery by the younger generations of affluent Chinese, who view it as more up-scale alternative to gold and silver. Platinum is favored by wedding purchasers. Due to the expansion plans of several leading retailers of platinum jewellery, the Manager believes that Chinese demand for PGM jewellery will continue to grow.

Global Platinum Jewellery Demand

Source: CIBC World Markets Equity Research 2012.

        This growing trend partially contributes to the continuing increase of platinum purchased on the Shanghai Exchange (see graph below). From 2006 to 2011, platinum purchases doubled on the Shanghai Exchange.

Platinum Purchased on Shanghai Exchange (MMoz)

Source: CIBC World Markets Equity Research 2012.

Promising new growth in the production of fuel cells

        Platinum is widely used in the production of fuel cells, forming the catalytic surface upon which the reaction separating hydrogen from oxygen occurs. Platinum is the most efficient of these surfaces, a platinum-ruthenium alloy is the only close substitute. Fuel cells are becoming increasingly commercialised, recently for stationary power generation and niche vehicles such as forklifts, as well as longer term for light duty vehicles. The Manager believes demand for platinum will increase as the full impact of fuel cell growth is felt beyond 2011. These prospects should continue to support platinum demand and prices.

Platinum and palladium have exhibited strong price performance relative to other asset classes

        The prices of platinum and palladium have appreciated considerably over the past ten, five and three years. As demonstrated in the tables below, an investment in platinum would have outperformed both the S&P 500 and the S&P/TSX Composite indices over the past 10 years. An investment in palladium would have outperformed both the S&P 500 and the S&P/TSX Composite indices over the past 3 and 5 year time frames and the S&P 500 Index over the 10 year time frame.

Historical Total Returns (Compounded Annual Returns)(1)

				Annualized
	3-Months		1-Year	3-Year	5-Year	10-Year
Platinum	4.5%		1.9%	2.9%	1.6%	10.3%
Palladium	3.5%		9.4%	21.1%	12.8%	8.7%
Gold	5.5%		3.0%	14.5%	16.7%	18.5%
S&P 500 Index TR	(1.0%	)	19.3%	10.7%	1.9%	6.4%
S&P/TSX Composite Index TR	0.6%		5.8%	4.3%	1.1%	9.1%

Source: Bloomberg, November 21, 2012.

(1)
The information provided in this table is historical and should not be taken as an indication of future returns. The Trust will not necessarily replicate the performance of spot platinum or palladium prices due to, among other things, fees and expenses associated with the Trust.

Historical Price Chart

        The past ten years for platinum and the past seven years for palladium have demonstrated, aside from the global recession in 2008, steady platinum and palladium price appreciation.

10 Year Price History of Platinum (US$/troy ounce)(1)

10 Year Price History of Palladium (US$/troy ounce)(1)

Source: Bloomberg, November 21, 2012.

(1)
The information provided in these graphs is historical and should not be taken as an indication of the future price of platinum or palladium.

 ORGANIZATION AND MANAGEMENT DETAILS OF THE TRUST

The Manager

        Pursuant to the Management Agreement and the Trust Agreement, the Manager acts as the manager of the Trust. The Manager is a limited partnership formed and organized under the laws of the Province of Ontario, Canada, pursuant to the Limited Partnerships Act (Ontario) by declaration dated September 17, 2008. The general partner of the Manager is Sprott Asset Management GP Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on September 17, 2008. The general partner is a wholly-owned subsidiary of Sprott Inc., which is a corporation incorporated under the laws of the Province of Ontario, Canada, on February 13, 2008. Sprott Inc. is also the sole limited partner of the Manager. Sprott Inc. is a public company listed on the TSX under the symbol "SII". Pursuant to an internal corporate reorganization of Sprott Inc. completed on June 1, 2009, the Manager acquired the assets related to Sprott Asset Management Inc.'s portfolio management business.

        As of September 30, 2012, the Manager, together with its affiliates and related entities, had assets under management totalling Cdn$10.3 billion, and provided management and investment advisory services to many entities, including private investment funds, the Sprott Mutual Funds, the Sprott discretionary managed accounts, and management of certain companies through its subsidiary, Sprott Consulting LP. The following chart illustrates the relationships of the Sprott entities discussed above:

(1)
Sprott Asset Management GP Inc. is the general partner of Sprott Asset Management LP, a Canadian portfolio manager and exempt market dealer.

(2)
Sprott Private Wealth GP Inc. is the general partner of Sprott Private Wealth LP, a Canadian investment dealer.

(3)
Sprott Consulting GP Inc. is the general partner of Sprott Consulting LP.

(4)
SAMGENPAR, Ltd. is the general partner of certain of the Sprott offshore hedge funds.

(5)
Sprott GenPar Ltd. is the general partner of certain of the Sprott Canadian hedge funds.

(6)
Sprott US Holdings Inc. was formed as the sole shareholder of Rule Investments Inc. (which in turn owns Global Resource Investments Ltd), Terra Resource Investment Management Inc., and Resource Capital Investments Corp., which we will refer to as the Global Companies.

        The Manager is an independent asset manager dedicated to achieving superior returns for its clients over the long term. The Manager and its predecessors have a history of offering investment management services to high net worth individuals and institutions that extends back over 30 years. Sprott Securities Limited, a predecessor of the Manager was founded by Eric Sprott in 1981 and gradually grew into: (i) an institutional investment dealer consisting of research, sales, trading and investment banking; (ii) a retail business focused on high net worth individuals; (iii) an asset management business managing, on a discretionary basis, individual accounts and public mutual funds; and (iv) proprietary trading operations. In 2000, Mr. Sprott made the decision to focus solely on the asset management business and a corporate reorganization was effected pursuant to which Sprott Securities Inc. (now Cormark Securities Inc.) was created. The asset management business of Sprott Securities Inc. began to be segregated from the core brokerage activities and Eric Sprott reduced his ownership in Cormark Securities Inc. to a minority position. As the asset management business grew and matured, Sprott Asset Management Inc. was launched in October 2001 as a separate entity. The final stage in the reorganization of Sprott Securities Inc. took effect on January 1, 2002, when Mr. Sprott divested his remaining interest in and any connection to Cormark Securities Inc.

        Subsequently, all of the shareholders of Sprott Asset Management Inc. exchanged their shares for common shares of Sprott Inc., which completed its initial public offering on May 15, 2008. On June 1, 2009, Sprott Inc. completed an internal corporate reorganization in order to separate its operations into three distinct business lines: portfolio management (the Manager); broker-dealer activities (Sprott Private Wealth LP); and consulting services (Sprott Consulting LP). As part of the reorganization, Sprott Asset Management Inc., then a wholly-owned subsidiary of Sprott Inc., transferred all of its assets to the Manager, Sprott Private Wealth LP and Sprott Inc., respectively, and was then wound up. On February 4, 2011 Sprott Inc. completed its acquisition of the Global Companies through its wholly-owned subsidiary Sprott US Holdings Inc.

        The Manager's and its general partner's principal offices are each located at Suite 2700, South Tower, Royal Bank Plaza, 200 Bay Street, Toronto, Ontario, Canada, M5J 2J1. The Manager may also be contacted by toll-free telephone at 1-888-362-7172, by telephone at (416) 362-7172, by facsimile at (416) 362-4928 or by e-mail to invest@sprott.com.

Duties and Services to be Provided by the Manager

        The Manager is responsible for the day-to-day business and administration of the Trust, including management of the Trust's portfolio and all clerical, administrative and operational services. The Manager maintains a public website that will contain information about the Trust and the Units after the completion of the offering. The internet address of the website is www.sprottplatinumpalladium.com. This internet address is provided here only as a convenience to you, and the information contained on or connected to the website is not incorporated into, and does not form part of, this prospectus.

        The Manager initiated the creation and the organization of the Trust and, accordingly, may be considered a promoter or sponsor of the Trust under applicable securities laws.

The Manager's Experience in the Precious Metals Industry

        Since inception, the Manager and, prior thereto, its predecessors have consistently focused on the mining and energy resource sectors. Precious metals, long/short and energy specialists have been added to the Manager's investment team over the years, often by hiring managers with leading track records from other fund management companies. The Sprott Funds, a group of both public and private investment vehicles that are advised by the Manager, are guided by an investment discipline focused on balancing risk to achieve superior returns. Accordingly, the Manager has a "defensive" approach to investing, which includes a belief that precious metals, including gold, silver, platinum and palladium, should be included in every investment portfolio.

        The long-time experience in the precious metals industry of the Manager, its predecessor, Sprott Asset Management Inc., and its affiliates has permitted them to gain an extensive knowledge base in the business of physical bullion, including buying, selling, valuing, pricing, securing or storing physical bullion or physical bullion-related assets. The Manager intends to hold and invest at least 97% of the total net assets of the Trust in physical platinum and palladium bullion that is Good Delivery plates and ingots and all physical platinum and palladium bullion to be purchased by the Trust will be Good Delivery plates and ingots. Based on compliance procedures established by the Manager over time, once the Trust has agreed to purchase platinum and palladium plates and ingots and the order is executed, on delivery each plate or ingot is individually checked against its serial number.

Officers of the Manager and Directors and Officers of the General Partner

        The name, municipality of residence and position(s) with the general partner of the Manager, and the principal occupation of the directors and senior officers of the general partner of the Manager are as follows:

Name and Municipality of Residence	Position with the Manager	Position with the General Partner	Principal Occupation
Eric S. Sprott Oakville, Ontario, Canada	Chief Executive Officer and Chief Investment Officer	Chief Executive Officer and Director	Chairman of Sprott Inc.; Chief Executive Officer and Chief Investment Officer of the Manager and the general partner of the Manager.
James R. Fox Toronto, Ontario, Canada	President	President and Director	President of the Manager and the general partner of the Manager.
Steven Rostowsky Thornhill, Ontario, Canada	Chief Financial Officer	Chief Financial Officer and Director	Chief Financial Officer of Sprott Inc., the Manager and the general partner of the Manager.
Kirstin H. McTaggart Mississauga, Ontario, Canada	Chief Compliance Officer	Corporate Secretary, Chief Compliance Officer and Director	Chief Compliance Officer of the Manager.
John Ciampaglia Caledon, Ontario, Canada	Chief Operating Officer	Chief Operating Officer	Chief Operating Officer of the Manager.
Allan Jacobs Toronto, Ontario, Canada	Senior Portfolio Manager, Director of Small Cap Investments	Director	Senior Portfolio Manager, Director of Small Cap Investments of the Manager.

        Set out below are the particulars of the professional experience of the directors and senior officers of the general partner of the Manager:

Eric Sprott

        Mr. Sprott has over 40 years of experience in the investment industry and has managed client funds for 28 years. Mr. Sprott entered the investment industry as a Research Analyst at Merrill Lynch Canada Inc. In 1981, he founded Sprott Securities Limited (a predecessor to Sprott Securities Inc. and now Cormark Securities Inc.). After establishing Sprott Asset Management Inc., the predecessor of the Manager, in December 2001 as a separate entity, Mr. Sprott divested his entire stake in Sprott Securities Inc. to its employees. In May 2008, Sprott Asset Management Inc. completed its initial public offering through a newly-established holding company, Sprott Inc., and in June 2009 underwent a corporate reorganization. Since the initial public offering and corporate reorganization and until September 7, 2010, Mr. Sprott served as the Chief Executive Officer of Sprott Inc. He currently serves as the Chief Executive Officer and Chief Investment Officer of the Manager and the general partner of the Manager and the Chairman of the board of directors of Sprott Inc. Mr. Sprott is also the Portfolio Manager responsible for the Sprott Hedge Fund LP, Sprott Hedge Fund LP II, Sprott Offshore Fund, Sprott Offshore Fund II, Sprott Canadian Equity Fund, Sprott Energy Fund, Sprott Physical Gold Trust, Sprott Physical Silver Trust and the Sprott discretionary managed accounts.

Mr. Sprott graduated with a Bachelor of Commerce from Carleton University in 1965 and was awarded an Honorary Doctorate from Carleton University in 2003. Mr. Sprott received his Chartered Accountant designation in 1968.

James Fox

        Mr. Fox currently serves as the President of the Manager. From February 2005 to November 2009, Mr. Fox served as Senior Vice-President of Sales & Marketing at the Manager where he initiated the development of new products, formed a wholesale group to increase fund distribution and led marketing efforts to increase the Manager's brand awareness in Canada and abroad. Mr. Fox has been a key contributor to the Manager's sales effort and strategic business initiatives, which have resulted in assets under management growing from $50 million to $9.7 billion over his tenure. Mr. Fox joined the Manager (and its predecessor Sprott Asset Management Inc.) in June 1999. Mr. Fox graduated with a Bachelor of Arts (Finance and Economics) from the University of Western Ontario in 1996 and a Masters of Business Administration from the Rotman School of Management at the University of Toronto in 1999.

Steven Rostowsky

        Mr. Rostowsky joined Sprott Inc. in March 2008 as Chief Financial Officer and currently also serves as Chief Financial Officer of the Manager and the general partner of the Manager. Prior to March 2008, he was a Senior Vice-President, Finance & Administration at the Investment Dealers Association of Canada (now part of the Investment Industry Regulatory Organization of Canada), which we will refer to as the IDA. As a member of the IDA's senior management team, Mr. Rostowsky was responsible for non-regulatory functional areas including Finance, Human Resources, Information Technology and the Association Secretary. Prior to joining the IDA in January 2005, Mr. Rostowsky was the Chief Financial Officer and the Chief Compliance Officer of Guardian Group of Funds Ltd. since July 2001 when Guardian Group of Funds was acquired by the Bank of Montreal. At that time he was a Vice-President, Finance for Guardian Capital Group Limited, Guardian Group of Funds' former parent company. Mr. Rostowsky is a Chartered Accountant and a Chartered Financial Analyst, and graduated with a Bachelor of Business Science (Finance) and a post-graduate accounting degree, both from the University of Cape Town, South Africa.

Kirstin McTaggart

        Ms. McTaggart joined the Manager (and its predecessor Sprott Asset Management Inc.) in April 2003 as a compliance officer and subsequently became the Chief Compliance Officer in April 2007. Ms. McTaggart currently also serves as the Corporate Secretary of the general partner of the Manager, Sprott Inc., Sprott Private Wealth LP and Sprott Private Wealth GP Inc. Ms. McTaggart has accumulated over 21 years of experience in the financial and investment industry. Prior to April 2003, Ms. McTaggart spent five years as a Senior Manager at Trimark Investment Management Inc., where her focus was the development of formal compliance and internal control policies and procedures.

John Ciampaglia

        Mr. Ciampaglia joined the Manager in April 2010 as its Chief Operating Officer. Mr. Ciampaglia began his career in the investment management business in 1993. Before joining the Manager, Mr. Ciampaglia spent 10 years with Invesco Trimark, one of the largest investment management firms in Canada and part of the Invesco group of companies. Mr. Ciampaglia was a Senior Executive at Invesco Trimark and was an active member of Invesco Trimark's Executive Committee. Mr. Ciampaglia held the position of Senior Vice President, Product Development from April 2001 until April 2010 and was responsible for overseeing product development across multiple product lines and distribution channels. Mr. Ciampaglia also played a key role in initiating and leading the implementation of various strategic initiatives at Invesco Trimark. Prior to joining Invesco Trimark, Mr. Ciampaglia spent more than four years at Toronto Dominion Asset Management, where he held progressively senior roles in product management, research and treasury.

Allan Jacobs

        Mr. Jacobs joined the Manager in August 2007 as Director of Small Cap Investments with focus on the Sprott Small Cap Funds. Mr. Jacobs has over 24 years of experience in the investment industry. Prior to August 2007, he was Vice-President and Managing Director since May 1993 and head of Canadian Small Cap Equities at Sceptre Investment Counsel Limited, where he was employed for the previous 14 years. Mr. Jacobs was also the Portfolio Manager of the Sceptre Equity Growth Fund, as well as Portfolio Manager of the Sceptre Canadian Equity Small Cap Pooled Fund and the Canadian small cap component of all other institutional portfolios. Mr. Jacobs currently manages the Sprott Small Cap Hedge Fund (formerly the Sceptre Small Cap Opportunities Fund). Since April 1993, he was an integral part of the Canadian Equity team at Sceptre and was appointed as a Managing Director of Sceptre in 1996. Prior to April 1993, Mr. Jacobs spent four years at Canada Life Investment Management Limited as the Portfolio Manager responsible for Canadian small cap equities and, prior to that, was employed by Old Mutual, as the Portfolio Manager responsible for its flagship $5 billion fund, which was the largest equity fund in South Africa.

Powers and Duties of the Manager

        Pursuant to the Trust Agreement and Management Agreement, the Manager reserves and retains full authority and exclusive power to manage and direct the business and affairs of the Trust including, without limitation, to provide the Trust with all necessary investment management services and all clerical, administrative and operational services. The powers and duties of the Manager are described in more detail in "Description of the Trust Agreement—The Manager" and "Certain Transactions—Management Agreement."

        The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the Unitholders not less than ninety days prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. No approval of, or notice to, Unitholders is required to effect a reorganization of the current Manager which does not result in a change of control of the Manager. The Manager will appoint a successor manager of the Trust and, unless the successor manager is an affiliate of the Manager, such appointment must be approved by an ordinary resolution of the Unitholders, which must be approved, in person or by proxy, by Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the Unitholders do not approve of the appointment of the successor manager as required pursuant to the Trust Agreement, the Trust will be terminated and dissolved upon the effective date of the resignation of the Manager and, after providing for all liabilities of the Trust, the Trust's assets will be distributed to Unitholders on a pro rata basis and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed. See "Termination of the Trust".

Standard of Care and Indemnification of the Manager

        The Manager is required to exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. The standard of care and indemnification of the Manager are described in "Certain Transactions—Management Agreement" and "Description of the Trust Agreement".

Conflicts of Interest of the Manager

        The Manager will be responsible for the management, administration and investment management of the portfolio held by the Trust. The Manager provides, and may in the future provide, management and investment advisory services to other corporations, limited partnerships or other investment funds or managed accounts in addition to the Trust including, without limitation, the Sprott Gold Bullion Fund, the Sprott Silver Bullion Fund, the Sprott Physical Gold Trust and the Sprott Physical Silver Trust. In the event that the Manager elects to undertake such activities and other business activities in the future, the Manager and its principals may be subject to conflicting demands in respect of allocating management time, services and other functions. The Manager and its principals and affiliates will endeavor to treat each client, investment pool and managed account fairly and not to favor one client, investment pool or managed account over another. The amount of time the Manager devotes to each of the clients, investment pools, and managed accounts it manages varies significantly depending on market and other factors. The Manager will spend such time on the affairs of the Trust as it deems necessary, based on its business judgment, to fulfill its contractual and fiduciary obligations to the Trust.

        To avoid any conflict of interest, or the appearance of a conflict of interest, the Manager has adopted a policy pursuant to which any entity or account that is (a) managed or (b) for whom investment decisions are made, directly or indirectly, by a person that is involved in the decision-making process of, or has non-public information about, follow-on offerings of the Trust is prohibited from investing in the Trust, and no such decision-making person is permitted to invest in the Trust for that decision-making person's benefit, directly or indirectly. In addition, the policy requires that any sales of units of the Trust owned by such persons must be pre-cleared by the independent review committee of the Trust.

        In executing its duties on behalf of the Trust, the Manager will be subject to the provisions of the Trust Agreement, the Management Agreement and the Manager's Code of Ethics (a copy of which is available for review upon request at the offices of the Manager), which provide that the Manager will execute its duties in good faith and with a view to the best interests of the Trust and its Unitholders.

Regulation of the Manager

        The Manager is registered with the Ontario Securities Commission as an investment fund manager, portfolio manager and exempt market dealer. The Manager's operations are subject to the rules, regulations and policies of the Canadian Securities Administrators. The distribution of the securities of the various investment funds managed by the Manager is also subject to regulation under the securities legislation of those jurisdictions where such funds are sold.

        The Manager is subject to regulations that cover all aspects of the securities business, including sales methods, trading practices, use and safekeeping of funds and securities, capital structure, record-keeping, conflicts of interest and the conduct of officers and employees. The Ontario Securities Commission has jurisdiction over the Manager and its activities and is empowered to conduct administrative proceedings that can result in censure, fine, the issuance of cease-and-desist orders or the suspension of registration of the Manager or its officers or employees. The Manager is also subject to rules respecting the maintenance of minimum regulatory working capital and insurance. The Manager regularly reviews its policies, practices and procedures to ensure that they comply with current regulatory requirements and employees are routinely updated on all relevant legal requirements.

        The Manager is also subject to Canadian federal and provincial privacy laws regarding the collection, use, disclosure and protection of client information. The Personal Information Protection and Electronic Documents Act, which we will refer to as PIPEDA, the Canadian federal privacy legislation governing the private sector, requires that organizations only use personal information for purposes that a reasonable person would consider appropriate in the circumstances and for the purposes for which it is collected. The Trust will comply with the applicable requirements of PIPEDA and all applicable provincial personal information laws. The Manager, on behalf of the Trust, collects personal information directly from the investors or through their financial advisor or dealer, or both, in order to provide such investor with services in connection with their investment, to meet legal and regulatory requirements and for any other purposes to which such investor may consent.

        The Manager does not sell, lease, barter or otherwise deal with personal information collected by it with third parties. The Manager carefully safeguards all personal information collected and retained by it and, to that end, restricts access to personal information to those employees and other persons who need to know the information to enable the Manager to provide its services. Employees are responsible for ensuring the confidentiality of all personal information they may access. Annually, each of the Manager's employees is required to sign a code of conduct, which contains policies on the protection of personal information.

Independent Review Committee

        In accordance with applicable Canadian securities legislation, the Manager has established an independent review committee for all mutual funds and non-redeemable investment funds managed by the Manager or any of its affiliates, which includes the Trust. The independent review committee is composed of three members, each of whom is independent of the Manager and its affiliates, and free from any interest and any business or other relationship which could, or could be reasonably perceived to, materially interfere with the exercise of an independent review committee member's judgment.

        The mandate of the independent review committee is to consider and provide recommendations to the Manager on conflicts of interest to which the Manager may be subject when managing the mutual funds and non-redeemable investment funds managed by the Manager. The Manager will refer all conflict of interest matters to the independent review committee for its review, approval, or both. The Manager has established a written charter for the independent review committee, which includes its mandate, responsibilities and functions, and the written policies and procedures it will follow when performing its functions, including dealing with conflict of interest matters. The Manager will maintain records in respect of these matters and will provide assistance to the independent review committee in carrying out its functions. The independent review committee will conduct regular assessments and provide reports, at least annually, to the Trust and to Unitholders in respect of its functions. The report prepared by the independent review committee will be made available on the Trust's website www.sprottplatinumpalladium.com or, at a Unitholder's request, sent to the Unitholder at no cost by contacting the Manager at investor@sprott.com.

        The independent review committee will:

  (i)
  review and provide input on the Manager's written policies and procedures that deal with conflict of interest matters;

  (ii)
  review conflict of interest matters referred to it by the Manager and make recommendations to the Manager regarding whether the Manager's proposed actions in connection with the conflict of interest matter achieve a fair and reasonable result for the Trust;

  (iii)
  consider and, if deemed appropriate, approve the Manager's decision on a conflict of interest matter that the Manager refers to the independent review committee for approval; and

  (iv)
  perform such other duties as may be required of the independent review committee under applicable Canadian securities legislation.

        All fees and expenses of the independent review committee incurred in connection with its duties with respect to the Trust will be paid by the Trust and the independent review committee will have the authority to retain, at the expense of the Trust, independent counsel or other advisors if the independent review committee deems it appropriate to do so. The annual fee payable to each member of the independent review committee will be Cdn$30,000. The members of the independent review committee will be indemnified by the Trust, except in cases of willful misconduct, bad faith, negligence or breach of their standard of care.

        The current members of the independent review committee and their principal occupations are as follows:

Name and Municipality of Residence	Principal Occupation
Lawrence A. Ward Toronto, Ontario, Canada	Consultant
W. William Woods Toronto, Ontario, Canada	Consultant
Eamonn McConnell Toronto, Ontario, Canada	Consultant

Trustee

        Pursuant to the Trust Agreement, RBC Investor Services is the trustee of the Trust. The Trustee is a trust company existing under the laws of Canada. The principal office of the Trustee is located at 155 Wellington Street West, Street Level, Toronto, Ontario, Canada, M5V 3L3.

Custodians

        The Trust will employ two custodians. The Mint, a Canadian Crown corporation, will act as custodian for the Trust's physical platinum and palladium bullion, pursuant to the Storage Agreements. The principal office of the Mint is located at 320 Sussex Drive, Ottawa, Ontario, K1A 0G8, Canada. The Mint will engage Via Mat as a sub-custodian for the Trust's physical palladium bullion. The principal office of Via Mat is located at 130 Sheridan Blvd., Inwood, New York, USA 11096. RBC Investor Services will act as custodian of the Trust's assets other than physical platinum and palladium bullion pursuant to the Trust Agreement. The principal office of RBC Investor Services is located at 155 Wellington Street West, Street Level, Toronto, Ontario, M5V 3L3, Canada. See "Custody of the Trust's Assets" for further information concerning the Mint, RBC Investor Services and Via Mat, including information pertaining to the nature of each of their respective businesses.

Auditors

        The auditors of the Trust are Ernst & Young LLP, Chartered Accountants, Licensed Public Accountants, and their principal office is located at Ernst & Young Tower, 222 Bay Street, Toronto, Ontario, Canada, M5K 1J7. The auditors will annually audit the financial statements of the Trust to determine whether they fairly represent, in all material respects, the Trust's financial position, its financial performance and its cash flows in accordance with IFRS. The auditors will also attend a count of physical platinum and palladium bullion owned by the Trust on an annual basis.

Transfer Agent and Registrar

        Pursuant to a transfer agent, registrar and disbursing agent agreement dated as of December 13, 2012 between Equity Financial Trust Company and the Manager, Equity Financial Trust Company was appointed as the transfer agent and registrar for the Units. Equity Financial Trust Company's principal office is located at 200 University Avenue, Suite 400, Toronto, Ontario, Canada, M5H 4H1.

        The transfer agent, registrar and disbursing agent agreement may be terminated by either party to such agreement on 60 days' notice in writing being given to the other at the address set out in such agreement or at such other subsequent address of which notice has been subsequently given. Notwithstanding the foregoing, the transfer agent, registrar and disbursing agent agreement may be terminated by Equity Financial Trust Company on 30 days notice in writing to the Trust in the event the Trust refuses or fails to pay an invoice for fees and expenses, or other demand for payment issued or made pursuant to such agreement by Equity Financial Trust Company, within 60 days of the original invoice or demand.

        Equity Financial Trust Company will receive fees for the transfer agent and registrar-related services provided to the Trust.

Valuation Agent

        Pursuant to a valuation services agreement dated as of December 17, 2012, RBC Investor Services was appointed by the Manager as the valuation agent of the Trust. The valuation agent provides, among other things, valuation and financial reporting services to the Trust and calculates the NAV and the NAV per Unit on a daily basis. The valuation services agreement is described in detail in "Computation of Net Asset Value—The Valuation Services Agreement".

Promoter

        The Manager, which is located in Toronto, Canada may be considered a promoter of the Trust within the meaning of the securities legislation of certain of the provinces and territories of Canada by reason of its initiative in organizing the Trust. See "Organization and Management Details of the Trust—The Manager". The Manager does not own any Units. The Manager will be entitled to ongoing management fees payable by the Trust. See "Certain Transactions—Management Agreement".

 CUSTODY OF THE TRUST'S ASSETS

Custodian for the Trust's Physical Platinum and Palladium Bullion

        The Mint will act as custodian of physical platinum and palladium bullion owned by the Trust pursuant to the Storage Agreements. As described in further detail in the paragraph below, the Mint will store the Trust's physical platinum and palladium bullion at its facilities or at the facilities of a sub-custodian located outside Canada. The Mint is a Canadian Crown corporation responsible for the minting and distribution of Canada's circulation coins. For its services under the Platinum Storage Agreement, which has a term of three years, the Mint will receive a monthly fee of $0.06 per ounce of physical platinum bullion stored provided that a minimum monthly fee of $75.00 is paid. The Mint will also receive an in-and-out fee for platinum of $4.00 per plate or ingot, every time a plate or ingot is deposited at or withdrawn from the Mint. For its services under the Palladium Storage Agreement, which has a term of three years, the Mint will receive a monthly fee based on the value of the bullion stored per calendar day, provided that a minimum monthly fee of $225.00 is paid. For palladium exceeding a value of: (i) $1,000,000, the storage rate per month is $0.3808 per $1,000; (ii) $3,000,000, the storage rate per month is $0.3608 per $1,000; (iii) $5,000,000, the storage rate per month is $0.3432 per $1,000; (iv) $10,000,000, the storage rate per month is $0.3255 per $1,000; (v) $25,000,000, the storage rate per month is $0.3079 per $1,000; and (vi) $50,000,000, the storage rate per month is $0.2151 per $1,000. The Mint will also receive an in-and-out fee for palladium of $0.30 per kilogram, with a minimum of $40.00 per incoming shipment, and a fee of $0.08 per item of small bars or coins, with a minimum of $50.00 per incoming shipment. The Mint will charge HST on storage fees for bullion stored in Canada (but not for bullion stored outside Canada). The Mint's fees are subject to increase 30 days following delivery of a written notice to that effect in the event of changes in economic conditions that increase the Mint's operating costs. Transportation of physical platinum and palladium bullion to or from the Mint by way of armored transportation service carrier will be subject to a separate agreement between the Manager and the Mint, pursuant to which the Trust will be obligated to reimburse the Mint for such transportation costs (except in connection with a redemption of Units for physical platinum and palladium bullion by a Unitholder, in which case such costs will be borne by the redeeming Unitholder).

        The Mint proposes to appoint Via Mat to act as sub-custodian of the physical palladium bullion on a fully allocated basis at vault facilities located in London or Zurich. Via Mat is part of Mat Securitas Express AG, of Switzerland, one of Europe's largest and oldest armoured transport and storage companies, operating widely in North and South America, Europe and the Far East including acting as the carrier for Swiss banknotes used by the Swiss central bank. Any sub-custodian engaged by the Mint will have vault facilities that are accepted as warehouses for the LPPM.

        Under each of the Storage Agreements, upon the initial notice being delivered, the Mint or its sub-custodian, as the case may be, will receive such physical platinum and palladium bullion based on a list provided by the Manager in such written notice that specifies the amount, weight, type, assay characteristics and value, and serial number of the Good Delivery plates or ingots, as the case may be. After verification, the Mint will issue a "Receipt of Deposit" that confirms the plate or ingot count and the total weight in troy ounces in respect of each of physical platinum and palladium bullion. Pursuant to each of the Storage Agreements, the Mint reserves the right to refuse delivery in the event of storage capacity limitations. In the event of a discrepancy arising during the verification process, the Mint will promptly notify the Manager. The Mint will keep the Trust's fully allocated physical platinum and palladium bullion specifically identified as the Trust's property and will keep it on a labeled shelf or physically segregated pallets at all times. The Mint will provide a monthly inventory statement, which the Manager will reconcile with the Trust's records of its physical platinum and palladium bullion holdings. The Manager will have the right to physically count and have the Trust's auditors subject the Trust's physical platinum and palladium bullion to audit procedures at the Mint and at the sub-custodian upon request on any Mint Business Day during the Mint's or sub-custodian's regular business hours, provided that such physical count or audit procedures do not interrupt the routine operation of the applicable custodian's facility. During any such physical count or audit procedures being undertaken with respect to the Trust's physical platinum and palladium bullion, the Mint will receive a fee of $500 per hour pursuant to the Storage Agreements.

        Upon the receipt and taking into possession and control of any of the Trust's physical platinum and palladium bullion, whether through physical delivery or a transfer of physical platinum and palladium bullion from a different customer's account at the Mint, the Mint's liability will commence with respect to such physical platinum and palladium bullion. The Mint will bear all risk of physical loss of, or damage to, physical platinum and palladium bullion of the Trust in the Mint's custody (regardless of the location at which the Mint decides to store physical platinum and palladium bullion), except in the case of circumstances or causes beyond the Mint's reasonable control, including, without limitation, acts or omissions or the failure to cooperate of the Manager, acts or omissions or the failure to cooperate by any third party, fire or other casualty, act of God, strike or labour dispute, war or other violence, or any law, order or requirement of any governmental agency or authority, and has contractually agreed to replace or pay for lost, damaged or destroyed physical platinum and palladium bullion in the Trust's account while in the Mint's care, custody and control. Under each of the Storage Agreements, the Mint's liability terminates with respect to any physical platinum and palladium bullion upon termination of the applicable Storage Agreement, whether or not the Trust's physical platinum and palladium bullion remains in the Mint's or its sub-custodian's possession and control, upon transfer of such physical platinum and palladium bullion to a different customer's account at the Mint or its sub-custodian or at the time such physical platinum and palladium bullion is remitted to the armored transportation service carrier pursuant to delivery instructions provided by the Manager on behalf of a redeeming Unitholder.

        In the event of physical loss, damage or destruction of the Trust's physical platinum and palladium bullion in the Mint's or its sub-custodian's custody, care and control, the Manager, on behalf of the Trust, must give written notice to the Mint within five Mint Business Days after the discovery of any such loss, damage or destruction, but, in the case of loss or destruction of the Trust's physical platinum and palladium bullion, in any event no more than 30 days after the delivery by the Mint to the Manager, on behalf of the Trust, of an inventory statement in which the discrepancy first appears. The Mint will, in its discretion, either (i) replace, or restore to its original state in the event of partial damage, as the case may be, the Trust's physical platinum and palladium bullion that was lost, destroyed or damaged as soon as practicable after the Mint becomes aware of said destruction, or in the case of a loss, within 15 calendar days following receipt of proof of loss by a loss adjuster, based on the advised weight and assay characteristics provided in the initial notice or (ii) compensate the Trust, through the Manager, for the monetary value of the Trust's physical platinum and palladium bullion that was lost or destroyed, within five Mint Business Days from the date the Mint becomes aware of said loss or destruction, based on the advised weight and assay characteristics provided in the initial notice and the market value of such physical platinum and palladium bullion that was lost or destroyed, using the first available London fix of the LPPM from the date the Mint becomes aware of said loss or destruction. If such notice is not given in accordance with the terms of the applicable Storage Agreement, all claims against the Mint will be deemed to have been waived. In addition, no action, suit or other proceeding to recover any loss, damage or destruction may be brought against the Mint unless notice of such loss, damage or destruction has been given in accordance with the terms of the applicable Storage Agreement and unless such action, suit or proceeding shall have been commenced within 12 months from the time such notice is sent to the Mint. The Mint will not be responsible for any special, incidental, consequential, indirect or punitive losses or damages (including lost profits or lost savings), except as a result of gross negligence or willful misconduct by the Mint and whether or not the Mint had knowledge that such losses or damages might be incurred.

        The Mint operates pursuant to the Royal Canadian Mint Act and is a Canadian Crown corporation. Crown corporations are "agents of Her Majesty the Queen" and, as such, their obligations generally constitute unconditional obligations of the Government of Canada. A Crown corporation may be sued for breach of contract or for wrongdoing in tort where it has acted on its own behalf or on behalf of the Crown. However, a Crown corporation may be entitled to immunity if it acts as agent of the Crown rather than in its own right and on its own behalf. Although the Mint has entered into the Storage Agreements on its own behalf and not on behalf of the Crown, a court may determine that, when acting as custodian of the Trust's physical platinum and palladium bullion, the Mint acted as agent of the Crown, and that the Mint may be entitled to immunity of the Crown. Consequently, a Unitholder may not be able to recover for any losses incurred as a result of the Mint's acting as custodian of the Trust's physical platinum and palladium bullion. See "Risk Factors—Under Canadian law, the Trust and Unitholders may have limited recourse against the Mint". The Storage Agreements do not establish a principal and agent relationship, partnership or joint venture between the Mint and the Manager nor do they establish a contractual relationship between the Mint and the Unitholders.

        The Mint reserves the right to reject physical platinum and palladium bullion delivered to it if physical platinum and palladium bullion contains a hazardous substance or if physical platinum and palladium bullion is or becomes unsuitable or undesirable for metallurgical, environmental or other reasons.

        The Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Trust's custodians or any sub-custodians holding the assets of the Trust.

        The Manager, with the consent of the Trustee, will have the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian or additional custodians. The Manager may terminate the custodial relationship with the Mint by giving written notice to the Mint of its intent to terminate the applicable Storage Agreement if: (i) the Mint has committed a material breach of its obligations under such Storage Agreement that is not cured within 10 Mint Business Days following the Manager giving written notice to the Mint of such material breach; (ii) the Mint is dissolved or adjudged bankrupt, or a trustee, receiver or conservator of the Mint or of its property is appointed, or an application for any of the foregoing is filed; or (iii) the Mint is in breach of any representation or warranty contained in such Storage Agreement. The obligations of the Mint include, but are not limited to, maintaining an inventory of the Trust's physical platinum and palladium bullion stored with the Mint, providing a monthly inventory to the Trust, maintaining the Trust's physical platinum and palladium bullion physically segregated and specifically identified as the Trust's property, and taking good care, custody and control of the Trust's physical platinum and palladium bullion. The Trust believes that all of these obligations are material and anticipates that the Manager would terminate the Mint as custodian if the Mint breaches any such obligation and does not cure such breach within 10 Mint Business Days of the Manager giving written notice to the Mint of such breach.

        The Mint carries such insurance as it deems appropriate for its businesses and its position as custodian of the Trust's physical platinum and palladium bullion and will provide the Manager, on behalf of the Trust, with at least 30 days' notice of any cancellation or termination of such coverage. Based on information provided by the Mint, the Manager believes that the insurance carried by the Mint, together with its status as a Canadian Crown corporation with its obligations generally constituting unconditional obligations of the Government of Canada, provides the Trust with such protection in the event of loss or theft of the Trust's physical platinum and palladium bullion stored at the Mint that is consistent with the protection afforded under insurance carried by other custodians that store platinum and palladium commercially. In addition, if the Mint were to become a private enterprise, the Manager, on behalf of the Trust, will make a determination whether the Mint should remain the custodian of the Trust's physical platinum and palladium bullion in light of applicable circumstances, such as the likelihood of receipt of Canadian securities regulatory approval for the Mint to continue to act as a custodian of the Trust after such privatization, the level of insurance carried by the Mint after such privatization, the availability of other custodians and the risk in moving the Trust's physical platinum and palladium bullion to another custodian.

Custodian for the Trust's Assets Other Than Physical Platinum and Palladium Bullion

        Pursuant to the Trust Agreement, RBC Investor Services will act as the custodian of the Trust's assets other than physical platinum and palladium bullion. As compensation for the custodial services rendered to the Trust, RBC Investor Services will receive such fees as mutually agreed upon with the Manager from time to time, currently approximately $5,000 per year. These fees will be paid by the Trust out of the cash reserve held for ongoing expenses and cash redemptions. RBC Investor Services will be responsible for the safekeeping of all of the assets of the Trust delivered to it and will act as the custodian of such assets. The Manager, in accordance with applicable law and with the consent of the Trustee, will have the authority to change the custodial arrangement described above including, but not limited to, the appointment of a replacement custodian or additional custodians. RBC Investor Services carries such insurance as it deems appropriate for its businesses and its position as custodian of the Trust's assets. The Trust Agreement does not require RBC Investor Services to carry insurance in connection with any claims the Trust or Unitholders may have against RBC Investor Services in its capacity as custodian of the Trust's assets other than physical platinum and palladium bullion.

        The Trust will not separately insure its assets, including physical platinum and palladium bullion, or provide any additional protections against loss apart from the insurance carried by the Mint and RBC Investor Services.

 DESCRIPTION OF THE UNITS

        The Trust is authorized to issue an unlimited number of Units in one or more classes and series of a class. Currently, the Trust has issued only one class or series of Units, which are the Units offered in the offering. Each Unit represents an undivided ownership interest in the net assets of the Trust attributable to that class or series of a class of Units. Units are transferable and redeemable at the option of the Unitholder in accordance with the provisions set forth in the Trust Agreement. All Units of the same class or series of a class have equal rights and privileges with respect to all matters, including voting, receipt of distributions from the Trust, if any, liquidation and other events in connection with the Trust. Units and fractions thereof will be issued only as fully paid and non-assessable. Units will have no preference, conversion, exchange or pre-emptive rights. Each whole Unit of a particular class or series of a class entitles the holder thereof to a vote at meetings of Unitholders where all classes vote together, or to a vote at meetings of Unitholders where that particular class or series of a class of Unitholders votes separately as a class.

        The Trust may not issue additional units of the class offered in the offering following the completion of the offering except (i) if the net proceeds per unit to be received by the Trust are not less than 100% of the most recently calculated NAV per Unit immediately prior to, or upon, the determination of the pricing of such issuance or (ii) by way of unit distribution in connection with an income distribution.

        Registration of interests in, and transfers of, the Units will be made through CDS or DTC, each of whom hold the Units on behalf of its participants (i.e., brokers), which in turn may hold the Units on behalf of their customers. On the Closing Date, the Trust will deliver to CDS or DTC, as applicable, certificate(s) evidencing the aggregate Units subscribed for under the offering. All rights of a holder of Units must be exercised through, and all payments or other property to which such holder is entitled will be made or delivered by, CDS or DTC, as applicable, or the CDS or DTC participant through which the holder holds such Units. Upon purchase of any Units, the holder will receive only the customary confirmation.

        References in this prospectus to a holder of Units or Unitholder means, unless the context otherwise requires, the owner of the beneficial interest in such Units.

        The Trust, the Manager, and the underwriters will not have any liability for: (i) records maintained by a depositary relating to the beneficial interests in the Units or the book-entry accounts maintained by such depositary; (ii) maintaining, supervising or reviewing any records relating to such beneficial ownership interests; or (iii) any advice or representation made or given by a depositary and made or given with respect to the rules and regulations of the depositary or any action taken by a depositary or at the direction of the depositary's participants.

        The ability of a beneficial owner of Units to pledge such Units or otherwise take action with respect to such owner's interest in such Units (other than through a CDS or DTC participant) may be limited due to the lack of a physical certificate.

        The Trust has the option to terminate registration of the Units through CDS or DTC, as applicable, in which case the Units will be registered either via a certificate in fully registered form or electronically on the direct registration system with a direct registration advice issued to beneficial owners of such Units or to their nominees.

 REDEMPTION OF UNITS

        Subject to the terms of the Trust Agreement and the Manager's right to suspend redemptions in the circumstances described below, Units may be redeemed at the option of a Unitholder in any month for physical platinum and palladium bullion or cash. All redemptions will be determined using U.S. dollars, regardless of whether the redeemed Units were acquired on NYSE Arca or the TSX. Redemption requests will be processed on the last Business Day of the applicable month.

Redemptions for Physical Platinum and Palladium Bullion

        Subject to the terms of the Trust Agreement, a Unitholder may redeem Units for physical platinum and palladium bullion, provided the redemption request is for a minimum of 25,000 Units. Units redeemed for physical platinum and palladium bullion will have a redemption value equal to the aggregate value of the NAV per Unit of the redeemed Units on the last day of the month on which NYSE Arca is open for trading in the month during which the redemption request is processed. Certain expenses described below will be subtracted from the value of the redeemed Units and the resulting amount the Unitholder will receive will be referred to as the Redemption Amount. The amount of physical platinum and palladium bullion a redeeming Unitholder is entitled to receive will be determined by the Manager, who will allocate the Redemption Amount to physical platinum and palladium bullion in direct proportion to the value of physical platinum and palladium bullion held by the Trust at the time of redemption. Such amount will be referred to as the Bullion Redemption Amount. The quantity of each particular metal delivered to a redeeming Unitholder will be dependent on the applicable Bullion Redemption Amount and the sizes of plates and ingots of that metal that are held by the Trust on the redemption date. A redeeming Unitholder may not receive physical platinum and palladium bullion in the proportions then held by the Trust and, if the Trust does not have a Good Delivery plate or ingot, as the case may be, of a particular metal in inventory of a value equal to or less than the applicable Bullion Redemption Amount, the redeeming Unitholder will not receive any of that metal. Because the Trust's physical platinum bullion will be stored at the Mint in Canada and the Trust's physical palladium bullion will be stored at Via Mat in London or Zurich, in the event of a redemption, the physical platinum bullion and the physical palladium bullion the redeeming Unitholder will receive will be shipped separately.

        Any Bullion Redemption Amount in excess of the value of the Good Delivery plates or ingots, as the case may be, of the particular metal to be delivered to the redeeming Unitholder will be paid in cash, as such excess amount will not be combined with any excess amounts in respect of the other metal for the purpose of delivering additional physical platinum and palladium bullion. A Unitholder redeeming Units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include expenses associated with the handling of the written notice of the Unitholder's intention to redeem Units for physical platinum and palladium bullion, which we will refer to as the Bullion Redemption Notice, a form of which is attached to this prospectus as Exhibit A, the delivery and transportation of physical platinum and palladium bullion for Units that are being redeemed, the applicable platinum and palladium storage in-and-out fees and applicable taxes; including, without limitation, HST or GST and any PST associated with the importation, or delivery and transportation, of physical palladium bullion to a location in Canada and any PST applicable to physical platinum bullion being brought by or on behalf of such redeeming Unitholder into any province which imposes PST on such bullion. Costs associated with the redemption of Units and the delivery and transportation of physical platinum and palladium bullion will be borne by the redeeming Unitholder, and current rates are estimated to be approximately $0.50 per troy ounce of platinum and $5.00 per troy ounce of palladium in connection with delivery to addresses in the continental United States and Canada. The fee per troy ounce could differ depending on the delivery location. Also, the redeeming Unitholder will be responsible for reimbursing the Trust for in-and-out fees charged to the Trust by the Mint, currently approximately $4.00 per plate or ingot of physical platinum bullion and approximately $0.71 per kilogram (with a minimum of $40.00 per shipment) for physical palladium bullion.

Procedure to Redeem for Physical Platinum and Palladium Bullion

        A Unitholder that owns a sufficient number of Units who desires to exercise redemption privileges for physical platinum and palladium bullion must do so by instructing his, her or its broker, who must be a direct or indirect participant of CDS or DTC, to withdraw such position with CDS or DTC, as applicable, and to deliver to the Trust's transfer agent on behalf of the Unitholder a written notice of the Unitholder's intention to redeem Units for physical platinum and palladium bullion. A Bullion Redemption Notice must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which such redemption notice will be processed or, if such day is not a Business Day, then on the immediately following day that is a Business Day. Any Bullion Redemption Notice received after such time will be processed in the next month. Any Bullion Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

        Except as provided under "Redemption of Units—Suspension of Redemptions" below and subject to the procedure set out under "Procedure to Redeem for Physical Platinum and Palladium Bullion", by delivering to the Trust's transfer agent a Bullion Redemption Notice, the Unitholder will be deemed to have irrevocably surrendered his, her or its Units for redemption and appointed the broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

        Once a Bullion Redemption Notice is received by the Trust's transfer agent, the transfer agent, together with the Manager, will determine whether such redemption notice complies with the applicable requirements including a minimum redemption of 25,000 Units and contains delivery/transportation instructions that are acceptable to the armored service transportation carrier. If the Trust's transfer agent and the Manager determine that the Bullion Redemption Notice complies with all applicable requirements, it will provide a notice to such redeeming Unitholder's broker confirming that such redemption notice was received and determined to be complete.

        Any Bullion Redemption Notice delivered to the Trust's transfer agent regarding a Unitholder's intent to redeem Units that the transfer agent or the Manager, in their sole discretion, determines to be incomplete, not in proper form, not duly executed or not for a minimum redemption of 25,000 Units will for all purposes be void and of no effect, and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. If the Trust's transfer agent and the Manager determine that the Bullion Redemption Notice does not comply with the applicable requirements, the transfer agent will provide a notice explaining the deficiency to the Unitholder's broker.

        If the Bullion Redemption Notice is determined to have complied with the applicable requirements, the Manager will determine on the last Business Day of the applicable month the amount of physical platinum and palladium bullion and the amount of cash that will be delivered to the redeeming Unitholder. Also on the last Business Day of the applicable month, the redeeming Unitholder's broker will deliver the redeemed Units to the Trust's transfer agent for cancellation.

        The Manager has some discretion on the amount of physical platinum and palladium bullion the redeeming Unitholder will receive based on the weight of plates and ingots owned by the Trust and the amount of cash necessary to cover the expenses associated with the redemption and delivery and transportation that must be paid by the redeeming Unitholder. The amount of physical platinum and palladium bullion a redeeming Unitholder may be entitled to receive will be determined by the Manager by allocating the Redemption Amount to physical platinum and palladium bullion in direct proportion to the value of physical platinum and palladium bullion held by the Trust at the time of redemption in addition to meeting the requirement for a minimum aggregate redemption amount. Once such determination has been made, the Trust's transfer agent will inform the broker through which the Unitholder has delivered its Bullion Redemption Notice of the proportionate amount of physical platinum and palladium bullion and cash that the redeeming Unitholder will receive.

        Based on instructions from the Manager, the Mint and/or the sub-custodian of the Mint will release the requisite amount of physical platinum and palladium bullion from such custodian or sub-custodian's custody to the armored transportation service carrier, and such release shall constitute delivery of such physical platinum and palladium bullion by the Trust to the redeeming Unitholder and the payment of the portion of the applicable Bullion Redemption Amount that is to be paid in physical platinum and palladium bullion. See "Redemption of Units—Redemptions for Physical Platinum and Palladium Bullion—Transporting Physical Platinum and Palladium Bullion to the Redeeming Unitholder". As directed by the Manager, any cash to be received by a redeeming Unitholder in connection with a redemption of Units for physical platinum and palladium bullion will be delivered or caused to be delivered by the Manager to the Unitholder's account within 21 Business Days after the month in which the redemption is processed.

Transporting Physical Platinum and Palladium Bullion to the Redeeming Unitholder

        A Unitholder redeeming Units for physical platinum and palladium bullion will receive physical platinum and palladium bullion from the Mint and/or its sub-custodian. Physical platinum and palladium bullion received by a Unitholder as a result of a redemption of Units will be transported by armored transportation service carrier pursuant to instructions provided by the Unitholder to the Manager, provided that those instructions are acceptable to the armored transportation service carrier. The armored transportation service carrier will be engaged by or on behalf of the redeeming Unitholder and the release of the physical platinum and palladium bullion by the Mint and/or its sub-custodian to the carrier will constitute delivery of such physical platinum and palladium bullion by the Trust to the Unitholder and the payment of the portion of the applicable Bullion Redemption Amount that is to be paid in physical platinum and palladium bullion. Such physical platinum and palladium bullion can be transported: (i) to an account established by the Unitholder at an institution located in North America authorized to accept and hold Good Delivery plates and ingots; (ii) in the United States, to any physical address (subject to approval by the armored transportation service carrier); (iii) in Canada, to any business address (subject to approval by the armored transportation service carrier); and (iv) outside of the United States and Canada, to any address approved by the armored transportation service carrier. Physical platinum and palladium bullion transported to an institution located in North America authorized to accept and hold Good Delivery plates and ingots will likely retain its Good Delivery status while in the custody of such institution. Physical platinum and palladium bullion transported pursuant to a Unitholder's delivery instructions to a destination other an institution located in North America authorized to accept and hold Good Delivery plates and ingots will no longer be deemed Good Delivery once received by the Unitholder. Physical palladium bullion delivered to a Canadian address will be subject to HST or GST and any applicable PST. Physical platinum bullion delivered to a Canadian address will be subject to PST if delivered in a province that imposes PST on such bullion.

        Costs associated with the redemption of Units and the delivery and transportation of physical platinum and palladium bullion will be borne by the redeeming Unitholder, and current rates are estimated to be approximately $0.50 per troy ounce of platinum and $5.00 per troy ounce of palladium in connection with delivery to addresses in the continental United States and Canada (together with applicable HST, GST and/or PST where the delivery is in Canada). The fee per troy ounce could differ depending on the delivery location. Also, the redeeming Unitholder will be responsible for reimbursing the Trust for in-and-out fees charged to the Trust by the Mint and/or its sub-custodian, currently $4.00 per plate or ingot of physical platinum bullion and approximately $0.71 per kilogram (with a minimum of $40.00 per shipment) for physical palladium bullion. Unitholders interested in redeeming Units for physical platinum and palladium bullion should contact the Manager for current costs associated with the delivery and transportation of such bullion pursuant to the Unitholder's instructions.

        The armored transportation service carrier will receive physical platinum and palladium bullion in connection with a redemption of Units approximately 21 Business Days after the end of the month in which the redemption notice is processed. Once physical platinum and palladium bullion representing the redeemed Units has been released to the armored transportation service carrier, the Trust and the Mint will no longer bear the risk of loss of, and damage to, such physical platinum and palladium bullion. In the event of a loss after physical platinum and palladium bullion has been placed with the armored transportation service carrier, the Unitholder will not have recourse against the Trust or the Mint.

Example of a Redemption for Physical Platinum and Palladium Bullion

        In the following example of a redemption of Units for physical platinum and palladium bullion, we have assumed the following:

Date that the Bullion Redemption Notice was received in good order by the Trust's transfer agent	November 12
Date by which the Bullion Redemption Notice must be received to be processed in that month	November 15
Number of Units redeemed	25,000 Units
NAV per Unit on November 30	US$10.00
Closing price of platinum per troy ounce on November 30	US$1,400.00
Closing price of palladium per troy ounce on November 30	US$640.00
Proportion of value of Trust held in platinum/palladium	1/1
Value of redeemed Units attributable to physical platinum bullion held	US$125,000
Value of redeemed Units attributable to physical palladium bullion held	US$125,000
Amount of physical platinum bullion represented by the Units being redeemed	89.286 troy ounces
Amount of physical palladium bullion represented by the Units being redeemed	195.312 troy ounces
Delivery fee per troy ounce of platinum(1)	$0.50
Delivery fee per troy ounce of palladium(1)	$5.00
In-and-out fee per plate or ingot of platinum	$4.00
In-and-out fee per kilogram of palladium ($40.00 minimum per shipment)	$0.71
Delivery location	United States(1)

(1)
Physical palladium bullion delivered in Canada is subject to HST or GST and any applicable PST, and the redeeming Unitholder will be responsible for payment of any such tax. This example assumes that no HST, GST or PST is due.

        The Bullion Redemption Notice is received by the Trust's transfer agent before November 15, so the redemption will be processed in the month ending November 30 (for purposes of this example, we have assumed that November 15, November 30 and December 1 are Business Days). The Trust's transfer agent and the Manager review the Bullion Redemption Notice and determine that (i) it complies with all applicable requirements and (ii) the number of Units redeemed is equal to 89.286 troy ounces of platinum and 195.312 troy ounces of palladium. Because the size of a plate or ingot of platinum and palladium is between 1 kilogram (32.15 troy ounces) and 6 kilograms (192.90 troy ounces), it is determined that the amount of platinum and palladium bullion to be redeemed is sufficient in amount for at least one Good Delivery plate or ingot of platinum and at least one Good Delivery plate or ingot of palladium, plus expected expenses. Therefore, the Manager determines that the redeeming Unitholder will receive no more than 89.286 troy ounces of physical platinum bullion and no more than 195.312 troy ounces of physical palladium bullion (subject to available plate or ingot sizes in inventory), and notifies the Mint and RBC Investor Services that a redemption of no more than 89.286 troy ounces of platinum and no more than 195.312 troy ounces of palladium is scheduled. The transfer agent then sends a notice to the redeeming Unitholder's broker that the Bullion Redemption Notice has been received and determined to be complete.

        The Mint reviews the list of Good Delivery plates and ingots owned by the Trust and stored at its facilities. The Mint then determines the number of plates and ingots that add up to the desired range for each of platinum and palladium bullion and informs the Manager of the available plates and ingots. In the example at hand, the Mint determines that the amount of platinum bullion to be delivered will be two, one kilogram plates or ingots of platinum bullion (equalling 64.302 troy ounces) and one, six kilogram plate or ingot of palladium bullion (equalling 192.904 troy ounces).

        The Manager then determines the delivery and in-and-out expenses for platinum plates or ingots weighing an aggregate of 64.302 troy ounces and for palladium plates or ingots weighing an aggregate of 192.904 troy ounces, which are $0.50 × 64.302 plus $4.00 × 2 for platinum and $5.00 × 192.904 plus $40.00 × 1 for palladium, for a total of $1,044.67. Since the redemption request is for 25,000 Units, the redeeming Unitholder will receive two Good Delivery plates or ingots of platinum weighing an aggregate of 64.302 troy ounces and one Good Delivery plate or ingot of palladium weighing an aggregate of 192.904 troy ounces, plus cash in an amount equal to 24.984 troy ounces of platinum and 2.409 troy ounces of palladium at the closing price of platinum and palladium, respectively, on November 30 ($1,400 and $640, respectively) less delivery and storage in-and-out expenses, which equals $36,518.64 less $1,044.67. The Good Delivery plates or ingots of platinum weighing an aggregate of 64.302 troy ounces and the Good Delivery plate or ingot of palladium weighing an aggregate of 192.904 troy ounces will be provided to the armored transportation service carrier within 21 Business Days of November 30. In addition, the $35,473.97 in cash will be delivered to the redeeming Unitholder's account within 21 Business Days of November 30.

        On November 30, the redeeming Unitholder's broker will deliver 25,000 Units to CDS or DTC and, on December 1, the Trust's transfer agent will observe the newly adjusted CDS or DTC position and cancel the 25,000 redeemed Units.

        As discussed above, Unitholders who desire to redeem Units for physical platinum and palladium bullion may not receive physical platinum and palladium bullion in proportion to the value of a particular metal held by the Trust or at all. See "Risk Factors—Unitholders who wish to exercise redemption privileges for physical platinum and palladium bullion may not receive the entire amount of their redemption proceeds in physical platinum and palladium bullion".

Redemptions for Cash

        Unitholders whose Units are redeemed for cash will be entitled to receive a redemption price per Unit equal to 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on NYSE Arca or, if trading has been suspended on NYSE Arca, the volume-weighted average trading price of the Units traded on the TSX, for the last five days on which the respective stock exchange is open for trading for the month in which the redemption request is processed and (ii) the NAV per Unit of the redeemed Units, on the last day of such month on which NYSE Arca is open for trading. Cash redemption proceeds will be transferred to a redeeming Unitholder approximately three Business Days after the end of the month in which such redemption request is processed by the Trust.

Procedure to Redeem for Cash

        To redeem Units for cash, a Unitholder must deliver a notice to redeem Units for cash, which we will refer to as a Cash Redemption Notice, a form of which is attached to this prospectus as Exhibit B, to the Trust's transfer agent or, if applicable, instruct the Unitholder's broker to deliver a Cash Redemption Notice to the Trust's transfer agent. A Cash Redemption Notice must be received by the Trust's transfer agent no later than 4:00 p.m., Toronto time, on the 15th day of the month in which the Cash Redemption Notice will be processed or, if such day is not a Business Day, then on the immediately following day that is a Business Day. Any Cash Redemption Notice received after such time will be processed in the next month. Any Cash Redemption Notice must include a valid signature guarantee to be deemed valid by the Trust.

        Except as provided under "Redemption of Units—Suspension of Redemptions" and subject to the procedure set out below, by instructing a broker to deliver to the Transfer Agent a Cash Redemption Notice, the Unitholder will be deemed to have irrevocably surrendered his, her or its Units for redemption and appointed such broker to act as his, her or its exclusive settlement agent with respect to the exercise of such redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise.

        Any Cash Redemption Notice delivered to the Trust's transfer agent regarding a Unitholder's intent to redeem Units that the Trust's transfer agent or the Manager determines to be incomplete, not in proper form or not duly executed will for all purposes be void and of no effect and the redemption privilege to which it relates will be considered for all purposes not to have been exercised thereby. For each Cash Redemption Notice, the Trust's transfer agent will notify the redeeming Unitholder's broker that such Cash Redemption Notice has been deemed insufficient or accepted and duly processed, as the case may be.

        Upon receipt of the Cash Redemption Notice, the Manager will determine on the last Business Day of the applicable month the amount of cash that will be delivered to the redeeming Unitholder. Also on the last Business Day of the applicable month, the redeeming Unitholder's broker will deliver the redeemed Units to the Trust's transfer agent for cancellation.

Canadian Tax Implications of Redemption

        Pursuant to the Trust Agreement, the Manager, in its sole discretion, may allocate and, where applicable, designate to a Unitholder who has redeemed Units during a year an amount equal to any net income or net realized capital gains realized by the Trust for the year as a result of the disposition of any of the Trust's property to satisfy the Bullion Redemption Notice or the Cash Redemption Notice, as the case may be, given by such Unitholder or such other amount that is determined by the Manager to be reasonable. See "Material Tax Considerations".

Suspension of Redemptions

        The Manager, on behalf of the Trust, may suspend the right of Unitholders to request a redemption of their Units or postpone the date of delivery or payment of the redemption proceeds (whether in physical platinum and palladium bullion or cash, or both, as the case may be) with the prior approval of Canadian securities regulatory authorities having jurisdiction, where required, for any period during which the Manager determines that conditions exist which render impractical the sale of assets of the Trust or which impair the ability of the Manager to determine the value of the assets of the Trust or the redemption amount for the Units.

        In the event of any such suspension, the Manager will issue a press release announcing the suspension and will advise the Trustee, the Trust's valuation agent and any other agents appointed by the Manager, as applicable. The suspension may apply to all requests for redemption received prior to the suspension, but as for which payment has not been made, as well as to all requests received while the suspension is in effect. All Unitholders making such requests will be advised by the Manager of the suspension and that the redemption will be effected at a price determined on the first valuation date that the Net Asset Value per Unit is calculated following the termination of the suspension. All such Unitholders will have, and will be advised that during such suspension of redemptions that they have, the right to withdraw their requests for redemption. The suspension will terminate in any event on the first Business Day on which the condition giving rise to the suspension has ceased to exist or when the Manager has determined that such condition no longer exists, provided that no other condition under which a suspension is authorized then exists, at which time the Manager will issue a press release announcing the termination of the suspension and will advise the Trustee, the Trust's valuation agent and any other agents appointed by the Manager, as applicable. Subject to applicable Canadian and U.S. securities laws, any declaration of suspension made by the Manager, on behalf of the Trust, will be conclusive.

Suspension of Calculation of Net Asset Value Per Unit

        During any period in which the right of Unitholders to request a redemption of their Units for physical platinum and palladium bullion or cash is suspended, the Manager, on behalf of the Trust, will direct the Trust's valuation agent to suspend the calculation of the NAV, the NAV per Unit and the Class Net Asset Value (as hereinafter defined) for each class or series of a class of Units. During any such period of suspension, the Trust will not issue or redeem any Units. In the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be. See "Computation of Net Asset Value—Suspension of Calculation of Net Asset Value Per Unit".

 USE OF PROCEEDS

        The estimated net proceeds from the offering, after deducting the underwriters' commissions and the estimated expenses of the offering, will be $265,390,000 (or $305,290,000 if the underwriters fully exercise their Over-Allotment Option).

        The Trust anticipates it will use at least 97% of the net proceeds of the offering to acquire amounts of Good Delivery physical platinum and palladium bullion equal in dollar value, all in accordance with the Trust's investment objective and subject to the Trust's investment and operating restrictions described herein. The remaining net proceeds of the offering will be retained by the Trust in cash in order to provide available funds for expenses. See "Business of the Trust—Fees and Expenses".

 CAPITALIZATION

        The following table sets forth the capitalization of the Trust as of October 31, 2012, both before and after giving effect to the offering (assuming no exercise of the underwriters' Over-Allotment Option). There have been no significant changes to the Trust's capitalization since October 31, 2012.

Designation	Authorized	As of October 31, 2012	As of October 31, 2012 after giving effect to the Offering(1)
Units	Unlimited	$10	$265,390,000
		(1 Unit)	(28,000,000 Units)

Total Capitalization		$10	$265,390,000

(1)
After deducting the estimated underwriting commissions and estimated applicable expenses of the offering payable by the Trust.

 DISTRIBUTION POLICY

Distribution of Net Income and Net Realized Capital Gains to Unitholders

        The Trust does not anticipate making regular cash distributions to Unitholders. However, as of the last Business Day of each fiscal year or such other time as the Manager otherwise determines, the Manager will determine the net income and net realized capital gains in accordance with the Trust Agreement. The initial distribution policy of the Trust will be to make an annual distribution of such net income and net realized capital gains, if any, to Unitholders through a distribution of additional Units to the extent that such income or gains is not being allocated to Unitholders whose Units were redeemed in the year. All distributions are at the discretion of the Trustee, acting on the direction of the Manager.

        Distributions, if any, of net income or net realized capital gains will generally be made to Unitholders who were Unitholders of record as of 5:00 p.m., Toronto time, on the last Business Day prior to any relevant distribution date. The amounts to be paid to a Unitholder will be the amount of net income or net realized capital gains determined pursuant to the Trust Agreement divided by the total number of Units outstanding at 5:00 p.m., Toronto time, on the distribution date multiplied by the number of Units held by such Unitholder as of 5:00 p.m., Toronto time, on the applicable distribution date. Notwithstanding the foregoing, the Manager may adopt a method of allocating an appropriate proportion of net income and net realized capital gains to Unitholders that redeemed Units during the year. All distributions, if declared and paid, will be calculated and, if a cash distribution, paid in United States currency.

        It is the intention that the total amount due and payable in any year will not be less than the amount necessary to ensure that the Trust will not be liable for income tax under Part I of the Tax Act for such year after taking into account the Trust's entitlement to a capital gains refund, if any, and amounts of realized capital gains or net income that are being allocated to Unitholders whose Units were redeemed in the year. The Manager may direct that such distribution or payment will be due and payable by the Trust in cash or reinvested in additional Units. Where distributions are payable in additional Units, the Trust's registrar or transfer agent, acting on the direction of the Manager, may round up or round down the number of Units in order to avoid the Trust issuing fractional Units. Any additional Units that are issued in this manner will be of the same class or series of a class at a price equal to the NAV per Unit as of the valuation time on the applicable distribution date, and the Units will be immediately consolidated so that the number of outstanding Units following the distribution will equal the number of Units outstanding prior to the distribution.

        Notwithstanding the foregoing paragraph, where Canadian tax is required to be withheld in respect of a Unitholder's share of a distribution paid in Units, the consolidation will result in such Unitholder holding that number of Units equal to the product of (i) the sum of the number of Units held by such Unitholder prior to the distribution and the number of Units received by such Unitholder in connection with the distribution (net of the total of the number of whole or fractional Units withheld by the Trust to satisfy the Trust's withholding obligations and the number of whole or fractional Units withheld pursuant to the Trust Agreement on account of the reasonable expenses incurred in respect of the sale of such Units withheld on account of withholding taxes), and (ii) a quotient, the numerator of which is the aggregate number of Units outstanding prior to the distribution, and the denominator of which is the aggregate number of Units that would be outstanding following distribution and before the consolidation if no withholding were required in respect of any part of the distribution payable to any Unitholders. Such Unitholder will be required to surrender the certificates, if any, representing such Unitholder's original Units in exchange for a certificate representing such Unitholder's post-consolidation Units.

Additional Distributions, Designations, Determinations, Allocations and Elections

        In addition to any distributions made to Unitholders as described above, on the direction of the Manager, the Trust will at such times and in such manner as directed by the Manager, make such additional distributions of monies or properties of the Trust including, without restriction, returns of capital, in such amounts per Unit, payable at such time or times and to Unitholders of record on such distribution date, as from time to time may be determined by the Manager, and make such designations, determinations, allocations and elections for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to

Unitholders and of expenses incurred by the Trust and of tax deductions of which the Trust may be entitled, as the Manager may, in its sole discretion, determine.

Withholding Taxes

        The Manager will deduct or withhold from distributions payable to any Unitholder all amounts required by applicable law to be withheld from such distributions, whether such distributions are in the form of cash, additional Units or otherwise. In the event of a distribution in the form of additional Units, the Manager may sell Units of such Unitholder to pay such withholding taxes and to pay all reasonable expenses in respect of such sale and the Manager will have the power of attorney of such Unitholder to do so. Any such sale will be made in compliance with applicable law on any stock exchange on which the Units are then listed and upon such sale, the affected Unitholder will cease to be the holder of such Units. In the event that the net proceeds of any such sale of a Unitholder's Units exceed the statutory withholding required and the reasonable expenses incurred in respect of such sale, the Manager will remit such excess to the Unitholder.

Income Tax Statements

        On or before March 31 in each year, or in the case of a leap year on or before March 30 in such year, if applicable, or as otherwise required, the Manager will prepare and deliver or make available electronically, or cause to be prepared and delivered or be made available electronically, to Unitholders information pertaining to the Trust, including all distributions, designations, determinations, allocations and elections, which is required by the Tax Act or which is necessary to permit Unitholders to complete their individual income tax returns for the preceding year.

        In the event that amounts that were allocated, distributed or paid to Unitholders as capital gains or as non-taxable payments are, for any reason, subsequently determined (including as a result of an assessment or reassessment by any taxation authorities) to have been fully includible in the taxable income of the Trust for the relevant fiscal year, then the Manager shall have the discretion to declare that all or part of such amounts shall be retroactively deemed to have been allocated, distributed and paid to Unitholders out of the income of the Trust, and the Manager may issue new or amended tax reporting slips to the relevant Unitholders or former Unitholders to report any such distributions to them.

        Within 45 days from the end of each taxable year of the Trust, the Manager will provide or cause to be provided to Unitholders all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF within the meaning of Section 1295 of the U.S. Internal Revenue Code for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, including, but not limited to, providing or causing to be provided to Unitholders or beneficial owners of Units, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g). The Manager will comply and cause the Trust to comply with all applicable requirements of the U.S. Treasury Regulations necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF.

Unclaimed Interest, Dividends or Distributions

        In the event that the Trust's registrar or transfer agent holds interest, dividends or other distributions which are unclaimed or which cannot be paid for any reason, the Trust's registrar or transfer agent will not be under any obligation to invest or reinvest the same but will administer such unclaimed amounts as directed by the Manager in accordance with applicable laws. Any Unitholder making a claim in respect of any amount payable pursuant to the Trust Agreement is required to give notice in writing of such claim to the Trust's registrar or transfer agent or the Manager no later than the second anniversary of the date on which the amount was payable. Such notice must set out the basis for the claim, the amount claimed and the specific grounds for the claim. The Trust's registrar or transfer agent will, unless otherwise required by applicable law, pay over to the Trust any such amounts which have been held for more than six years. The Trust will indemnify and save harmless the Trust's registrar or transfer agent, as applicable, in respect of any claim made for such amounts.

 DESCRIPTION OF THE TRUST AGREEMENT

        The Trust is a Canadian closed-end mutual fund trust established on December 23, 2011 under the laws of the Province of Ontario, Canada, pursuant to the Trust Agreement. The Trust Agreement governs all aspects of the Trust. A copy of the Trust Agreement is available for inspection at the Manager's office. The following is a description of the material terms of the Trust Agreement.

General

        The Trust was established under the laws of the Province of Ontario, Canada, and its Units (as described below under "Description of the Trust Agreement—Structure of the Trust") and its property are governed by the general laws of trusts of that Province and by the terms of the Trust Agreement. The Trust will, for the benefit of its Unitholders, engage in making investments in accordance with the investment objective, strategy and restrictions described under "Business of the Trust—Investment and Operating Restrictions." The business of the Trust will include all things necessary or advisable to give effect to the Trust's investment objective, strategy and restrictions. The Trustee will act as the trustee of the assets, monies and investments from time to time of the Trust and will hold the same upon and subject to the provisions of the Trust Agreement. The Trust will consist of (i) monies from time to time delivered to the Trustee for investment in the units pursuant to the Trust's investment and operating restrictions and (ii) such investments and other assets as may from time to time be acquired by the Trustee through the application of such monies, together with accretions thereto, less amounts paid out by the Trustee from time to time in accordance with the Trust Agreement. See "Business of the Trust—Investment and Operating Restrictions." The head office and principal office and situs of administration of the Trust is in Toronto, Ontario, Canada.

        The Trust is considered a mutual fund under Canadian securities legislation. The Trust is not registered as an investment company under the Investment Company Act of 1940 and is not a commodity pool for purposes of the Commodity Exchange Act of 1936, and none of the Manager, the Trustee or the underwriters for the offering is subject to regulation by the CFTC as a commodity pool operator or commodity trading advisor in connection with the Units.

Structure of the Trust

        An interest in the Trust is represented by one or more classes and series of transferable, redeemable Units, including the Units in the offering. The attributes of each class or series of a class of Units created and authorized for the Trust are as described below and in the Trust Agreement. The attributes of each class or series of a class of Units may not be changed without the prior approval of Unitholders of that class or series of a class by way of an extraordinary resolution, which must be approved, in person or by proxy, by Unitholders holding Units representing in aggregate not less than 66 2/3% of the Net Asset Value ascribed to such class or series of a class of Units as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 66 2/3% of the Net Asset Value ascribed to such class or series of a class of Units as determined in accordance with the Trust Agreement.

        Each class or series of a class of Units will have the following attributes:

  (a)
  each Unit will be without nominal or par value;

  (b)
  each whole Unit of a particular class or series of a class will entitle the holder thereof to one vote at all meetings of Unitholders where all classes and series of Units vote together and to one vote at all meetings of Unitholders where that particular class or series of a class of Units votes separately as a class or series;

  (c)
  each Unit of a particular class or series of a class will entitle the holder thereof to participate pro rata, in accordance with the provisions of the Trust Agreement, with respect to all distributions made to that class or series of a class and, upon liquidation of the Trust, to participate pro rata with other Unitholders of that same class or series of a class in the Net Asset Value remaining after the satisfaction of outstanding liabilities of the Trust and the class or series of a class as provided in the Trust Agreement;

  (d)
  distributions will be allocated among the classes or series of a class of Units in such manner as the Manager considers appropriate and equitable;

  (e)
  no pre-emptive rights will attach to the Units;

  (f)
  no cancellation or surrender provisions will attach to the Units except as set out in the Trust Agreement;

  (g)
  once the Net Asset Value per Unit for the applicable class or series of a class, determined in accordance with Trust Agreement, at the time of issuance has been paid, Units will be non-assessable so that there will be no liability for future calls or assessments with respect to the Units;

  (h)
  all Units will be transferable, but only as contemplated by the Trust Agreement;

  (i)
  each Unit will entitle the holder thereof to require the Trust to redeem the Unit as provided in the Trust Agreement;

  (j)
  subject to limitations and requirements determined from time to time by the Manager and stated in the disclosure documents of the Trust, including this prospectus, each Unit of a particular class or series of a class of the Trust may be redesignated by the Manager as a Unit of another class or series of the Trust based on the respective Net Asset Value per Unit for each such class or series of Units on the date of the redesignation;

  (k)
  the number of Units and the classes and series of Units of the Trust that may be issued is unlimited; and

  (l)
  fractional Units of a class or series of a class may be issued and will be proportionately entitled to all the same rights as whole Units of that same class or series, except voting rights (however fractional Units held by a single Unitholder may be combined).

        Units may be consolidated or subdivided by the Manager upon the Manager giving at least 21 days' prior written notice to the Trustee and to each Unitholder of its intention to do so. Notwithstanding the foregoing, Units may be consolidated without notice to Unitholders in connection with a distribution to Unitholders in accordance with the Trust Agreement. See "Distribution Policy".

        Each Unit will be redeemable as set forth under "Redemption of Units", except during such times as the Manager has suspended the right to redeem in accordance with the Trust Agreement. See "Redemption of Units—Suspension of Redemptions".

        The right to conduct the business and affairs of the Trust is vested exclusively in the Trustee and the Manager, and the day-to-day management and administration of the Trust will be conducted by the Manager. Unitholders will have no interest in the Trust other than their beneficial interest in the Units held by them, and Unitholders will not be called upon to share or assume any losses of the Trust or suffer any assessment or further payments to the Trust or the Trustee of any kind by virtue of their ownership of the Units. However, under the law governing the Trust, Unitholders could be held summarily liable for obligations of the Trust to the extent that claims against the Trust are not satisfied out of the assets of the Trust. See also "Description of the Trust Agreement—Unitholder Approval—Unitholder Liability".

        Pursuant to the Trust Agreement, the Trust may not issue additional Units following the completion of the offering except (i) if the net proceeds per Unit to be received by the Trust are not less than 100% of the most recently calculated NAV per Unit immediately prior to, or upon, the determination of the pricing of such issuance, (ii) by way of Unit distribution in connection with an income distribution or (iii) with the approval of Unitholders by extraordinary resolution.

Concerning the Unitholders

        Each Unitholder is entitled to one vote for each whole Unit held by the Unitholder. Meetings of Unitholders will be held by the Manager or the Trustee at such time and on such day as the Manager or the

Trustee may from time to time determine for the purpose of considering the matters required to be placed before such meetings in accordance with the Trust Agreement or applicable laws and for the transaction of such other related matters as the Manager or the Trustee determines. Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement may requisition a meeting of Unitholders by giving a written notice to the Manager or the Trustee setting out in detail the reason(s) for calling and holding such a meeting. The Trustee will, upon the written request of the Manager or the Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement, requisition a meeting of Unitholders, provided that in the event of a request to call a meeting of Unitholders made by such Unitholders the Trustee will not be obligated to call any such meeting until it has been satisfactorily indemnified by such Unitholders against all costs of calling and holding such meeting. Unless otherwise required by applicable securities laws or stock exchange rules, the Trust need only hold meetings of Unitholders as described above and is not required to hold annual or other periodic meetings.

        Meetings of Unitholders will be held at the principal office of the Trust or elsewhere in the municipality in which its office is located or, if the Manager so determines, at any other place in Canada. Notice of the time and place of each meeting of Unitholders will be given not less than 21 days before the day on which the meeting is to be held to each Unitholder of record at 4:00 p.m., Toronto time, on the day on which the notice is given. Notice of a meeting of Unitholders will state the general nature of the matters to be considered by the meeting. A meeting of Unitholders may be held at any time and place without notice if all the Unitholders entitled to vote thereat are present in person or represented by proxy or, if those not present or represented by proxy waive notice of, or otherwise consent to, such meeting being held.

        A quorum for the transaction of business at any meeting of Unitholders will be at least two Unitholders holding not less than 5% of the outstanding Units on such date present in person or represented by proxy and entitled to vote thereat. The chairman at a meeting of Unitholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

        At any meeting of Unitholders every person will be entitled to vote who, as of the end of the Business Day immediately preceding the date of the meeting, is entered in the register of the Trust, unless in the notice of meeting and accompanying materials sent to Unitholders in respect of the meeting a record date is established for persons entitled to vote thereat.

        For the purpose of determining the Unitholders who are entitled to receive notice of and to vote at any meeting or any adjournment thereof, or for the purpose of any action other than as provided in the Trust Agreement for valuation, computation and distribution of net income and net realized capital gains, any other additional distributions, and taxes, the Manager may fix a date not more than 60 days nor fewer than 30 days prior to the date of any meeting of Unitholders or other action as a record date for the determination of Unitholders entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to receive such distributions or to be treated as Unitholders of record for purposes of such other action, and any Unitholder who was a Unitholder at the time so fixed will be entitled to receive notice of and to vote at, such meeting, or any adjournment thereof, or to be treated as a Unitholder of record for purposes of such other action, even though he or she has since that date disposed of his or her Units and no Unitholder becoming such after that date will be entitled to receive notice of and to vote at such meeting, or any adjournment thereof, or to be treated as a Unitholder of record for purposes of such other action.

        At any meeting of Unitholders, any Unitholder entitled to vote thereat may vote by proxy and a proxy need not be a Unitholder, provided that no proxy may be voted at any meeting unless it has been placed on file with the Manager, or with such other agent of the Trust as the Manager may direct, prior to the commencement of such meeting. If approved by the Manager, proxies may be solicited naming the Manager as proxy and the cost of such solicitation will be paid out of the property of the Trust. When any Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Unit, but if more than one of them is present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote will not be received in respect of such Unit. The instrument appointing any proxy will be in such form and executed in such manner as the Manager may from time to time determine.

        At any meeting of Unitholders every question will, unless otherwise required by the Trust Agreement or applicable laws, be determined by an ordinary resolution on the question which must be approved by the vote, in person or by proxy, of Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement.

        Subject to the provisions of the Trust Agreement or applicable laws, any question at a meeting of Unitholders will be decided by a show of hands unless a poll thereon is required or demanded. Upon a show of hands every person who is present and entitled to vote will have one vote. If demanded by any Unitholder at a meeting of Unitholders or required by applicable laws, any question at such meeting will be decided by a poll. Upon a poll each person present will be entitled, in respect of the Units which the Unitholder is entitled to vote at the meeting upon the question, to one vote for each whole Unit held and the result of the poll so taken will be the decision of the Unitholders upon the said question.

        A resolution in writing forwarded to all Unitholders entitled to vote on such resolution at a meeting of Unitholders and signed by the requisite number of Unitholders required to obtain approval of the matter addressed in such resolution is as valid as if it had been passed at a meeting of Unitholders in accordance with the Trust Agreement.

        Any resolution passed in accordance with the Trust Agreement will be binding on all Unitholders and their respective heirs, executors, administrators, other legal representatives, successors and assigns, whether or not such Unitholder was present or represented by proxy at the meeting at which such resolution was passed and whether or not such Unitholder voted against such resolution.

Amendments to the Trust Agreement

        Any provision of the Trust Agreement may be amended, deleted, expanded or varied by the Manager, with the approval of the Trustee, upon notice to Unitholders, if the amendment, in the opinion of counsel for either the Trustee or the Manager, does not constitute a material change and does not relate to any of the matters specified below under "Unitholder Approval". Notwithstanding the foregoing, no amendment may be made which adversely affects the pecuniary value of the interest of any Unitholder or restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the Trust Agreement.

        The Trust Agreement may also be amended by the Manager without the approval of or notice to Unitholders for the following purposes:

  (a)
  to remove any conflicts or other inconsistencies which may exist between any terms of the Trust Agreement and any provisions of any applicable law affecting the Trust;

  (b)
  to make any change or correction in the Trust Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

  (c)
  to bring the Trust Agreement into conformity with applicable laws, rules and policies of securities regulatory authorities, stock exchanges on which the Units are listed or with current practice within the securities industry, provided that any such amendment does not adversely affect the rights, privileges or interests of any Unitholder;

  (d)
  to maintain, or permit the Manager to take such steps as may be desirable or necessary to maintain the status of the Trust as a "mutual fund trust" for the purposes of the Tax Act; or

  (e)
  to provide added protection to Unitholders.

        Unitholders will receive notice of any such amendment at least 60 days before the effective date of the amendment, unless the Manager and the Trustee agree that such an amendment shall become effective at an earlier date if, in the opinion of the Manager and the Trustee, an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any Unitholder.

Unitholder Approval

        Certain matters relating to the Trust require approval by the Unitholders. Such approval may be given at a meeting duly called for that purpose pursuant to the Trust Agreement or by written resolution. Any provision of the Trust Agreement may be amended, deleted, expanded or varied with the approval of the Unitholders for the following purposes by resolution passed by an ordinary resolution, which must be approved by the vote, in person or by proxy, of Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement, other than items (i), and (ii), which require approval of Unitholders by an extraordinary resolution, which must be approved by the vote, in person or by proxy, of Unitholders holding Units representing in aggregate not less than 66 2/3% of the Net Asset Value as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 66 2/3% of the Net Asset Value as determined in accordance with the Trust Agreement:

  (i)
  a change in the fundamental investment objective of the Trust;

  (ii)
  a change in the investment and operating restrictions of the Trust, unless such change or changes are necessary to ensure compliance with applicable laws or other requirements imposed from time to time by applicable securities regulatory authorities or stock exchanges on which the Units are listed;

  (iii)
  any change in the basis of calculating a fee or expense that is charged to the Trust or directly to its Unitholders by the Trust or the Manager in connection with the holding of Units which could result in an increase in charges to the Trust or to its Unitholders other than a fee or expense charged by a person that is at arm's length to the Trust and the Trust has provided written notice to Unitholders no later than 60 days before the effective date of such change;

  (iv)
  the introduction of a fee or expense to be charged to the Trust or directly to its Unitholders by the Trust or the Manager in connection with the holding of Units which could result in an increase in charges to the Trust or to its Unitholders;

  (v)
  a reduction in the frequency of calculating the NAV, the NAV per Unit, the value of the net assets of a class or the NAV per Unit of a class;

  (vi)
  a change in the Manager, unless the successor manager is an affiliate of the current Manager or the successor manager occurs primarily as a result of a reorganization of the current Manager;

  (vii)
  the Trust undertakes a reorganization with, or transfers its assets to, another investment fund, if (A) the Trust ceases to continue after the reorganization or transfer of assets, and (B) the transaction results in the Unitholders becoming Unitholders in the other investment fund, unless the independent review committee has approved such action according to applicable Canadian law, the action complies with applicable Canadian securities legislation and written notice of such action will be sent to Unitholders at least 60 days before the effective date of such action; or

  (viii)
  the Trust undertakes a reorganization with, or acquires assets from, another investment fund, if (A) the Trust continues after the reorganization or acquisition of assets, (B) the transaction results in the Unitholders of the other investment fund becoming Unitholders in the Trust, and (C) the transaction would be a material change to the Trust.

        Any reorganization or transfer of assets pursuant to clause (vii) or (viii) above, including a transaction approved by the independent review committee pursuant to clause (vii)(B), must satisfy the following criteria:

  (a)
  the reorganization of the Trust with another investment fund or the transfer of assets must be accomplished on a tax-deferred rollover basis for Unitholders and for unitholders of the other investment fund and must be a tax-deferred transaction for U.S. federal income tax purposes for U.S. Unitholders and for Unitholders of the other investment fund;

  (b)
  the investment fund with which the Trust is reorganized or which receives the Trust's assets: (A) is classified as a corporation for U.S. federal income tax purposes, (B) does not take any action inconsistent with its classification as a corporation for U.S. federal income tax purposes, and (C) does not elect to be treated as an entity other than a corporation for such purposes; and

  (c)
  the investment fund surviving the reorganization or transfer of assets: (A) within 45 days from the end of each taxable year of the investment fund, determines, or causes to be determined, whether the investment fund was a PFIC in such taxable year, (B) provides or causes to be provided to Unitholders of the investment fund all information necessary to enable Unitholders or beneficial owners of Units of the investment fund, as applicable, to elect to treat the investment fund as a QEF for U.S. federal income tax purposes and to comply with any reporting or other requirements incident to such election, and (C) within 45 days from the end of each taxable year of the investment fund in which the investment fund is a PFIC, provides, or causes to be provided, to Unitholders or beneficial owners of Units of the investment fund, as applicable, a completed "PFIC Annual Information Statement" as required by U.S. Treasury Regulations Section 1.1295-1(g) and otherwise complies with the applicable requirements of the U.S. Treasury Regulations.

        In addition, any material amendment, modification or variation in the provisions of or rights attaching to a particular class or series of a class of Units must be approved by an extraordinary resolution of the Unitholders of that class or series of class of Units, as the case may be.

        The consent of the Trustee is required to any amendment if the amendment restricts any protection provided to the Trustee or impacts the responsibilities of the Trustee under the Trust Agreement.

        The auditors of the Trust may not be changed by the Manager unless the independent review committee has approved the change of auditors in accordance with applicable Canadian securities legislation, and written notice will be sent to Unitholders and the Trustee no later than 60 days before the effective date of the change of auditors.

        Notice of any amendment to the Trust Agreement will be given in writing to Unitholders, and any such amendment will take effect on a date specified therein and not less than 60 days after notice of the amendment is given to Unitholders, except that the Manager and the Trustee may agree that any amendment will become effective at an earlier date if in the opinion of the Manager and the Trustee an earlier date is desirable, provided such amendment does not adversely affect the rights, privileges or interests of any Unitholder.

Unitholder Liability

        The Trust Agreement provides that no Unitholder will be held to have any personal liability as a Unitholder and that there will be no resort to the Unitholder's private property for satisfaction of any obligation or claim arising out of or in connection with any contract or obligation of any of the Trust, the Manager or the Trustee or any obligation that a Unitholder would otherwise have to indemnify the Trustee for any personal liability incurred by the Trustee as such, but rather, only the Trust's assets are intended to be liable and subject to levy or execution for such satisfaction. If the Trust acquires any investments subject to existing contractual obligations, the Manager, or the Trustee on the direction of the Manager, as the case may be, will use its best efforts to have any obligations modified so as to achieve disavowal of contractual liability. Further, the Trust Agreement provides that the Manager will cause the operations of the Trust to be conducted, with the advice of counsel, in such a way and in such jurisdictions as to avoid, as far as possible, any material risk of liability on the Unitholders of claims against the Trust and will, to the extent it determines to be possible and reasonable, including the cost of premiums, cause the Trust to carry insurance for the benefit of the Unitholders in such amounts as it considers adequate to cover any such foreseeable non-contractual or non-excluded contractual liability.

Unitholder Reporting

        The Manager will forward to Unitholders reports, financial statements (including interim unaudited and annual audited financial statements) and other continuous disclosure documents of the Trust as required by the applicable securities legislation. Prior to any meeting of Unitholders, the Manager will provide the Unitholders (along with notice of such meeting) all such information as is required by applicable securities legislation.

The Trustee

        In general, the Trustee, subject only to the specific limitations contained in the Trust Agreement, has the full, absolute, and exclusive power, control and authority over the Trust's property to do all such acts and things as it, in its sole judgment and discretion deems necessary or incidental to, or desirable for, the carrying out of any of the purposes of the Trust or conducting the business of the Trust, including varying the investments of the Trust in accordance with the investment objectives, strategies or restrictions of the Trust.

        Specifically, the Trustee has and may exercise, at any time and from time to time, the following powers and authorities which may or may not be exercised by it in its sole judgment and discretion, and in such manner and upon such terms and conditions as it may from time to time deem proper:

  (a)
  to hold the property of the Trust other than physical platinum and palladium bullion that it may acquire exercising the same degree of care which it gives to its own property of a similar kind under its own custody;

  (b)
  to deliver any cash at any time held by it as directed by the Manager to purchase, or otherwise acquire, on behalf of the Trust, physical platinum and palladium bullion and to retain the same in trust in its capacity as Trustee; provided, however, that the Trustee will have no responsibility for the custody, authenticity or validity of title of any property of the Trust consisting of such physical platinum and palladium bullion including, without limitation, the weight, amount, purity, contents or any assaying thereof;

  (c)
  with any cash at any time held by it to purchase, or otherwise acquire, and to sell, on behalf of the Trust, any securities, currencies, assets or other property of the Trust (other than the physical platinum and palladium bullion) of a kind permitted pursuant to the Trust's investment objective, strategy and restrictions and to hold and retain the same in trust in its capacity as Trustee;

  (d)
  to enter into and settle foreign exchange transactions on behalf of the Trust for purposes of facilitating settlement of trades of property of the Trust held by it at any time and any such transactions may be entered into with such counterparties as the Trustee may choose, in its sole discretion, including its affiliates;

  (e)
  to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any property of the Trust held by it at any time, by any means considered reasonable by the Trustee and to receive the consideration and grant discharges therefor;

  (f)
  to commence, defend, adjust or settle suits or legal proceedings in connection with the Trust and to represent the Trust in any such suits or legal proceedings and to keep the Manager informed; provided, however, that the Trustee will not be obliged or required to do so unless it has been indemnified to its satisfaction against all expenses and liabilities sustained or anticipated by the Trustee by reason thereof;

  (g)
  subject to applicable securities legislation, to lend money whether secured or unsecured;

  (h)
  to exercise any conversion privileges, subscription rights, warrants or other rights or options available in connection with any property of the Trust at any time held by the Trustee, and to make any payments incidental thereto; to consent to, or otherwise participate in or dissent from, the reorganization, consolidation, amalgamation or merger of any corporation, company or association, or to the sale, mortgage, pledge or lease of the property of any corporation, company or association, or of any of the securities of which may at any time be held by it, and to do any act with reference thereto, including the delegation of discretionary powers, the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions which it may deem necessary or advisable in connection therewith; to hold any property of the Trust which it may so acquire and generally to exercise any of the powers of any owner with respect to property of the Trust, provided that where direction from the Manager is not provided within the time frame specified by the Trustee in any notice provided in accordance with the Trust Agreement, the Trustee will take no action;

  (i)
  to vote personally, or by general or by limited proxy, any property of the Trust which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any property of the Trust held by it at any time, provided that where direction is not provided by the Manager within the time frame as set out in the voting materials forwarded to it in accordance with the Trust Agreement, the Trustee will take no action;

  (j)
  to incur and pay out of the property of the Trust held by it at any time any charges or expenses and disburse any assets of the Trust, which charges, expenses or disbursements are, in the opinion of the Trustee or the Manager, as the case may be, necessary or incidental to or desirable for the carrying out of any of the purposes of the Trust or conducting the business of the Trust including, without limitation, the management fee, fees payable to the Mint, RBC Investor Services, the valuation agent, and the registrar and transfer agent, custodian settlement fees, any expenses related to the implementation and ongoing operation of an independent review committee under applicable Canadian securities legislation, brokerage fees and commissions, applicable taxes, or other governmental levies, charges and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Trust or the property of the Trust or upon or against the property of the Trust or any part thereof and for any of the purposes under the Trust Agreement;

  (k)
  to renew or extend or participate in the renewal or extension of any property of the Trust held by it at any time, upon such terms as it may deem advisable, and to agree to a reduction in the rate of interest on any property of the trust or of any guarantee pertaining thereto, in any manner and to any extent that it may deem advisable; to waive any default whether in the performance of any covenant or condition of any property of the Trust, or in the performance of any guarantee, or to enforce rights in respect of any such default in such manner and to such extent as it may deem advisable; to exercise and enforce any and all rights of foreclosure, to bid on property on sale or foreclosure with or without paying a consideration therefore and in connection therewith to release the obligation on the covenant secured by such security and to exercise and enforce in any action, suit or proceeding at law or in equity any rights or remedies in respect of any such security or guarantee pertaining thereto;

  (l)
  to make, execute, acknowledge and deliver any and all deeds, leases, mortgages, conveyances, contracts, waivers, releases of other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers granted under the Trust Agreement, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Trust or for a lesser term;

  (m)
  in its sole discretion, to advance monies to the Trust for the purposes of settlement of transactions and overdrafts against the property of the Trust held by it at any time, on such terms and conditions as the Trustee may, in its sole discretion, determine, provided that, in order to secure the obligations of the Trust to repay such borrowings, the principal of and interest charged on such borrowing will be paid out of the relevant property of the Trust and will constitute a charge against the relevant property of the Trust until paid;

  (n)
  to purchase, hold, sell or exercise call or put options on securities, indices of shares or other securities, financial and stock index futures contracts, securities or currency futures or forward contracts or other financial or derivative instruments, all whether or not any such options, indices, contracts or instruments are traded on a regular exchange and in connection therewith to deposit property of the Trust held by it at any time with the counterparty as margin and to grant security interest therein;

  (o)
  to deposit any property of the Trust, including securities and documents of title held by it under the Trust Agreement, with the custodian, including the Trustee, any of its affiliates, a sub-custodian appointed by the Trustee or a depository;

  (p)
  to employ in respect of the Trust such counsel, auditors, advisors, agents or other person as the Trustee may deem necessary from time to time for the purpose of discharging its duties under the Trust Agreement and to pay out of the Trust their reasonable expenses and compensation;

  (q)
  to cause for the issuance of Units for consideration received therefor and redemption of Units as set forth in the Trust Agreement;

  (r)
  to dispose of any property of the Trust for the purpose of paying obligations of the Trust or for repaying any loan authorized under the Trust Agreement, and the Trustee will give prompt notice to the Manager of any such disposition;

  (s)
  to hold such portion of the property of the Trust held by it at any time that is uninvested in cash and, from time to time, to retain such cash balances on deposit with the Trustee or any of its affiliates or with a chartered bank or other depository, in such account as the Trustee, in its sole discretion determines, whether or not such deposits will earn interest;

  (t)
  to delegate any of the powers and duties of the Trustee to any one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Trustee except as specifically provided in the Trust Agreement; and

  (u)
  to do all such acts, to take all such proceedings and to exercise all such rights and privileges, although not specifically mentioned under the Trust Agreement, as the Trustee may deem necessary to administer the Trust, and to carry out the purposes of the Trust.

        The exercise of any one or more of the foregoing powers or any combination thereof from time to time will not exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

        The following powers set forth above can be exercised by the Trustee only on the direction of the Manager: subsections (b), (c), (d), (e), (f), (g), (h), (i), (j) as applicable, (k), (l), (n), and (q), and with respect to subsection (n), to the extent that the Trustee is required to execute any documents relating to such investments which the Trustee did not negotiate or in respect to which the Trustee is not responsible under the Trust Agreement, upon an indemnity being provided from the Manager acceptable to the Trustee in the circumstances.

        The Trustee may, in its sole discretion, appoint, employ, invest in, contract or deal with any individual, firm, partnership, association, trust or body corporate with which it may be directly or indirectly affiliated or in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the foregoing, the Trustee may:

  (a)
  purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Trust, whether on the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

  (b)
  use in other capacities, knowledge gained in its capacity as Trustee, provided that such use does not adversely affect the interests of the Trust and provided further that the Trustee may not make use of any specific confidential information for its own benefit or advantage that, if generally known, might be expected to affect materially the value of the property of the Trust or the Units;

  (c)
  retain cash balances from time to time on hand in the Trust and pay interest to the Trust on such balances and the Trustee may, in its sole discretion:

  (i)
  hold the same on a pooled basis and pay interest thereon at the rate from time to time established by the Trustee and paid with respect to cash balances so held for similar accounts; or

  (ii)
  hold such cash balances on deposit with a Canadian chartered bank or such other deposit-taking institution in any jurisdiction, including itself or its affiliates, in such interest bearing account as the Trustee, in its sole discretion, may determine; and,

  (d)
  provide financial, investment or brokerage services related to any securities which form part of the property of the Trust or to the issuer of any securities forming part of the property of the Trust, invest in the securities or other property of any body corporate with which the Trustee may be directly or indirectly associated, affiliated or interested, or earn profits from any of the activities listed above, all without being liable to account therefor and without being in breach of the trust established under the Trust Agreement.

Standard of Care and Indemnification of the Trustee

        Pursuant to the Trust Agreement, the Trustee is required to exercise the powers and discharge the duties of its office honestly and in good faith and in connection therewith exercise the degree of care, diligence and skill that a reasonably prudent Canadian trust company would exercise in comparable circumstances.

        The Trust Agreement provides that the Trustee will:

  (i)
  be fully protected in acting upon any instrument, certificate or other writing believed by it to be genuine and to be signed or presented by the proper person or persons;

  (ii)
  be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the truth and accuracy of the statements therein contained;

  (iii)
  not be responsible or liable except as provided in accordance with the Trust Agreement for:

  (A)
  the proper application by any Unitholder of any part of its interests in the Trust if payments are made in accordance with written directions of such Unitholder as provided in the Trust Agreement;

  (B)
  the adequacy of the Trust to meet and discharge any and all payments and liabilities in respect of a Unitholder;

  (C)
  the compliance by any Unitholder with the rules under the Tax Act or any applicable laws including limits on investments in non-Canadian securities;

  (D)
  the validity of title to any Trust assets which the Trustee did not arrange itself to have registered;

  (E)
  any act or omission (other than an act or omission related solely to the Trustee) required or demanded by any governmental, taxing regulatory or other competent authority in any country in which all or any part of the Trust assets is held or which has jurisdiction over the Trustee, the Manager or the Trust;

  (F)
  any loss or damage of any nature whatsoever resulting from official action, war or threat of war, insurrection or civil disturbance, interruption in postal, telephone, telegraph, telex or other electromechanical communication systems or power supply, or any other factor beyond the Trustee's control which obstructs, affects, prohibits or delays the Trustee, its directors, officers, employees or agents in carrying out the responsibilities provided for in the Trust Agreement, in whole or in part;

  (G)
  any ongoing monitoring of the investment objectives, strategies or restrictions of the Trust or any risk factor whatsoever related thereto;

  (H)
  any property of the Trust which it does not hold or which is not directly controlled by it, its affiliates or its appointed agents (including any sub-custodians), including any assets pledged or loaned to a third party or any property of the Trust held by the Mint or a sub-custodian of the Mint; or

  (I)
  any compliance, reporting or filings in accordance with applicable securities legislation or U.S. tax laws, regulations, rules or policies that apply to the Trust, including for greater certainty the additional trustee duties.

        The Trustee may rely and act upon any statement, report or opinion prepared by or any advice received from the Trust's auditors, solicitors or other professional advisors of the Trust and will not be responsible nor held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the person from whom it was received, the Trustee acted in good faith in relying thereon and the professional advisor was aware that the Trustee was receiving the advice in its capacity as Trustee of the Trust and the Trustee acted in good faith in relying thereon.

        In addition, the Trustee will in no way be responsible for, nor incur any liability based on, the action or failure to act or for acting pursuant to or in reliance on instructions of the Manager, any custodian of physical platinum and palladium bullion (if not the Trustee), any custodian of the other assets of the Trust (if not the Trustee), the Trust's valuation agent (if not the Trustee), the Trust's registrar and transfer agent (if not the Trustee), or any person or organization to whom its responsibilities are delegated pursuant to the Trust Agreement.

        The Trustee will not be liable to the Trust or to any Unitholder for any loss or damage relating to any matter regarding the Trust, including any loss or diminution in the Net Asset Value or to any particular asset of the Trust, except to the extent that the Trustee does not meet its standard of care described above. In no event will the Trustee be liable for indirect, consequential or special damages including, but not limited to, loss of reputation, good will or business.

        Except to the extent that any such claim has been directly caused by the negligence, willful misconduct or dishonesty on the part of the Trustee, its affiliates, nominees or agents or any of their respective directors, officers and employees or the Trustee's failure to meet its standard of care set forth above, the Trustee, its affiliates, nominees and agents and each of their respective directors, officers and employees will at all times be indemnified and held harmless by the Trust and to the extent that the property of the Trust is insufficient for such purpose, by the Manager, from and against:

  (a)
  all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the Trustee's duties as Trustee, and

  (b)
  all other liabilities, costs, charges and expenses which any of them sustains or incurs in or about or in relation to the affairs of the Trust.

        The commencement of formal legal proceedings will not be a precondition for indemnification under the Trust Agreement.

        Except to the extent that any such claim, cost, charge or expense has been directly caused by the negligence, willful misconduct or dishonesty on the part of the Trustee, its affiliates, nominees or agents or any of their respective directors, officers and employees or the Trustee's failure to meet its standard of care set forth above, with respect to any references in the Trust Agreement to (i) distributions being at the discretion of the Trustee acting on the direction of the Manager or (ii) the Trustee having the power to vary the investments of the Trust in accordance with the Trust's investment objective, strategy, and investment and operating restrictions, together with any duties, obligations or responsibilities related thereto, referred to herein as the additional trustee duties, the Manager agrees that:

  (a)
  the Trustee will not have any liability with respect to such additional trustee duties; and

  (b)
  in addition to the foregoing indemnity provided to the Trustee under the Trust Agreement, the Manager agrees to indemnify the Trustee and its directors, officers, employees and agents for: (i) all claims whatsoever (including costs, losses, damages, penalties, actions, suits, judgments, charges and expenses, including legal fees in connection therewith) brought, commenced or prosecuted against any of them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the additional trustee duties; and (ii) all other liabilities, costs, charges and expenses which any of them sustains or incurs in or about or in relation to such additional trustee duties, that arise or result from any conflict between such additional trustee duties and the Trustee's defined duties, obligations and responsibilities as set out in the Trust Agreement (excluding such additional trustee duties) and agreed upon by the Manager.

        From time to time, in order to provide services to the Manager pursuant to the Trust Agreement, the Trustee may be required to engage sub-custodians in certain markets that the Trustee has identified as being high risk and designated as "Designated Markets" in the Trust Agreement. The Trust Agreement contains a list of such Designated Markets, which the Trustee may amend from time to time, subject to the Manager's ability to raise any concerns about markets to be added to such list. Currently, the list contains the following four Designated Markets: Argentina, Nigeria, the Russian Federation, and Vietnam. Pursuant to the Trust

Agreement, a Designated Market is a market where the risks of engaging a sub-custodian are significantly greater than they would be in more established markets. Under the Trust Agreement, the Trustee is responsible for the negligence and wrongful acts of its sub-custodians. However, where the Trustee engages a sub-custodian in a Designated Market, the Trustee will not be responsible for the negligence or wrongful acts of such sub-custodians and such negligence or wrongful acts will not be considered to be a breach by the Trustee of its standard of care or negligence for the purposes of the Trust Agreement. Notwithstanding the aforementioned, the Trustee has agreed that it will continue to accept responsibility for the selection and ongoing monitoring of its sub-custodians in all markets, except Designated Markets, in accordance with its standard of care. The Manager has agreed that it and any investment manager the Manager engages for the Trust will be responsible for apprising themselves of the specific risks to the Trust involved in the investment and reinvestment of the Trust's property in all markets in which such property is located from time to time. The Trustee currently does not intend to engage sub-custodians in these markets.

Resignation or Removal of the Trustee and Successor Trustees

        The Trustee or any successor trustee may resign as Trustee of the Trust created by the Trust Agreement by giving notice to the Unitholders and to the Manager not less than ninety days prior to the date when such resignation takes effect. Such resignation will take effect on the date specified in such notice unless at or prior to such date a successor trustee is appointed by the Manager in which case such resignation will take effect immediately upon the appointment of such successor trustee.

        The Trustee may be removed by the Manager at any time by notice to the Trustee and the Unitholders not less than ninety days prior to the date that such removal is to take effect, provided a successor trustee is appointed or the Trust is terminated and dissolved in accordance with the Trust Agreement.

        In the event that the Trustee resigns or is removed or becomes incapable of acting or if for any cause a vacancy occurs in the office of Trustee, a successor trustee will forthwith be appointed by the Manager to fill such vacancy. Following such appointment of a successor trustee, the Trustee will execute and deliver such documents as the Manager may reasonably require for the conveyance of any Trust assets (other than the Trust's physical platinum and palladium bullion held by the Mint) held in the Trustee's name to the successor trustee, and will account to the Manager for all of the Trust assets which the Trustee retains as trustee and will thereupon be discharged as trustee.

        In the event that the Manager fails to appoint a successor to the Trustee, the Trust will be terminated and dissolved upon the effective date of the resignation or removal of the Trustee and, after providing for liabilities of the Trust, the Trust's asset will be distributed to the Unitholders pro rata. The Trustee will continue to act as trustee of the Trust until such Trust assets have been so distributed. Fees and expenses of the Trustee will be a charge, to the extent permitted by applicable law, on the assets of the Trust or the interests of the Unitholders to secure payment thereof.

The Manager

        Pursuant to the Trust Agreement and the Management Agreement, the Manager reserves and retains full authority and exclusive power to manage and direct the business and affairs of the Trust including, without limitation, to provide the Trust with all necessary investment management services and all clerical, administrative and operational services.

        In particular, the Manager has the following responsibilities with respect to the Trust:

  (i)
  to determine the investment objectives and strategies applicable to the Trust, including any restrictions on investments which it deems advisable and to implement such investment objective, strategy and restrictions, provided that the investment objective, strategy and restrictions applicable to the Trust must concur with those set forth in the Trust Agreement or any current disclosure document or like offering document of the Trust, or in any amendment thereto, or the Management Agreement, and provided further that any material change in such investment objective, strategy and restrictions will be subject to the consent or approval of the Unitholders in the manner provided for in the Trust Agreement;

  (ii)
  to ensure that the Trust complies with applicable laws, including those relating to the investment of the property of the Trust, the distribution of the Units and applicable stock exchange listing requirements;

  (iii)
  to monitor the performance of physical platinum and palladium bullion and other property of the Trust;

  (iv)
  to provide services in respect of the Trust's daily operations, including the processing of and determination of procedures applicable to subscriptions and redemptions of Units (including the acceptance and rejection of subscriptions, physical platinum and palladium bullion Redemption Notices and Cash Redemption Notices) and to submit such subscriptions, physical platinum and palladium bullion Redemption Notices and Cash Redemption Notices to the Trust's transfer agent for processing, and any other services not otherwise specifically contemplated by the Trust Agreement;

  (v)
  to offer Units for sale to prospective purchasers including the power and authority to enter into arrangements regarding the distribution and sale of Units, including the Underwriting Agreement in respect of the offering, and other arrangements relating to the right to charge fees of any nature or kind (including, without limitation, sales commissions, redemption fees, distribution fees and transfer fees) in connection with the distribution or sale of Units. Any such fees may be deducted from the amount of a subscription, redemption proceeds or a distribution if not paid separately by a Unitholder;

  (vi)
  to determine from time to time the form of certificates that will represent the Units;

  (vii)
  to conduct or cause to be conducted the day-to-day correspondence and administration of the Trust;

  (viii)
  to provide to the Trust, adequate for carrying on the undertaking and business of the Trust, all requisite office accommodation, office facilities and personnel, telephone and telecommunication services, stationery, office supplies, statistical and research services, record-keeping services, bookkeeping and internal accounting and audit services in respect of the operations of the Trust and other usual and ordinary office services that may be required to properly and efficiently carry out its duties set forth in the Trust Agreement and the Management Agreement;

  (ix)
  to provide to the Trust all other administrative and other services and facilities required by the Trust in relation to the Unitholders and be responsible for all aspects of the Trust's relationship with Unitholders, including the preparation for and holding of meetings of Unitholders, and other services for the provision of information to Unitholders;

  (x)
  to establish general matters of policy and governance of the Trust subject, where specifically provided in the Trust Agreement, to the approval of the Trustee;

  (xi)
  to establish the Trust's operating expense budgets and to authorize the payment of actual operating expenses incurred;

  (xii)
  to appoint the auditors and to change the auditors of the Trust (with prior consent of the Trustee and independent review committee and after providing notice to the Unitholders);

  (xiii)
  to maintain the accounting records for the Trust and to cause the financial statements of the Trust to be audited for each fiscal year;

  (xiv)
  to appoint the bankers of the Trust and to establish banking procedures to be implemented by the Trustee;

  (xv)
  to appoint the Mint (which may appoint sub-custodians) to hold physical platinum and palladium bullion and RBC Investor Services to hold property of the Trust (other than physical platinum and palladium bullion), all of which appointments will be subject to the approval of the Trustee and any applicable securities authorities having jurisdiction over the Trust;

  (xvi)
  to calculate the NAV, the NAV per Unit, the value of the net assets of a class and the NAV per Unit of such class in accordance with the Trust Agreement, to appoint the Trust's valuation agent and to review the valuation of the property of the Trust as calculated by such valuation agent on each Business Day and, from time to time, consider the appropriateness of the valuation policies adopted by the Trust;

  (xvii)
  to appoint a transfer agent and distribution disbursing agent (which may be the transfer agent or an affiliate thereof) to make distributions of net income and net realized capital gains and other distributions in accordance with the Trust Agreement and to pay cash redemption proceeds in accordance with the Trust Agreement on behalf of the Trust;

  (xviii)
  to authorize, negotiate, enter into and execute all agreements, instruments or other documents relating to the affairs of the Trust including, without limitation, any loan agreement, granting of a security interest and supporting documentation, or to perform any act or deed which the Manager deems necessary or advisable in the best interests of the Trust;

  (xix)
  to apply for listing of the Units on NYSE Arca, the TSX or other recognized stock exchange(s) and to prepare, execute and file with the appropriate securities regulatory authorities or stock exchanges any other documents that are required or appropriate under relevant securities legislation or stock exchange rules and regulations in respect of the Trust;

  (xx)
  to prepare, execute and file with the appropriate securities regulatory authorities the prospectus or similar offering document, annual information forms, management reports of fund performance or such other continuous disclosure documents relating to the Trust, and any amendments thereto, as may be required under applicable securities legislation;

  (xxi)
  to prepare, certify, execute and distribute to Unitholders and file with the securities regulatory authorities and applicable tax authorities all such documents as may be necessary or desirable in connection with the issue, sale and distribution of Units, including such interim financial statements, audited annual financial statements, reports to Unitholders and other disclosure as may be required under applicable securities legislation, and to make all designations, elections, determinations, allocations and applications under the Tax Act as the Manager considers to be reasonable in the circumstances;

  (xxii)
  to determine and compute for distribution purposes the net income and net realized capital gains of the Trust and determine when, to what extent, and in what manner distributions will be made payable to Unitholders, as well as determine whether distributions are payable out of the income, dividends received from taxable Canadian corporations, capital gains, capital or otherwise of the Trust;

  (xxiii)
  to authorize the issuance of additional Units pursuant to the Trust Agreement and the consolidation of the Units outstanding after such a distribution;

  (xxiv)
  to direct the Trust's transfer agent regarding the allotment and issuance of Units in accordance with the Trust Agreement;

  (xxv)
  to accept or reject any Units tendered for redemption in accordance with the Trust Agreement;

  (xxvi)
  on or before March 31 in each year, other than a leap year in which case on or before March 30 in such year, to prepare and deliver to Unitholders the information pertaining to the Trust, including all distributions and allocations which is required by the Tax Act or which is necessary to permit Unitholders to complete their individual tax returns for the preceding year;

  (xxvii)
  on or before March 31 in each year, other than a leap year in which case on or before March 30 in such year, and such other date(s) in each year, to prepare and deliver to the appropriate taxation authorities in Canada and the United States, all relevant tax filings and returns for the Trust that are required by applicable laws;

  (xxviii)
  as set forth in full in the Trust Agreement, within 45 days from the end of each taxable year of the Trust, to provide Unitholders with all information necessary to enable Unitholders or beneficial owners of Units, as applicable, to elect to treat the Trust as a QEF for U.S. federal income tax purposes, including a completed "PFIC Annual Information Statement";

  (xxix)
  to use its best efforts to ensure that the Trust qualifies at all times as a "unit trust" pursuant to subsection 108(2) of the Tax Act and a "mutual fund trust" pursuant to subsection 132(6) of the Tax Act;

  (xxx)
  to keep proper records relating to the performance of its duties as Manager, which records will be accessible for inspection by the Trustee, its agents, or the Manager's agents, including the auditors of the Trust, at any time, upon reasonable notice, during ordinary business hours;

  (xxxi)
  on or before 90 days following June 30 in each year, to provide the Trustee with an interim certificate of compliance as described in the Trust Agreement;

  (xxxii)
  on or before 90 days following December 31 of each year, to provide the Trustee with a certificate of compliance and a copy of the audited annual financial statements of the Trust, together with the report of the auditors thereon;

  (xxxiii)
  to delegate any or all of the powers and duties of the Manager contained in the Trust Agreement to one or more agents, representatives, officers, employees, independent contractors or other persons without liability to the Manager except as specifically provided in the Trust Agreement; and

  (xxxiv)
  to do all such other acts and things as are incidental to the foregoing, and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes for which the Trust is formed and to carry out the provisions of the Trust Agreement.

        The Manager will act as the investment manager to the Trust with responsibility for implementing the investment objective, strategy and restrictions of the Trust, including providing investment advisory and portfolio management services to the Trust. The Manager may also arrange for the implementation of such investment objective, strategy and restrictions of the Trust or portfolio management services by appointing, on behalf of the Trust, one or more investment managers, and delegating any of its investment advisory responsibilities to such investment managers. The Manager, on behalf of the Trust, will enter, in its sole discretion, into an investment management agreement with any such investment manager to act for all or part of the portfolio investments of the Trust and will advise the Trustee of such appointment. The appointment of any such investment manager will be deemed to be effective upon the later of the date of receipt by the Trustee of a direction notifying the Trustee of such appointment or the effective date specified therein and such appointment will continue in force until receipt by the Trustee of a direction containing notice to the contrary. Any instructions from an investment manager will be deemed to be instructions of the Manager pursuant to the provisions of the Trust Agreement. The Trustee will also be entitled to rely conclusively on and will be fully protected in acting in accordance with the direction of the investment manager in the exercise of powers conferred by the Trust Agreement. The investment manager will be a person or persons who, if required by applicable laws, will be duly registered and qualified as a portfolio manager under applicable securities legislation and will determine, in its sole discretion, which portfolio securities and other assets of the Trust will be purchased, held or sold and will execute or cause the execution of purchase and sale orders in respect such determinations. The Manager will ensure that any investment manager appointed by it acts in accordance with the investment objective, strategy and restrictions of the Trust and applicable laws. As of the date hereof, the Manager does not intend to appoint an investment manager for the Trust.

        The Manager may open accounts, including margin accounts, for the Trust with any brokerage firms, banks or others and may invest assets of the Trust in, and may conduct, maintain and operate these accounts for, the purchase, sale and exchange of stocks, bonds and other securities, and in connection therewith, may borrow money or securities on behalf of the Trust to complete trades, obtain guarantees, pledge securities and engage in all other activities necessary or incidental to conducting, maintaining and operating such accounts in connection with the performance of investment advisory and portfolio management services for the Trust.

        The Manager may, to the fullest extent now or hereafter permitted by applicable securities legislation regarding soft dollar transactions, cause the Trust to enter into soft dollar arrangements and to effect transactions pursuant to such soft dollar arrangements. Soft dollar arrangements refer to arrangements in which an investment adviser uses the brokerage commissions of its advisory clients to compensate brokers for the investment research and brokerage execution services that they provide to the investment adviser. As the Trust intends to hold only physical platinum and palladium bullion and cash or cash equivalents in its portfolio, the Manager does not anticipate entering into soft dollar arrangements on behalf of the Trust, but may do so if circumstances warrant.

        The Manager will make or cause to be made such arrangements as are expedient for the distribution of Units, having regard to the requirements of applicable laws and applicable stock exchange rules and regulations respecting such distribution of Units in the jurisdiction or jurisdictions in which they are to be distributed. The Manager may distribute Units itself in the offering jurisdictions in which it is registered or is exempt from such registration under applicable securities legislation, and the Manager will retain the services of the underwriters for the offering pursuant to the Underwriting Agreement to assist it in the distribution of the Units in the offering jurisdictions.

Resignation of the Manager

        The Manager has the right to resign as Manager of the Trust by giving notice in writing to the Trustee and the Unitholders not less than ninety days prior to the date on which such resignation is to take effect. Such resignation will take effect on the date specified in such notice. No approval of, or notice to, Unitholders is required to effect a reorganization of the current Manager which does not result in a change of control of the Manager. The Manager will appoint a successor manager of the Trust and, unless the successor manager is an affiliate of the Manager, such appointment must be approved by an ordinary resolution of the Unitholders, which must be approved, in person or by proxy, by Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement, at a duly constituted meeting of Unitholders, or at any adjournment thereof, called and held in accordance with the Trust Agreement, or a written resolution signed by Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement. If, prior to the effective date of the Manager's resignation, a successor manager is not appointed or the Unitholders do not approve of the appointment of the successor manager as required pursuant to the Trust Agreement, the Trust will be terminated and dissolved upon the effective date of the resignation of the Manager and, after providing for all liabilities of the Trust, the Trust's assets will be distributed to Unitholders on a pro rata basis and the Trustee and the Manager will continue to act as trustee and manager, respectively, of the Trust until such property of the Trust has been so distributed.

Standard of Care and Indemnification of the Manager

        The Manager is required to exercise the powers and discharge the duties of its office honestly, in good faith and in the best interests of the Trust and in connection therewith will exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances.

        The Manager may employ or engage, and rely and act on information or advice received from auditors, agents, underwriters, other distributors, brokers, depositories, the Mint, custodians, electronic data processors, advisors, lawyers and others and will not be responsible or liable for the acts or omissions of such persons or for any other matter, including any loss or depreciation in the Net Asset Value or any particular asset of the Trust, provided that the Manager acted in good faith in accordance with its standard of care set out in the Trust Agreement in relying on such information or advice. All information provided by the Manager to the Trust or the Trustee will be complete, accurate, and contain no misrepresentations; however, the Manager will be entitled to assume that any information received from the Trustee, the Mint, the custodian, or any sub-custodian, or their respective authorized representatives associated with the day-to-day operation of the Trust is accurate and complete and no liability will be incurred by the Manager as a result of any error in such information or any failure to receive any notices required to be delivered pursuant to the Trust Agreement, except to the extent that any such information provided to, or failure to receive any notices by, the Manager arises or results from the Manager's failure to comply with the terms of the Trust Agreement or the Management Agreement in providing any required directions or information related thereto.

        The Manager will not be required to devote its efforts exclusively to or for the benefit of the Trust and may engage in other business interests and may engage in other activities similar or in addition to those relating to the activities to be performed for the Trust. In the event that the Manager, its partners, employees, associates and affiliates or any of them now or hereafter carry on activities competitive with those of the Trust or buy, sell or trade in assets and portfolio securities of the Trust or of other investment funds, none of them will be under any liability to the Trust or to the Unitholders for so acting.

        The Manager, its affiliates and agents, and their respective directors, partners, officers and employees will at all times be indemnified and held harmless by the Trust from and against all legal fees, judgments and amounts paid in settlement, actually and reasonably incurred by them in connection with the Manager's services provided to the Trust pursuant to the Trust Agreement and the Management Agreement, provided that the Trust has reasonable grounds to believe that the action or inaction that caused the payment of the legal fees, judgments and amounts paid in settlement was in the best interests of the Trust and provided that such person or entities will not be indemnified by the Trust where: (i) there has been negligence, willful misconduct, willful neglect, default, bad faith or dishonesty on the part of the Manager or such other person or entity; (ii) a claim is made as a result of a misrepresentation contained in this or in any prospectus or like offering document of the Trust or any document filed in connection with the Trust's periodic filing requirements distributed or filed in connection with the issue of the Units or applicable securities laws; or (iii) the Manager has failed to fulfill its standard of care or its other obligations in accordance with applicable laws or the provisions as set forth in the Trust Agreement and the Management Agreement, unless in an action brought against the Manager or such persons or entities, the Manager or such persons or entities have achieved complete or substantial success as a defendant.

Indemnification of the Trust by the Manager

        The Trust will be indemnified and held harmless by the Manager against any costs, charges, claims, expenses, actions, suits or proceedings arising from a claim made as a result of a misrepresentation contained in this or any prospectus or like offering document of the Trust or any document filed in connection with the Trust's periodic filing requirements distributed or filed in connection with the issuance of the Units or under applicable securities laws.

 COMPUTATION OF NET ASSET VALUE

        The calculation of the Net Asset Value will be the responsibility of the Manager, who may consult with the Trust's valuation agent, the Mint and RBC Investor Services. Pursuant to a valuation services agreement, the Manager appointed RBC Investor Services as valuation agent to calculate the Net Asset Value, the Class Net Asset Value (as defined below) and the NAV per Unit for each class or series of a class of Units as of 4:00 p.m., Toronto time, on each Business Day. In addition, the Manager may calculate the Net Asset Value, the Class Net Asset Value and the NAV per Unit at such other times as the Manager deems appropriate.

        Pursuant to the Trust Agreement, the Net Asset Value will be determined for the purposes of subscriptions and redemptions as of the valuation time on each Business Day (and such other times as the Manager deems appropriate) in U.S. dollars. The Net Asset Value determined on the last day of each year that is also a valuation date of the Trust will include all income, expenses of the Trust or any other items to be accrued to December 31 of such year and since the last calculation of the NAV per Unit or the Class Net Asset Value per Unit (as hereinafter defined), for the purpose of the distribution of net income and net realized capital gains of the Trust to Unitholders.

        The Net Asset Value as of the valuation time on each Business Day will be the amount obtained by deducting from the aggregate fair market value of the assets of the Trust as of such date an amount equal to the fair value of the liabilities of the Trust (excluding all liabilities represented by outstanding Units, if any) as of such date. The NAV per Unit will be determined by dividing the NAV on a date by the total number of Units then outstanding on such date. A sample calculation of Net Asset Value and NAV per Unit is included below under "Computation of Net Asset Value—Sample Calculation of Net Asset Value and NAV per Unit." Subject to directions from the Manager as required, the NAV as of the valuation time on a date will be determined by the Trust's valuation agent in accordance with the following:

  (a)
  The assets of the Trust will be deemed to include the following property:

  (i)
  all physical platinum and palladium bullion owned by or contracted for the Trust;

  (ii)
  all cash on hand or on deposit, including any interest accrued thereon adjusted for accruals deriving from trades executed but not yet settled;

  (iii)
  all bills, notes and accounts receivable;

  (iv)
  all interest accrued on any interest-bearing securities owned by the Trust other than interest, the payment of which is in default; and

  (v)
  prepaid expenses.

  (b)
  The market value of the assets of the Trust will be determined as follows:

  (i)
  the value of physical platinum and palladium bullion will be its respective market value based on the prices provided by Bloomberg, which service provides the Bloomberg Composite Rate, which we will refer to as BCR, or another similar widely-recognized pricing service as directed by the Manager and, if such service is not available, such physical platinum and palladium bullion will be valued at prices provided by another pricing service as determined by the Manager, in consultation with the valuation agent. The BCR determines spot prices for physical platinum and physical palladium bullion, and is a "best market" calculation that uses the highest bid and lowest ask prices of "privileged" bank rate contributors to determine a middle rate. This middle rate is what Bloomberg reports as the spot price for physical platinum and physical palladium. A contributor is "privileged" only after passing an observation period designed to evaluate the quality and consistency of its data, including its data's consensus with the market. An algorithm ensures that the privileged bank rate contributor is both open and that spot prices are current (i.e., no more than 30 seconds old). The highest current bid and lowest current ask prices from all privileged bank rate contributors are used to update the composite bid and ask rates, respectively. If a contributor experiences any problems calculating a rate, its data is disregarded for purposes of the calculation of BCR until the issue has been resolved. Furthermore, if a bid is accepted into BCR, a middle rate will not be generated until a corresponding ask is received by BCR within five minutes of receiving the bid;

    (ii)
    the value of cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, and interest accrued and not yet received, will be deemed to be the full amount thereof unless the Manager determines that any such deposit, bill, demand note, account receivable, prepaid expense or interest is not worth the full amount thereof, in which event the value thereof will be deemed to be such value as the Manager determines to be the fair value thereof;

    (iii)
    short-term investments including notes and money market instruments will be valued at cost plus accrued interest;

    (iv)
    the value of any security or other property for which no price quotations are available or, in the opinion of the Manager (which may delegate such responsibility to the Trust's valuation agent under the valuation services agreement), to which the above valuation principles cannot or should not be applied, will be the fair value thereof determined from time to time in such manner as the Manager (or the Trust's valuation agent, as the case may be) will from time to time provide; and

    (v)
    the value of all assets and liabilities of the Trust valued in terms of a currency other than the currency used to calculate the Net Asset Value will be converted to the currency used to calculate the Net Asset Value by applying the rate of exchange obtained from the best available sources to the Trust's valuation agent as agreed upon by the Manager including, but not limited to, the Trustee or any of its affiliates.

  (c)
  The liabilities of the Trust will be calculated on a fair value basis and will be deemed to include the following:

  (i)
  all bills, notes and accounts payable;

  (ii)
  all fees (including management fees) and administrative and operating expenses payable or accrued by the Trust;

  (iii)
  all contractual obligations for the payment of money or property, including distributions of net income and net realized capital gains of the Trust, if any, declared, accrued or credited to the Unitholders but not yet paid on the day before the valuation date as of which the Net Asset Value is being determined;

  (iv)
  all allowances authorized or approved by the Manager or the Trustee for taxes or contingencies; and

  (v)
  all other liabilities of the Trust of whatsoever kind and nature, except liabilities represented by outstanding Units.

  (d)
  For the purposes of determining the market value of any security or property pursuant to paragraph (b) above to which, in the opinion of the Trust's valuation agent in consultation with the Manager, the above valuation principles cannot be applied (because no price or yield equivalent quotations are available as provided above, or the current pricing option is not appropriate, or for any other reason), will be the fair value as determined in such manner by the Trust's valuation agent in consultation with the Manager and generally adopted by the marketplace from time to time, provided that any change to the standard pricing principles as set out above will require prior consultation and written agreement with the Manager. For greater certainty, fair valuing an investment comprising the property of the Trust may be appropriate if: (i) market quotations do not accurately reflect the fair value of an investment; (ii) an investment's value has been materially affected by events occurring after the close of the exchange or market on which the investment is principally traded; (iii) a trading halt closes an exchange or market early; or (iv) other events result in an exchange or market delaying its normal close.

  (e)
  For the purposes of determining the value of physical platinum and palladium bullion, the Manager will rely solely on weights provided to the Manager by third parties. The Manager, the Trustee or the Trust's valuation agent will not be required to make any investigation or inquiry as to the accuracy or validity of such weights.

  (f)
  Portfolio transactions (investment purchases and sales) will be reflected in the first computation of the Net Asset Value made after the date on which the transaction becomes binding.

  (g)
  The NAV and the NAV per Unit on any day will be deemed to be equal to NAV (or per Unit, as the case may be) on such date after payment of all fees, including management fees, and after processing of all subscriptions and redemptions of Units in respect of such date.

  (h)
  The NAV and the NAV per Unit determined by the Manager (or, if so delegated under the valuation services agreement, the Trust's valuation agent) in accordance with the provisions of the Trust Agreement will be conclusive and binding on all Unitholders.

  (i)
  The Manager and any investment manager retained by the Manager may determine such other rules regarding the calculation of the NAV and the NAV per Unit which they deem necessary from time to time, which rules may deviate from IFRS.

Sample Calculation of Net Asset Value and NAV per Unit

        Net Asset Value and NAV per Unit will be calculated on each Business day as of 4:00 p.m., Toronto time.

        For purposes of the following sample calculation of Net Asset Value and NAV per Unit, we have assumed the following, as of 4:00 p.m., Toronto time, on the Business Day for which Net Asset Value and NAV per Unit are being calculated: amount of physical platinum bullion owned by the Trust, 67,500 ounces; amount of physical palladium bullion owned by the Trust, 147,500 ounces; closing price of platinum and palladium bullion, per ounce, $1,400 and $640, respectively; cash held by the Trust, $5,838,853; number of Units outstanding, 20,000,000; and accrued expenses, $110,406.60.

Value of physical platinum bullion	$94,500,000
Value of physical palladium bullion	$94,500,000
Cash(1)	$5,838,853

Total Assets	$194,738,853
Less: Accrued Expenses(2)	$(110,407)

Net Asset Value	$194,628,446

Number of Units Outstanding	$20,000,000

NAV per Unit	$9.7314

(1)
The Manager intends to invest and hold approximately 3% of the total net assets of the Trust in cash for expenses and redemptions. Though the actual amount of cash held by the Trust may be lower than 3% of the Trust's total assets, for purposes of this sample calculation it was assumed that the Trust holds 3% of its total net assets in cash.

(2)
Accrued expenses are the Trust's operating expenses to be paid in the ordinary course of business that have accrued but are unpaid. These expenses include management fees, bullion storage fees, listing and regulatory fees, accounting and legal fees, and other expenses. Accrued expenses used in this example are estimated based on the total assets used in the sample calculation.

Calculation of Class Net Asset Value and Class Net Asset Value per Unit

  (a)
  The Net Asset Value for a particular class or series of a class of unit, which we will refer to as the Class Net Asset Value as of 4:00 p.m., Toronto time, on each Business Day will be determined for the purposes of subscriptions and redemptions in accordance with the following calculation:

  (i)
  the Class Net Asset Value last calculated for that class or series of a class; plus

  (ii)
  the increase in the assets attributable to that class or series of a class as a result of the issue of Units of that class or series of a class or the redesignation of Units into that class or series of a class since the last calculation; minus

  (iii)
  the decrease in the assets attributable to that class or series of a class as a result of the redemption of Units of that class or series of a class or the redesignation of Units out of that class or series of a class since the last calculation; plus or minus

  (iv)
  the proportionate share of the net change in non-portfolio assets attributable to that class or series of a class since the last calculation; plus or minus

  (v)
  the proportionate share of market appreciation or depreciation of the portfolio assets attributable to that class or series of a class since the last calculation; minus

  (vi)
  the proportionate share of the common expenses of the Trust (other than expenses that are specifically allocated to a particular class) allocated to that class or series of a class since the last calculation; minus

  (vii)
  any expenses of the Trust (including management fees) that are specifically allocated to a particular class or series of a class allocated to that class or series of a class since the last calculation.

  (b)
  A Unit of a class or series of a class of the Trust being issued or a Unit that has been redesignated as a part of that class or series of a class will be deemed to become outstanding as of the next calculation of the applicable Class Net Asset Value immediately following the date at which the applicable Class Net Asset Value per Unit that is the issue price or redesignation basis of such unit is determined, and the issue price received or receivable for the issuance of the Unit will then be deemed to be an asset of the Trust attributable to the applicable class or series of a class.

  (c)
  A Unit of a class or series of a class of the Trust being redeemed or a Unit that has been redesignated as no longer being a part of that class or series of a class will be deemed to remain outstanding as part of that class or series of a class until immediately following the valuation date as of which the applicable Class Net Asset Value per Unit that is the redemption price or redesignation basis of such Unit is determined; thereafter, the redemption price of the Unit being redeemed, until paid, will be deemed to be a liability of the Trust attributable to the applicable class or series of a class and the Unit which has been redesignated will be deemed to be outstanding as a part of the class or series of a class into which it has been redesignated.

  (d)
  On any valuation date that a distribution is paid to Unitholders of a class or series of a class of Units, a second Class Net Asset Value will be calculated for that class or series of a class, which will be equal to the first Class Net Asset Value calculated on that valuation date minus the amount of the distribution. The second Class Net Asset Value will be used for determining the Class Net Asset Value per Unit on such valuation date for purposes of determining the issue price and redemption price for Units on such valuation date, as well as the redesignation basis for Units being redesignated into or out of such class or series of a class, and Units redeemed or redesignated out of that class or series of a class as of such valuation date will participate in such distribution while Units subscribed for or redesignated into such class or series of a class as of such valuation date will not.

  (e)
  The Class Net Asset Value per Unit of a particular class or series of a class of Units as of any date is the quotient obtained by dividing the applicable Class Net Asset Value as of such date by the total number of Units of that class or series of a class outstanding at such valuation date. This calculation will be made without taking into account any issuance, redesignation or redemption of Units of that class or series of a class to be processed by the Trust immediately after the valuation time of such calculation on that valuation date. The Class Net Asset Value per Unit for each class or series of a class of Units for the purpose of the issue of Units or the redemption of Units will be calculated on each valuation date by or under the authority of the Manager (which may delegate such responsibility to the Trust's valuation agent under the valuation services agreement) as of the valuation time on every valuation date as fixed from time to time by the Manager, and the Class Net Asset Value per Unit so determined for each class or series of a class will remain in effect until the valuation time as of which the Class Net Asset Value per Unit for that class or series of a class is next determined.

        For the purposes of the foregoing disclosure the following capitalized terms have the meanings set forth below:

        "Net change in non-portfolio assets" on a date means:

  (i)
  the aggregate of all income accrued by the Trust as of that date, including cash dividends and distributions, interest and compensation since the last calculation of Class Net Asset Value or Class Net Asset Value per Unit, as the case may be; minus

  (ii)
  the common expenses of the Trust (other than expenses that are specifically allocated to a particular class or series of a class) to be accrued by the Trust as of that date which have been accrued since the last calculation of Class Net Asset Value or Class Net Asset Value per Unit, as the case may be; plus or minus

  (iii)
  any change in the value of any non-portfolio assets or liabilities stated in any foreign currency accrued on that date since the last calculation of Class Net Asset Value or Class Net Asset Value per Unit, as the case may be, including, without limitation, cash, accrued dividends or interest and any receivables or payables; plus or minus

  (iv)
  any other item accrued on that date determined by the Manager to be relevant in determining the net change in non-portfolio assets.

        "Proportionate share", when used to describe (i) an amount to be allocated to any one class or series of a class of the Trust, means the total amount to be allocated to all classes or series of classes of the Trust multiplied by a fraction, the numerator of which is the Class Net Asset Value of such class or series of a class and the denominator of which is the Net Asset Value at such time, and (ii) a Unitholder's interest in or share of any amount, means, after an allocation has been made to each class or series of a class as provided in clause (i), that allocated amount multiplied by a fraction, the numerator of which is the number of Units of that class or series of a class registered in the name of that Unitholder and the denominator of which is the total number of Units of that class or series of a class then outstanding (if such Unitholder holds Units of more than one class or series of a class, then such calculation is made in respect of each class or series of a class and aggregated).

        The calculation of the NAV and the NAV per Unit for each class or series of a class of Units as of the valuation time on each valuation date is for the purposes of determining subscription prices and redemption values of Units and not for the purposes of accounting in accordance with IFRS. The Net Asset Value calculated in this manner will be used for the purpose of calculating the Manager's and other service providers' fees and will be published net of all paid and payable fees.

Suspension of Calculation of Net Asset Value Per Unit

        During any period in which the right of Unitholders to request a redemption of their Units for physical platinum and palladium bullion or cash is suspended, the Manager, on behalf of the Trust, will direct the Trust's valuation agent to suspend the calculation of the NAV, the NAV per Unit, the Class Net Asset Value and the NAV per Unit for each class or series of a class of Units. During any such period of suspension, the Trust will not issue or redeem any Units. As noted in "Redemption of Units—Suspension of Redemptions", in the event of any such suspension or termination thereof, the Manager will issue a press release announcing the suspension or the termination of such suspension, as the case may be.

Reporting of Net Asset Value

        The NAV and the NAV per Unit will be updated on a daily basis or as determined by the Manager in accordance with the Trust Agreement and will be made available as soon as practicable at no cost on the Trust's website (www.sprottplatinumpalladium.com) or by calling the Manager at (416) 943-6707 or toll free at 1-866-299-9906 (9:00 a.m. to 5:00 p.m., Toronto time). Information contained in, or connected to, the Manager's website is not incorporated into, and does not form part of, this prospectus.

The Valuation Services Agreement

        Pursuant to a valuation services agreement dated as of December 17, 2012 between RBC Investor Services and the Manager, RBC Investor Services was appointed by the Manager as the valuation agent of the Trust. The valuation agent provides, among other things, valuation and financial reporting services to the Trust and calculates the NAV and the NAV per Unit on a daily basis. See "Computation of Net Asset Value".

        In carrying out its duties as valuation agent, the valuation agent is required to exercise the powers and discharge the duties of its office honestly and in good faith and, in connection therewith, will exercise the degree of care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

        Except to the extent any liability arises directly out of the negligence, willful misconduct or lack of good faith of the valuation agent, the valuation agent will not be liable for any act or omission in the course of, or connected with, rendering the services under the valuation services agreement or for loss to, or diminution of, the Trust's property. In no event will the valuation agent be liable for any consequential or special damages including, but not limited to, loss of reputation, goodwill or business. The Manager will indemnify and hold harmless the valuation agent, its affiliates and agents, and their respective directors, officers, and employees from and against all taxes, duties, charges, costs, expenses, damages, claims, actions, demands and any other liability whatsoever to which any such persons or entities may become subject, including legal fees, judgments and amounts paid in settlement in respect of anything done or omitted to be done in connection with the valuation services provided under the valuation services agreement, except to the extent incurred as a result of the negligence, willful misconduct or lack of good faith of the indemnified party. Notwithstanding the foregoing, the liability of the valuation agent under the valuation services agreement will in no event exceed the aggregate amount of fees received by the valuation agent from the Manager with respect to the services provided during the immediately preceding twelve months.

        The valuation services agreement provides that it may be terminated by either party without penalty at any time by providing to the other party 60 days' prior written notice of such termination unless the parties mutually agree in writing to a different period. Either party may terminate the valuation services agreement immediately upon notice in the event that either party is declared bankrupt or will be insolvent, the assets or the business of either party become liable to seizure or confiscation by a public or governmental authority, or the Manager's power and authority to act on behalf of, or to represent, the Trust has been revoked, terminated or is otherwise no longer in full force and effect.

        The valuation agent will receive fees for the valuation services provided to the Trust.

 TERMINATION OF THE TRUST

        The Trust will be terminated and dissolved in the event any of the following occurs:

  (1)
  there are no outstanding Units;

  (2)
  the Trustee resigns or is removed and no successor trustee is appointed by the Manager by the time the resignation or removal becomes effective;

  (3)
  the Manager resigns and no successor manager is appointed by the Manager and approved by Unitholders by the time the resignation becomes effective;

  (4)
  the Manager is, in the opinion of the Trustee, in material default of its obligations under the Trust Agreement and such default continues for 120 days from the date the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the Unitholders;

  (5)
  the Manager has been declared bankrupt or insolvent or has entered into a liquidation or winding-up, whether compulsory or voluntary (and not merely voluntary liquidation for the purposes of amalgamation or reconstruction);

  (6)
  the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

  (7)
  the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

        In addition, the Manager may, in its discretion, at any time terminate and dissolve the Trust, without Unitholder approval, if, in the opinion of the Manager, after consulting with the independent review committee, the Net Asset Value has been reduced such that it is no longer economically feasible to continue the Trust and it would be in the best interests of the Unitholders to terminate the Trust, by giving the Trustee and each holder of Units at the time not less than 60 days and not more than 90 days written notice prior to the effective date of the termination of the Trust. To the extent such termination of the Trust in the discretion of the Manager may involve a matter that would be a "conflict of interest matter" as set forth under applicable Canadian securities legislation, the matter will be referred by the Manager to the Trust's independent review committee for its recommendation. In the event of such termination of the Trust, the Manager has undertaken to issue a press release announcing the termination of the Trust at least 10 Business Days in advance of the effective date of the termination of the Trust. For a description of the independent review committee, see "Organization and Management Details of the Trust—The Manager—Independent Review Committee".

        In the event of the winding-up of the Trust, the rights of Unitholders to require redemption of any or all of their Units will be suspended, and the Manager or, in the event of (4), (5), (6) or (7) above, such other person appointed by the Trustee, the Unitholders of the Trust or a court of competent jurisdiction, as the case may be, will make appropriate arrangements for converting the investments of the Trust into cash and the Trustee will proceed to wind-up the affairs of the Trust in such manner as seems to it to be appropriate. The assets of the Trust remaining after paying or providing for all obligations and liabilities of the Trust will be distributed among the Unitholders registered as of 4:00 p.m., Toronto time, on the date on which the Trust is terminated in accordance with the Trust Agreement. Distributions of net income and net realized capital gains will, to the extent not inconsistent with the orderly realization of the assets of the Trust, continue to be made in accordance with the Trust Agreement until the Trust has been wound up.

        Notwithstanding the foregoing, if a notice of termination has been given by the Manager and if authorized by the vote of Unitholders holding Units representing in aggregate not less than 50% of the Net Asset Value as determined in accordance with the Trust Agreement, the assets of the Trust may be, in the event of the winding-up of the Trust, distributed to the Unitholders on the termination of the Trust in specie in whole or in part, and the Trustee will have complete discretion to determine the assets to be distributed to any Unitholder and their values for distribution purposes.

        If, after a period of six months from the effective date on which the Trust was terminated, the Trust's registrar and transfer agent is unable to locate the owner of any Units as shown on the Trust's register, such amount as would be distributed to such Unitholder will be deposited by the Trust's registrar and transfer agent in an account in a chartered bank or trust company (including the Trustee) in Canada in the name and to the order of such Unitholder upon presentation by such Unitholder of sufficient information determined by the chartered bank or trust company to be appropriate to verify such Unitholder's entitlement to such amount. Upon such deposit being made, the Units represented thereby will be cancelled and the Trust's registrar and transfer agent, the Manager, and the Trustee will be released from any and all further liability with respect to such moneys. Thereafter, the Unitholder will have no rights against the Trust's registrar and transfer agent, the Trustee or the Manager to such moneys or an accounting therefor.

PRINCIPAL UNITHOLDERS OF THE TRUST

        Prior to the offering, the Trust has issued on December 23, 2011 one Unit, in exchange for the purchase price of $10, in connection with the formation of the Trust. This Unit is owned by and registered in the name of the settlor of the Trust, Sonia M. Yung, who is a partner of Heenan Blaikie LLP, Canadian counsel to the Trust and the Manager, and will be presented for cancellation upon the completion of the offering. No other Units have been issued by the Trust.

 CERTAIN TRANSACTIONS

Management Agreement

General

        Pursuant to the Management Agreement, the Manager is appointed to provide or engage others to provide all necessary or advisable investment management and administrative services and facilities for the Trust. The Manager will manage the Trust's property, including physical platinum and palladium bullion owned by the Trust, and will have full discretionary power to act on behalf of the Trust without consulting the Trust or the Trustee. The Manager will follow the objective, strategy and investment and operating restrictions described in this prospectus.

        Under the Management Agreement, the Manager will manage the Trust's property by taking such action from time to time as the Manager, in its sole discretion, deems necessary or desirable for the proper investment management of the Trust's property at all times in compliance with the Trust's investment and operating restrictions, and the Manager's investment discretion will, subject to the Trust's investment objective, strategies, and investment and operating restrictions, be absolute. Subject to the Trust Agreement, the Management Agreement grants to the Manager all power and authority necessary to give effect to the foregoing, including, without limitation, the power to:

  (a)
  provide or arrange to be provided research, information, data, advice, opportunities and recommendations with respect to the making, acquiring (by purchase, investment, re-investment, exchange or otherwise), holding and disposing (through sale, exchange or otherwise) of Trust's property in the name of, on behalf of, and at the risk of, the Trust;

  (b)
  obtain for the Trust such services as may be required in acquiring, disposing of and owning Trust property including, but not limited to, the placing of orders with brokers and investment dealers to purchase, sell and otherwise trade in or deal with any Trust property in the name of, on behalf of, and at the risk of, the Trust;

  (c)
  direct the delivery of the Trust property sold, exchanged or otherwise disposed of from the Trust's account and to direct the payment for Trust property acquired for the Trust's account upon delivery to the Mint or a sub-custodian of the Mint or the custodian of the Trust's assets other than physical platinum and palladium bullion, as the case may be;

  (d)
  direct the holding of all or any part of the Trust property in cash or cash equivalents from time to time available for investment in physical platinum and palladium bullion, securities and other assets, which cash or cash equivalents is to be invested or held on deposit with a Canadian chartered bank, trust company, custodian or prime broker appointed by the Trust from time to time, and investing all or any part of said cash or cash equivalents from time to time available for investment in short-term debt obligations of or guaranteed by the Government of Canada or a province thereof, or the Government of the United States or a state thereof, or such other short-term investment grade debt obligations as the Manager, in its discretion, deems advisable;

  (e)
  arrange for, and complete, for and on behalf of the Trust, the purchase and sale of Good Delivery physical platinum and palladium bullion, at the best available prices available over a prudent period of time;

  (f)
  provide to the Trust and the Mint delivery and payment particulars in respect of each purchase and sale of physical platinum and palladium bullion;

  (g)
  arrange or cause to be arranged with the Mint, a sub-custodian of the Mint, or other custodians possessing industry expertise, for the storage of physical platinum and palladium bullion which is owned by the Trust, including arrangements regarding indemnities or insurance in favor of the Trust for the loss of such physical platinum and palladium bullion in accordance with industry practices;

  (h)
  monitor relationships with physical platinum and palladium bullion brokers to ensure trades in physical platinum and palladium bullion to be held as Good Delivery plates or ingots, as the case may be, are effected and executed in accordance with LPPM compliance standards;

  (i)
  monitor relationships with the Mint and any other custodian that has been appointed by the Trust to hold and store physical platinum and palladium bullion owned by the Trust;

  (j)
  exercise, or direct the exercise of, any and all rights, powers and discretion in connection with the Trust property, including the power to vote the securities at meetings of securityholders or executing proxies or other instruments on behalf of the Trust for that purpose, and to consent to any reorganization or similar transaction;

  (k)
  make any election to be made in connection with any mergers, acquisitions, tender offers, take-over bids, arrangements, bankruptcy proceedings or other similar occurrences which may affect the Trust property;

  (l)
  execute any registration statement, prospectus or similar document filed with the Canadian or U.S. securities authorities on behalf of the Trust; and

  (m)
  generally perform any other act necessary to enable it to carry out its obligations under the Management Agreement and the Trust Agreement.

        The Manager will be required to provide monthly reports to the Trust with respect to transactions affecting the property of the Trust (if any such transactions took place during that month) and quarterly reports describing the Trust property (even if no transactions took place during that quarter).

        The Manager may provide investment management and other services to other persons and entities provided that the Manager will act in good faith and follow a policy of allocating investment opportunities to the Trust on a basis that is, in the Manager's reasonable opinion, fair and equitable to the Trust relative to investment opportunities allocated to other persons or entities for which the Manager is responsible, and of which the Manager has knowledge.

Fee

        For its services under the Management Agreement and under the Trust Agreement, the Manager will receive a monthly management fee equal to 1/12 of 0.50% of the Net Asset Value (determined in accordance with the Trust Agreement), plus any applicable Canadian taxes. The management fee will be calculated and accrued daily and payable monthly in arrears on the last day of each month.

        If and to the extent the Manager renders services to the Trust other than those required to be rendered pursuant to the Management Agreement, such additional services and activities will be compensated separately and will be on such terms that are generally no less favorable to the Trust than those available from arm's length parties for comparable services, as determined by the independent review committee. For additional information about the independent review committee, please see "Organization and Management Details of the Trust — The Manager — Independent Review Committee." Additional services and activities that could be provided by the Manager may include services currently provided by other providers, such as fund accounting services, investor relations, and tax-related services.

Standard of Care

        The Management Agreement requires the Manager to exercise the powers granted and discharge its duties under the Management Agreement honestly, in good faith and in the best interests of the Trust and, in connection therewith, exercise the degree of care, diligence and skill that a reasonably prudent professional manager would exercise in comparable circumstances. The Manager does not in any way guarantee the performance of the Trust's property and will not be responsible for any loss in respect of the Trust's property, except where such loss arises out of acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the Management Agreement or the Trust Agreement.

Liability of the Manager

        The Manager will not be liable for any loss suffered by the Trust or any Unitholder thereof, as the case may be, which arises out of any action or inaction of the Manager if such course of conduct did not constitute a breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the Management Agreement or the Trust Agreement and if the Manager, in good faith, determined that such course of conduct was in the best interests of the Trust. Also, the Manager will not be responsible for any losses or damages to the Trust arising out of any action or inaction by the Mint or any custodian or any sub-custodian holding the Trust's property, unless such action or inaction arises out of or is the result of the Manager's breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the Management Agreement or the Trust Agreement.

        The Manager will not be responsible for any loss of opportunity whereby the value of any of the property of the Trust could have been increased, nor will it be responsible for any decline in value of any of the property of the Trust unless such decline is the result of the Manager's breach of its standard of care or negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable laws or the provisions set forth in the Management Agreement or the Trust Agreement.

        The Manager may rely and act upon any statement, report or opinion prepared by or any advice received from auditors, solicitors, notaries or other professional advisors of the Manager and will not be responsible or held liable for any loss or damage resulting from relying or acting thereon if the advice was within the area of professional competence of the person from whom it was received and the Manager acted reasonably and in good faith in relying thereon.

Indemnity

        The Trust will indemnify and hold harmless the Manager and its partners, officers, agents and employees from and against any and all expenses, losses, damages, liabilities, demands, charges, costs and claims of any kind or nature whatsoever (including legal fees, judgments and amounts paid in settlement, provided that the Trust has approved such settlement in accordance with the Trust Agreement) in respect of the acts, omissions, transactions, duties, obligations or responsibilities of the Manager as Manager to the Trust, except where such expenses, losses, damages, liabilities, demands, charges, costs or claims are caused by acts or omissions of the Manager done or suffered in breach of its standard of care or through the Manager's own negligence, willful misconduct, willful neglect, default, bad faith or dishonesty or a material failure in complying with applicable Canadian laws or the provisions set forth in the Management Agreement or the Trust Agreement.

Term of the Management Agreement

        The Management Agreement will continue until December 17, 2017 and will be automatically renewed from time to time thereafter for additional terms of one year unless otherwise terminated by either party giving at least 90 days' prior written notice (or such shorter period upon which the parties may mutually agree in writing) to the other party of such termination.

        The Trust may terminate immediately the Management Agreement if the Manager is, in the opinion of the Trustee, in material default of its obligations under the Management Agreement or the Trust Agreement and such default continues for 120 days from the date that the Manager receives notice of such default from the Trustee and no successor manager has been appointed by the Unitholders of the Trust pursuant to the Trust Agreement.

        In addition, the Trust may terminate immediately the Management Agreement where (i) the Manager has been declared bankrupt or insolvent or has entered into liquidation or winding-up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction); (ii) the Manager makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or (iii) the assets of the Manager have become subject to seizure or confiscation by any public or governmental authority.

        Any change of Manager (other than to its affiliate) requires the approval of the Unitholders of the Trust and the approval of securities authorities in accordance with applicable securities laws.

        For a detailed description of the Trust Agreement, see "Description of the Trust Agreement".

 MATERIAL TAX CONSIDERATIONS

Material U.S. Federal Income Tax Considerations

        In the opinion of Seward & Kissel LLP, the Trust's U.S. counsel, the following are the material U.S. federal income tax consequences to U.S. Holders of the ownership and disposition of Units. This discussion does not purport to deal with the tax consequences of owning Units to all categories of investors, some of which, such as dealers in securities, regulated investment companies, tax-exempt organizations, investors whose functional currency is not the U.S. dollar and investors that own, actually or under applicable constructive ownership rules, 10% or more of the Units, may be subject to special rules. This discussion does not address U.S. state or local tax, U.S. federal estate or gift tax or foreign tax consequences of the ownership and disposition of Units. This discussion deals only with Unitholders who purchase Units in connection with the offering and hold the Units as a capital asset. We suggest that you consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of Units.

        The following discussion of U.S. federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, which we will refer to as the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the U.S. Department of the Treasury, all of which are subject to change, possibly with retroactive effect.

U.S. Federal Income Tax Classification of the Trust

        The Trust has filed an affirmative election with the Internal Revenue Service, which we will refer to as the IRS, to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

U.S. Federal Income Taxation of U.S. Holders

        As used herein, the term "U.S. Holder" means a beneficial owner of Units that is a U.S. citizen or resident for U.S. federal income tax purposes, a U.S. corporation or other U.S. entity taxable as a corporation, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust.

        If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds the Units, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. However, a U.S. Person that is an individual, trust or estate and that owns units through a partnership generally will be eligible for the reduced rates of taxation described below that are applicable to U.S. Individual Holders (as defined below). If you are a partner in a partnership holding the units, we suggest that you consult your tax advisor.

Distributions

        As discussed under "Distribution Policy," the Trust does not anticipate making regular cash distributions to Unitholders. Subject to the PFIC discussion below, any distributions made by the Trust with respect to the Units to a U.S. Holder will generally constitute dividends, which will generally be taxable as ordinary income to the extent of the Trust's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of the Trust's earnings and profits will be treated first as a nontaxable return of capital to the extent of the U.S. Holder's tax basis in his, her or its Units on a dollar-for-dollar basis and thereafter as gain from the disposition of Units. Since the Trust will be a PFIC, as described below, dividends paid on the Units to a U.S. Holder who is an individual, trust or estate, which we will refer to as a U.S. Individual Holder, will generally not be treated as "qualified dividend income" that is taxable to U.S. Individual Holders at preferential tax rates (currently through taxable years ended before or on December 31, 2012). Any dividends generally will be treated as foreign-source income for U.S. foreign tax credit limitation purposes.

Redemption of Units

        As described under "Redemption of Units," a U.S. Holder may have Units redeemed for cash or physical platinum and palladium bullion. Under Section 302 of the Code, a U.S. Holder generally will be treated as having sold his, her or its Units (rather than having received a distribution on the Units) upon the redemption of Units if the redemption completely terminates or significantly reduces the U.S. Holder's interest in the Trust. In such case, the redemption will be treated as described in the relevant section below depending on whether the U.S. Holder makes a QEF election, a mark-to-market election or makes no election and therefore is subject to the Default PFIC Regime (as defined below).

Passive Foreign Investment Company Status and Significant Tax Consequences

        Special U.S. federal income tax rules apply to a U.S. Holder that holds stock in a foreign corporation classified as a PFIC for U.S. federal income tax purposes. In general, the Trust will be treated as a PFIC with respect to a U.S. Holder if, for any taxable year in which such U.S. Holder held the Units, either:

  •
  at least 75% of the Trust's gross income for such taxable year consists of passive income; or

  •
  at least 50% of the average value of the assets held by the Trust during such taxable year produce, or are held for the production of, passive income.

        For purposes of these tests, "passive income" includes dividends, interest, and gains from the sale or exchange of investment property (including commodities). The income that the Trust derives from its sales of physical platinum and palladium bullion is expected to be treated as passive income for this purpose. Since substantially all of the Trust's assets will consist of physical platinum and palladium bullion and the Trust expects to derive substantially all of its income from the sales of physical platinum and palladium bullion, it is expected the Trust will be treated as a PFIC for each of its taxable years.

        Assuming the Trust is a PFIC, a U.S. Holder will be subject to different taxation rules depending on whether the U.S. Holder (1) makes an election to treat the Trust as a QEF, which is referred to as a QEF election, (2) makes a mark-to-market election with respect to the Units, or (3) makes no election and therefore is subject to the Default PFIC Regime (as defined below). As discussed in detail below, making a QEF election or a mark-to-market election generally will mitigate the otherwise adverse U.S. federal income tax consequences under the Default PFIC Regime. However, the mark-to-market election may not be as favorable as the QEF election because a U.S. Holder generally will recognize income each year attributable to any appreciation in the U.S. Holder's Units without a corresponding distribution of cash or other property.

        Assuming that the Trust is a PFIC, a U.S. Holder will be required to file an annual report with the IRS reporting his, her or its investment in the Trust.

Taxation of U.S. Holders Making a Timely QEF Election

        Making the Election.    A U.S. Holder would make a QEF election with respect to any year that the Trust is a PFIC by filing IRS Form 8621 with his, her or its U.S. federal income tax return. The Trust intends to annually provide each U.S. Holder with all necessary information in order to make and maintain a QEF election. A U.S. Holder who makes a QEF election for the first taxable year in which he, she or it owns Units, or an Electing Holder, will not be subject to the Default PFIC Regime for any taxable year. We will refer to an Electing Holder that is a U.S. Individual Holder as a Non-Corporate Electing Holder. A U.S. Holder who does not make a timely QEF election would be subject to the Default PFIC Regime for taxable years during his, her or its holding period in which a QEF election was not in effect, unless such U.S. Holder makes a special "purging" election. A U.S. Holder who does not make a timely QEF election is encouraged to consult such U.S. Holder's tax advisor regarding the availability of such purging election.

        Current Taxation and Dividends.    An Electing Holder must report each year for U.S. federal income tax purposes his, her or its pro rata share of the Trust's ordinary earnings and the Trust's net capital gain, if any, for the Trust's taxable year that ends with or within the taxable year of the Electing Holder, regardless of whether or not distributions were received from the Trust by the Electing Holder. A Non-Corporate Electing Holder's pro rata share of the Trust's net capital gain generally will be taxable at a maximum rate of 28% under current law to the extent attributable to sales of physical platinum and palladium bullion by the Trust if the Trust has held the physical platinum and palladium bullion for more than one year. Otherwise such gain generally will be treated as ordinary income.

        If any Unitholder redeems his, her or its Units for physical platinum and palladium bullion (regardless of whether the Unitholder requesting redemption is a U.S. Holder or an Electing Holder), the Trust will be treated as if it sold physical platinum and palladium bullion for its fair market value in order to redeem the Unitholder's Units. As a result, any Electing Holder will be required to currently include in income his, her or its pro rata share of the Trust's gain from such deemed disposition (taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical platinum and palladium bullion for more than one year) even though the deemed disposition by the Trust is not attributable to any action on the Electing Holder's part. If any Unitholder redeems Units for cash and the Trust sells physical platinum and palladium bullion to fund the redemption (regardless of whether the Unitholder requesting redemption is a U.S. Holder or an Electing Holder), an Electing Holder similarly will include in income his, her or its pro rata share of the Trust's gain from the sale of the physical platinum and palladium bullion, which will be taxable as described above even though the Trust's sale of physical platinum and palladium bullion is not attributable to any action on the Electing Holder's part. An Electing Holder's adjusted tax basis in the Units will be increased to reflect any amounts currently included in income under the QEF rules. Distributions of earnings and profits that had been previously included in income will result in a corresponding reduction in the adjusted tax basis in the Units and will not be taxed again once distributed.

        Any other distributions generally will be treated as discussed above under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Distributions".

        Income inclusions under the QEF rules described above generally should be treated as foreign-source income for U.S. foreign tax credit limitation purposes, but Electing Holders should consult their tax advisors in this regard.

        Sale, Exchange or Other Disposition.    An Electing Holder will generally recognize capital gain or loss on the sale, exchange, or other disposition of the Units in an amount equal to the excess of the amount realized on such disposition over the Electing Holder's adjusted tax basis in the Units. Such gain or loss will be treated as long-term capital gain or loss if the Electing Holder's holding period in the Units is greater than one year at the time of the sale, exchange or other disposition. Long-term capital gains of U.S. Individual Holders currently are taxable at a maximum rate of 15% (scheduled to increase to 20% for taxable years beginning after December 31, 2012). An Electing Holder's ability to deduct capital losses is subject to certain limitations. Any gain or loss generally will be treated as U.S.-source gain or loss for U.S. foreign tax credit limitation purposes.

        An Electing Holder that redeems his, her or its Units will be required to currently include in income his, her or its pro rata share of the Trust's gain from the deemed or actual disposition of physical platinum and palladium bullion, as described above, which will be taxable to a Non-Corporate Electing Holder at a maximum rate of 28% under current law if the Trust has held the physical platinum and palladium bullion for more than one year. The Electing Holder's adjusted tax basis in the Units will be increased to reflect such gain that is included in income. The Electing Holder will further recognize capital gain or loss on the redemption in an amount equal to the excess of the fair market value of the physical platinum and palladium bullion or cash received upon redemption over the Electing Holder's adjusted tax basis in the Units. Such gain or loss will be treated as described in the preceding paragraph.

Taxation of U.S. Holders Making a Mark-to-Market Election

        Making the Election.    Alternatively, if, as is anticipated, the Units are treated as marketable stock, a U.S. Holder would be allowed to make a mark-to-market election with respect to the Units, provided the U.S. Holder completes and files IRS Form 8621 in accordance with the relevant instructions and related Treasury Regulations. The Units will be treated as marketable stock for this purpose if they are regularly traded on a qualified exchange or other market. The Units will be regularly traded on a qualified exchange or other market for any calendar year during which they are traded (other than in de minimis quantities) on at least 15 days during each calendar quarter. A qualified exchange or other market means either a U.S. national securities exchange that is registered with the SEC, the NASDAQ, or a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located and which satisfies certain regulatory and other requirements. The Trust believes that both NYSE Arca and the TSX should be treated as a qualified exchange or other market for this purpose.

        Current Taxation and Dividends.    If the mark-to-market election is made, the U.S. Holder generally would include as ordinary income in each taxable year the excess, if any, of the fair market value of the Units at the end of the taxable year over such U.S. Holder's adjusted tax basis in the Units. The U.S. Holder would also be permitted an ordinary loss in respect of the excess, if any, of the U.S. Holder's adjusted tax basis in the Units over their fair market value at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. Any income inclusion or loss under the preceding rules should be treated as gain or loss from the sale of Units for purposes of determining the source of the income or loss. Accordingly, any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes. A U.S. Holder's tax basis in his, her or its Units would be adjusted to reflect any such income or loss amount. Distributions by the Trust to a U.S. Holder who has made a mark-to-market election generally will be treated as discussed above under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Distributions".

        Sale, Exchange or Other Disposition.    Gain realized on the sale, exchange, redemption or other disposition of the Units would be treated as ordinary income, and any loss realized on the sale, exchange, redemption or other disposition of the Units would be treated as ordinary loss to the extent that such loss does not exceed the net mark-to-market gains previously included by the U.S. Holder. Any loss in excess of such previous inclusions would be treated as a capital loss by the U.S. Holder. A U.S. Holder's ability to deduct capital losses is subject to certain limitations. Any such gain or loss generally should be treated as U.S.-source income or loss for U.S. foreign tax credit limitation purposes.

Taxation of U.S. Holders Not Making a Timely QEF or Mark-to-Market Election

        Finally, a U.S. Holder who does not make either a QEF election or a mark-to-market election for that year, or a Non-Electing Holder, would be subject to special rules, which we will refer to as the Default PFIC Regime, with respect to (1) any excess distribution (i.e., the portion of any distributions received by the Non-Electing Holder on the Units in a taxable year in excess of 125% of the average annual distributions received by the Non-Electing Holder in the three preceding taxable years, or, if shorter, the Non-Electing Holder's holding period for the Units), and (2) any gain realized on the sale, exchange, redemption or other disposition of the Units.

        Under the Default PFIC Regime:

  •
  the excess distribution or gain would be allocated ratably over the Non-Electing Holder's aggregate holding period for the Units;

  •
  the amount allocated to the current taxable year and any taxable year before the Trust became a PFIC would be taxed as ordinary income; and

  •
  the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year.

        Any distributions other than "excess distributions," by the Trust to a Non-Electing Holder will be treated as discussed above under "Material Tax Considerations—Material U.S. Federal Income Tax Considerations—U.S. Federal Income Taxation of U.S. Holders—Distributions".

        These penalties would not apply to a pension or profit sharing trust or other tax-exempt organization that did not borrow funds or otherwise utilize leverage in connection with its acquisition of the Units. If a Non-Electing Holder who is an individual dies while owning the Units, such Non-Electing Holder's successor generally would not receive a step-up in tax basis with respect to the Units.

Foreign Taxes

        Distributions, if any, by the Trust may be subject to Canadian withholding taxes as discussed under "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Taxation of Unitholders—Unitholders Not Resident in Canada". A U.S. Holder may elect to either treat such taxes as a credit against U.S. federal income taxes, subject to certain limitations, or deduct his, her or its share of such taxes in computing such U.S. Holder's U.S. federal taxable income. No deduction for foreign taxes may be claimed by an individual who does not itemize deductions.

Tax on Net Investment Income for Taxable Years Beginning After December 31, 2012

        The Health Care Reform and Education Reconciliation Act of 2010 requires certain U.S. Holders who are individuals to pay a 3.8% tax on the lesser of the excess of their modified adjusted gross income over a threshold amount ($250,000 for married persons filing jointly and $200,000 for single taxpayers) or their "net investment income," which generally includes dividends and capital gains for the disposition of property, for tax years beginning after December 31, 2012. This tax is in addition to any income taxes due on such investment income. A similar tax will apply to estates and trusts. U.S. Unitholders are encouraged to consult their own tax advisers regarding the effect, if any, this law may have on their investment in the Trust units.

Foreign Account Tax Compliance Act

        Pursuant to recently enacted legislation effective as of January 1, 2013, the Trust may be required to enter into an agreement with the IRS to disclose certain information regarding certain U.S. Holders to the IRS.

Backup Withholding and Information Reporting

        Payments made within the United States, or by a U.S. payor or U.S. middleman, of dividends on, or proceeds arising from the sale or other taxable disposition of, Units generally will be subject to information reporting and backup withholding, currently at the rate of 28%, if a U.S. Holder fails to furnish its correct U.S. taxpayer identification number (generally on IRS Form W-9), and to make certain certifications, or otherwise fails to establish an exemption. Backup withholding tax is not an additional tax. Rather, a U.S. Holder generally may obtain a refund of any amounts withheld under backup withholding rules that exceed his, her, or its income tax liability by filing a refund claim with the IRS.

        U.S. Holders may be subject to certain IRS filing requirements as a result of holding Units. For example, a U.S. Person who transfers property (including cash) to a foreign corporation in exchange for stock in the corporation is in some cases required to file an information return on IRS Form 926 with the IRS with respect to such transfer. Accordingly, a U.S. Holder may be required to file Form 926 with respect to its acquisition of Units in the offering. U.S. Holders also may be required to file Form TD F 90-22.1 (Report of Foreign Bank and Financial Accounts) with respect to their investment in the Trust or make other informational filings with the U.S. Treasury Department or the IRS, including pursuant to Section 6038D of the Code if the Units constitute "specified foreign financial assets" within the meaning of Section 6038D. We suggest that U.S. Holders consult their own tax advisors with respect to any applicable filing requirements.

Material Canadian Federal Income Tax Considerations

        In the opinion of Heenan Blaikie LLP, Canadian counsel to the Trust, the following is, as of the date hereof, a description of the material Canadian federal income tax consequences generally applicable under the Tax Act to the acquisition, holding and disposition of Units acquired pursuant to this prospectus. This description is generally applicable to a Unitholder who deals at arm's length and is not affiliated with the Trust and holds Units as capital property. Units will generally be considered capital property to a Unitholder unless the Unitholder holds the Units in the course of carrying on a business of trading or dealing in securities or has acquired the Units in a transaction or transactions considered to be an adventure in the nature of trade. Canadian-resident Unitholders who are not traders or dealers in securities and who might not otherwise be considered to hold their Units as capital property may be entitled to have their Units (and every other "Canadian security" owned by them in that taxation year or any subsequent taxation year) treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such Unitholders should consult their own tax advisors regarding the availability and appropriateness of making this election having regard to their particular circumstances and the anticipated commodity holdings of the Trust.

        This description is not applicable to a Unitholder that is a "financial institution", that is a "specified financial institution" or that has elected to determine its Canadian tax results in accordance with the "functional currency" rules, or to an interest in which is a "tax shelter investment" (as all such terms are defined in the Tax Act). In addition, this description does not address the deductibility of interest by a Unitholder who has borrowed to acquire Units. All such Unitholders should consult with their own tax advisors.

        This description is also based on the assumption (discussed below under "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—SIFT Trust Rules") that the Trust will at no time be a "SIFT trust" as defined in the Tax Act.

        This description is based on the current provisions of the Tax Act, the regulations thereunder, all specific proposals to amend the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof, which we will refer to as the Tax Proposals and Canadian counsel's understanding of the current administrative and assessing policies of the CRA. There can be no assurance that the Tax Proposals will be implemented in their current form or at all, nor can there be any assurance that the CRA will not change its administrative or assessing practices. This description further assumes that the Trust will comply with the Trust Agreement and that the Manager and the Trust will comply with a certificate issued to Canadian counsel regarding certain factual matters. Except for the Tax Proposals, this description does not otherwise take into account or anticipate any change in the law, whether by legislative, governmental or judicial decision or action, which may affect adversely any income tax consequences described herein, and does not take into account provincial, territorial or foreign tax considerations, which may differ significantly from those described herein.

        This description is not exhaustive of all possible Canadian federal tax considerations applicable to an investment in Units. Moreover, the income and other tax consequences of acquiring, holding or disposing of Units will vary depending on a taxpayer's particular circumstances. Accordingly, this description is of a general nature only and prospective purchasers of Units should consult with their own tax advisors about tax consequences of an investment in Units based on their particular circumstances.

        For the purposes of the Tax Act, all amounts relating to the acquisition, holding or disposition of Units (including distributions, adjusted cost base and proceeds of disposition), or transactions of the Trust, must be expressed in Canadian dollars. Amounts denominated in United States dollars must be converted into Canadian dollars using the rate of exchange quoted by the Bank of Canada at noon on the day on which the amount first arose or such other rate of exchange as is acceptable to the CRA.

Qualification as a Mutual Fund Trust

        This description is based on the assumptions that the Trust will qualify at all times as a "unit trust" and a "mutual fund trust" within the meaning of the Tax Act and that the Trust will validly elect under the Tax Act to be a mutual fund trust from the date it was established. The Manager has advised Canadian counsel that it expects that the Trust will meet the requirements necessary for it to qualify as a mutual fund trust no later than the closing of the offering and at all times thereafter and will elect to be deemed a mutual fund trust throughout its first taxation year.

        One of the conditions to qualify as a mutual fund trust for the purposes of the Tax Act is that the Trust has not been established or maintained primarily for the benefit of non-residents unless, at all times, all or substantially all of the Trust's property consists of property other than "taxable Canadian property" (or if certain Tax Proposals released on September 16, 2004 are enacted as proposed, "taxable Canadian property" within the meaning of the Tax Act and certain other types of "specified property"). Physical platinum and palladium bullion is not "taxable Canadian property" or "specified property". Accordingly, based on the investment objectives and investment restrictions, the Trust should not hold any such property.

        In addition, to qualify as a mutual fund trust: (i) the Trust must be a Canadian resident "unit trust" for purposes of the Tax Act; (ii) the only undertaking of the Trust must be (a) the investing of its funds in property (other than real property or interests in real property), or (b) the acquiring, holding, maintaining, improving, leasing or managing of any real property (or interest in real property) that is capital property of the Trust, or (c) any combination of the activities described in (a) and (b); and (iii) the Trust must comply with certain minimum requirements regarding the ownership and dispersal of Units, which we will refer to as the minimum distribution requirements. In this connection, the Manager has advised counsel that it intends to cause the Trust to qualify as a unit trust throughout the life of the Trust; that the Trust's undertaking conforms with the restrictions for mutual fund trusts; and that it has no reason to believe at the date hereof that the Trust will not comply with the minimum distribution requirements at all material times.

        If the Trust were not to qualify as a mutual fund trust at all times, the Canadian income tax considerations described in this description would, in some respects, be materially and adversely different.

Canadian Taxation of the Trust

        Each taxation year of the Trust will end on December 31. In each taxation year, the Trust will be subject to tax under Part I of the Tax Act on any income for the year, including net realized taxable capital gains, less the portion thereof that it deducts in respect of the amounts paid or payable in the year to Unitholders. An amount will be considered to be payable to a Unitholder in a taxation year if it is paid to the Unitholder in the year by the Trust or if the Unitholder is entitled in that year to enforce payment of the amount. The Trust intends to deduct, in computing its income in each taxation year, such amount in each year as will be sufficient to ensure that the Trust will generally not be liable for income tax under Part I of the Tax Act. The Trust will be entitled for each taxation year to reduce (or receive a refund in respect of) its liability, if any, for tax on its capital gains by an amount determined under the Tax Act based on the redemption of Units during the year. Based on the foregoing, the Trust will generally not be liable for income tax under Part I of the Tax Act.

        The CRA has expressed the opinion that gains (or losses) of mutual fund trusts resulting from transactions in commodities should generally be treated for purposes of the Tax Act as being derived from an adventure in the nature of trade, so that such transactions give rise to ordinary income rather than capital gains—although the treatment in each particular case remains a question of fact to be determined having regard to all the circumstances. In the view of Canadian counsel, the holding by the Trust of physical platinum and palladium bullion with no intention of disposing of such bullion except in specie on a redemption of Units likely would not represent an adventure in the nature of trade so that a disposition, on a redemption of Units, of physical platinum and palladium bullion that previously had been acquired with such intention would likely give rise to a capital gain (or capital loss) to the Trust. The Manager has informed Canadian counsel that, as it intends for the Trust to be a long-term holder of physical platinum and palladium bullion and does not anticipate that the Trust will sell its physical platinum and palladium bullion (otherwise than where necessary to fund expenses of the Trust), the Manager anticipates that the Trust generally will treat gains (or losses) as a result of dispositions of physical platinum and palladium bullion as capital gains (or capital losses), although depending on the circumstances, the Trust may instead include (or deduct) the full amount of such gains or losses in computing its income. If the CRA were to assess or re-assess the Trust on the basis that gains realized on dispositions of physical platinum and palladium bullion were not on capital account, then the Trust could be required to pay Canadian income tax on such gains under Part I of the Tax Act to the extent such gains were not distributed to Unitholders, which could reduce the NAV for all Unitholders.

        The Trust will also be required to include in its income for each taxation year all interest that accrues to it to the end of the year, or becomes receivable or is received by it before the end of the year, except to the extent that such interest was included in computing its income for a preceding taxation year. Upon the actual or deemed disposition of indebtedness, the Trust will be required to include in computing its income for the year of disposition all interest that accrued on such indebtedness from the last interest payment date to the date of disposition except to the extent such interest was included in computing the Trust's income for that or another taxation year, and such income inclusion will reduce the proceeds of disposition for purposes of computing any capital gain or loss.

        Under the current provisions of the Tax Act, the Trust is entitled to deduct in computing its income reasonable administrative and other operating expenses (other than certain expenses on account of capital) incurred by it for the purposes of earning income (other than taxable capital gains). No assurance can be provided that administration expenses of the Trust will not be considered to be on account of capital. The Trust generally may also deduct from its income for the year a portion of the reasonable expenses incurred by it to issue Units. The portion of the issue expenses deductible by the Trust in a taxation year is 20% of the total issue expenses, pro rated where the Trust's taxation year is less than 365 days.

        On October 31, 2003, the Department of Finance (Canada) announced a tax proposal relating to the deductibility of losses under the Tax Act, which we will refer to as the October Proposal. Under the October Proposal, a taxpayer will be considered to have a loss from a business or property for a taxation year only if, in that year, it is reasonable to assume that the taxpayer will realize a cumulative profit from the business or property during the time that the taxpayer has carried on, or can reasonably be expected to carry on, the business or has held, or can reasonably be expected to hold, the property. Profit, for this purpose, does not include capital gains or capital losses. If the October Proposal were to apply to the Trust, certain losses of the Trust or a Unitholder could be limited. On February 23, 2005, the Minister of Finance (Canada) announced that an alternative proposal to replace the October Proposal would be released for comment. No such alternative proposal has been released as of the date hereof. There can be no assurance that such alternative proposal will not adversely affect the Trust or a Unitholder.

        Losses incurred by the Trust in a taxation year cannot be allocated to Unitholders, but may be deducted by the Trust in future years in accordance with the Tax Act.

SIFT Trust Rules

        The Trust will be a "SIFT trust" as defined in the Tax Act for a taxation year of the Trust if in that year the Units are listed or traded on a stock exchange or other public market and the Trust holds one or more "non-portfolio properties", as defined in the Tax Act. If the Trust were a SIFT trust for a taxation year of the Trust, it would effectively be taxed similarly to a corporation on income and capital gains in respect of such non-portfolio properties at a combined federal/provincial tax rate comparable to rates that apply to income earned and distributed by Canadian corporations. Distributions of such income received by Unitholders would be treated as dividends from a taxable Canadian corporation.

        Physical platinum and palladium bullion and other property of the Trust will be non-portfolio property if such property is used by the Trust (or by a person or partnership with which it does not deal at arm's length within the meaning of the Tax Act) in the course of carrying on a business in Canada. In some circumstances, significant holdings of "securities" (the term "security" is broadly defined in the Tax Act) of other entities could also be non-portfolio property.

        The Trust is subject to investment restrictions, including a prohibition against carrying on any business, that are intended to ensure that it will not be a SIFT trust. In the view of Canadian counsel, the mere holding by the Trust of physical platinum and palladium bullion as capital property (or as an adventure in the nature of trade) would not represent the use of such property in carrying on a business in Canada and, therefore, would not by itself cause the Trust to be a SIFT trust.

Canadian Taxation of Unitholders

Unitholders Resident in Canada

        This part of the general description of the principal Canadian federal income tax considerations is applicable to a Unitholder who, for the purposes of the Tax Act and any applicable tax treaty, is, or is deemed to be, resident in Canada at all relevant times, which we will refer to as a Canadian Unitholder. This portion of the description is primarily directed at Unitholders who are individuals. Unitholders who are Canadian resident corporations, trusts or other entities should consult their own tax advisors regarding their particular circumstances.

        Canadian Unitholders will generally be required to include in their income for tax purposes for a particular year the portion of the income of the Trust for that particular taxation year, including net realized taxable capital gains, if any, that is paid or payable to the Canadian Unitholder in the particular taxation year, whether such amount is received in additional Units or cash. Provided that appropriate designations are made by the Trust, such portion of its net taxable capital gains as is paid or payable to a Canadian Unitholder will effectively retain its character and be treated as such in the hands of the Unitholder for purposes of the Tax Act.

        The non-taxable portion of any net realized capital gains of the Trust that is paid or payable to a Canadian Unitholder in a taxation year will not be included in computing the Canadian Unitholder's income for the year. Any other amount in excess of the income of the Trust that is paid or payable to a Canadian Unitholder in such year also will not generally be included in the Canadian Unitholder's income for the year. However, where such other amount is paid or payable to a Canadian Unitholder (other than as proceeds of disposition of Units), the Canadian Unitholder generally will be required to reduce the adjusted cost base of a Unit to the Canadian Unitholder by such amount. To the extent that the adjusted cost base of a Unit would otherwise be less than zero, the negative amount will be deemed to be a capital gain realized by the Canadian Unitholder from the disposition of the Unit and the Canadian Unitholder's adjusted cost base in respect of the Unit will be increased by the amount of such deemed capital gain to zero.

        Upon the actual or deemed disposition of a Unit, including its redemption, a capital gain (or a capital loss) will generally be realized to the extent that the proceeds of disposition of the Unit exceed (or are exceeded by) the aggregate of the adjusted cost base of the Unit to the Canadian Unitholder and any costs of disposition. For the purpose of determining the adjusted cost base to a Canadian Unitholder of a Unit, when a Unit is acquired, the cost of the newly acquired Unit will be averaged with the adjusted cost base of all Units owned by the Canadian Unitholder as capital property that were acquired before that time. For this purpose, the cost of Units that have been issued as an additional distribution will generally be equal to the amount of the net income or capital gain distributed to the Canadian Unitholder in Units. A consolidation of Units following a distribution paid in the form of additional Units will not be regarded as a disposition of Units and will not affect the aggregate adjusted cost base to a Canadian Unitholder of Units.

        Under the Tax Act, one-half of capital gains, which we will refer to as taxable capital gains, are included in an individual's income and one-half of capital losses, which we will refer to as allowable capital losses, are generally deductible only against taxable capital gains. Any unused allowable capital losses may be carried back up to three taxation years and forward indefinitely and deducted against net taxable capital gains realized in any such other year to the extent and under the circumstances described in the Tax Act. Capital gains realized by individuals may give rise to alternative minimum tax. If any transactions of the Trust are reported by it on capital account but are subsequently determined by the Canada Revenue Agency to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to Unitholders, with the result that resident Unitholders could be reassessed by the Canada Revenue Agency to increase their taxable income by the amount of such increase.

        If, at any time, the Trust delivers physical platinum and palladium bullion to any Canadian Unitholder upon a redemption of a Canadian Unitholder's Units, the Canadian Unitholder's proceeds of disposition of the Units will generally be equal to the aggregate of the fair market value of the distributed physical platinum and palladium bullion and the amount of any cash received, less any capital gain or income realized by the Trust on the disposition of such physical platinum and palladium bullion and allocated to the Canadian Unitholder. The cost of any physical platinum and palladium bullion distributed by the Trust in specie will generally be equal to the fair market value of such physical platinum and palladium bullion at the time of the distribution. Pursuant to the Trust Agreement, the Trust has the authority to distribute, allocate and designate any income or taxable capital gains of the Trust to a Canadian Unitholder who has redeemed Units during a year in an amount equal to the taxable capital gains or other income realized by the Trust as a result of such redemption (including any taxable capital gain or income realized by the Trust in distributing physical platinum and palladium bullion to a Unitholder who has redeemed Units for such physical platinum and palladium bullion, and any taxable capital gain or income realized by it before, at or after the redemption on selling physical platinum and palladium bullion in order to fund the payment of the cash redemption proceeds), or such other amount that is determined by the Trust to be reasonable. The Manager has advised Canadian counsel that it anticipates that the Trust will generally make such an allocation where the Manager determines that the Trust realized a capital gain on such redemption and the Trust had net realized capital gains for that year for which the Trust was not entitled to a capital gains refund (as described under "Taxation of the Trust"). Any such allocations will reduce the redeeming Canadian Unitholder's proceeds of disposition for the purposes of the Tax Act.

        The Manager has advised Canadian counsel that it anticipates that the Trust generally will treat gains as a result of dispositions of physical platinum and palladium bullion as capital gains (see above under "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Federal Income Tax Considerations—Canadian Taxation of the Trust") and that it anticipates that when the Trust distributes physical platinum and palladium bullion on the redemption of Units by Canadian Unitholders, any resulting taxable capital gains of the Trust (to the extent that there are resulting net realized capital gains of the Trust for the related taxation year) for which the Trust is not entitled to a capital gains refund, as described under "Canadian Taxation of the Trust" generally will be designated as taxable capital gains of such Unitholders. If any transactions of the Trust are reported by it on capital account but are subsequently determined by the CRA to be on income account, there may be an increase in the net income of the Trust for tax purposes and the taxable component of redemption proceeds (or any other amounts) distributed to Unitholders, with the result that Canadian resident Unitholders could be reassessed by the CRA to increase their taxable income by the amount of such increase.

Unitholders Not Resident in Canada

        This portion of the description is applicable to a Unitholder who, at all relevant times for purposes of the Tax Act, has not been and is not resident in Canada or deemed to be resident in Canada and does not use or hold, and is not deemed to use or hold its Units in connection with a business that the Unitholder carries on, or is deemed to carry on, in Canada at any time and is not an insurer or bank who carries on an insurance or banking business or is deemed to carry on an insurance or banking business in Canada and elsewhere, which we will refer to as a Non-Canadian Unitholder. Prospective non-resident purchasers of Units should consult their own tax advisors to determine their entitlement to relief under any income tax treaty between Canada and their jurisdiction of residence, based on their particular circumstances.

        Any amount paid or credited by the Trust to a Non-Canadian Unitholder as income of or from the Trust, whether such amount is received in additional Units or cash (other than an amount that the Trust has designated in accordance with the Tax Act as a taxable capital gain, and including an amount paid on a redemption of Units to a Non-Canadian Unitholder that is designated as a distribution of income in accordance with the Trust Agreement) generally will be subject to Canadian withholding tax at a rate of 25%, unless such rate is reduced under the provisions of an income tax treaty between Canada and the Non-Canadian Unitholder's jurisdiction of residence. Pursuant to the Canada-United States Income Tax Convention, as amended, which we will refer to as the Treaty, a Non-Canadian Unitholder who is resident of the United States and entitled to benefits under the Treaty will generally be entitled to have the rate of Canadian withholding tax reduced to 15% of the amount of any distribution that is paid or credited as income of or from the Trust. A Non-Canadian Unitholder that is a religious, scientific, literary, educational or charitable organization that is resident in, and exempt from tax in, the United States may be exempt from Canadian withholding tax under the Treaty, provided that certain administrative procedures are observed regarding the registration of such Unitholder.

        Any amount paid or credited by the Trust to a Non-Canadian Unitholder that the Trust has validly designated in accordance with the Tax Act as a taxable capital gain, including such an amount paid on a redemption of Units, generally will not be subject to Canadian withholding tax or otherwise be subject to tax under the Tax Act.

        The Trust does not presently own any "taxable Canadian property" (as defined in the Tax Act) and does not intend to own any taxable Canadian property. However, if the Trust realizes a capital gain on the disposition of a taxable Canadian property and that gain is treated under the Tax Act and in accordance with a designation by the Trust as being distributed to a Non-Canadian Unitholder, there may be Canadian withholding tax at the rate of 25% (unless reduced by an applicable tax treaty) on both the taxable and non-taxable portions of the gain.

        Any amount in excess of the income of the Trust that is paid or payable by the Trust to a Non-Canadian Unitholder (including the non-taxable portion of capital gains realized by the Trust) generally will not be subject to Canadian withholding tax. Where such excess amount is paid or becomes payable to a Non-Canadian Unitholder, otherwise than as proceeds of disposition or deemed disposition of Units or any part thereof, the amount generally will reduce the adjusted cost base of the Units held by such Non-Canadian Unitholder. (However, the non-taxable portion of net realized capital gains of the Trust that is paid or payable to a Non-Canadian Unitholder will not reduce the adjusted cost base of the Units held by the Non-Canadian Unitholder.) If, as a result of such reduction, the adjusted cost base to the Non-Canadian Unitholder in any taxation year of Units would otherwise be a negative amount, the Non-Canadian Unitholder will be deemed to realize a capital gain in such amount for that year from the disposition of Units. Such capital gain will not be subject to tax under the Tax Act, unless the Units represent "taxable Canadian property" (as defined in the Tax Act) to such Non-Canadian Unitholder. The Non-Canadian Unitholder's adjusted cost base in respect of Units will, immediately after the realization of such capital gain, be zero.

        A disposition or deemed disposition of a Unit by a Non-Canadian Unitholder, whether on a redemption or otherwise, will not give rise to any capital gain subject to tax under the Tax Act, provided that the Unit does not constitute "taxable Canadian property" of the Non-Canadian Unitholder for purposes of the Tax Act. Units will not be "taxable Canadian property" of a Non-Canadian Unitholder unless at any time during the 60-month period immediately preceding their disposition by such Non-Canadian Unitholder, (i) 25% or more of the issued Units were owned by or belonged to one or more of the Non-Canadian Unitholder or persons with whom the Non-Canadian Unitholder did not deal at arm's length and (ii) the Units derived directly or indirectly more than 50% of their fair market value from any combination of "Canadian resource properties" (which definition in the Tax Act does not include platinum or palladium bullion), real or immovable property situated in Canada, timber resource properties (as defined in the Tax Act) or options or interests in such properties or the Units were otherwise deemed to be taxable Canadian property. Assuming that the Trust adheres to its mandate to invest and hold substantially all of its assets in physical platinum and palladium bullion, the Units should not be taxable Canadian property.

        Even if Units held by a Non-Canadian Unitholder were "taxable Canadian property", a capital gain from the disposition of Units may be exempted from tax under the Tax Act pursuant to an applicable income tax treaty or convention. A capital gain realized on the disposition of Units by a Non-Canadian Unitholder entitled to benefits under the Treaty (and who is not a former resident of Canada for purposes of the Treaty) should be exempt from tax under the Tax Act.

        Non-Canadian Unitholders whose Units constitute "taxable Canadian property" and who are not entitled to relief under an applicable income tax treaty are referred to the discussion above under "Material Tax Considerations—Canadian Taxation of Unitholders—Unitholders Resident in Canada" relating to the Canadian tax consequences in respect of a disposition of a Unit.

        The Manager has advised Canadian counsel that it anticipates that the Trust generally will treat gains as a result of dispositions of physical platinum and palladium bullion as capital gains (see above under "Material Tax Considerations—Material Canadian Federal Income Tax Considerations—Canadian Federal Income Tax Considerations—Canadian Taxation of the Trust") and that it anticipates that when the Trust distributes physical platinum and palladium bullion on the redemption of Units by Non-Canadian Unitholders, any resulting taxable capital gains of the Trust (to the extent that there are resulting net realized capital gains of the Trust for the related taxation year) for which the Trust is not entitled to a capital gains refund, as described under "Canadian Taxation of the Trust" generally will be designated as taxable capital gains of such Unitholders. If such treatment is accepted by the CRA, there will be no Canadian withholding tax applicable to such distributions, and Non-Canadian Unitholders will not be subject to tax under the Tax Act on amounts so designated. However, if the CRA were to consider that such gains instead were gains from an adventure in the nature of trade, the distribution of such gains generally would be subject to Canadian withholding tax, as discussed above. Similarly, if the Trust disposed of physical platinum and palladium bullion (or other assets) at a gain and designated one-half of that gain as a taxable capital gain of a Non-Canadian Unitholder who had redeemed Units for cash, the full amount of such gain generally would be subject to Canadian withholding tax if the CRA were to treat such gain as being from an adventure in the nature of trade rather than as a capital gain.

Tax Implications of the Trust's Distribution Policy

        For information concerning the impact of the Trust's distribution policy on a Unitholder, see "Material Tax Considerations—Canadian Taxation of Unitholders—Unitholders Resident in Canada" and "Material Tax Considerations—Canadian Taxation of Unitholders—Unitholders Not Resident in Canada".

 U.S. ERISA CONSIDERATIONS

        This disclosure was written in connection with the promotion, marketing and sale of Units by the Trust and the underwriters for the offering and it cannot be used by any Unitholder for the purpose of avoiding penalties that may be asserted against the Unitholder under the U.S. Internal Revenue Code of 1986, as amended, which we will refer to as the Code. Prospective purchasers of the Units should consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations. The following disclosure is a summary of certain aspects of laws and regulations applicable to retirement plan investments as in existence on the date hereof, all of which are subject to change. This summary is general in nature and does not address every issue that may be applicable to the Units or a particular investor.

        The U.S. Employee Retirement Income Security Act of 1974, as amended, which we will refer to as ERISA, imposes certain requirements on employee benefit plans subject to Title I of ERISA and on entities that are deemed to hold the assets of such plans (to such employee benefit plans and entities we will refer herein collectively as ERISA Plans), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans and accounts that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, and entities that are deemed to hold the assets of such plans and accounts (to such plans and accounts, together with ERISA Plans, we will refer to herein as Plans) and certain persons (to whom we will refer as parties in interest or disqualified persons)having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

        Any Plan fiduciary that proposes to cause a Plan to purchase the Units should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA or the Code.

        Non-U.S. plans, governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to other federal, state, local or non-U.S. laws or regulations that are substantially similar to the foregoing provisions of ERISA and the Code, which we will refer to as Similar Law. Fiduciaries of any such plans should consult with their counsel regarding the applicability of any fiduciary responsibility provisions of applicable Similar Law with respect to the purchase of the Units, and to confirm that such purchase will not constitute or result in any violation under any applicable Similar Law.

        Under ERISA and the U.S. Department of Labor's "Plan Asset Regulations" at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA, when a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by an investment company registered under the Investment Company Act of 1940, as amended, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless it is established that either less than 25 percent of the total value of each class of equity interests in the entity is held by "benefit plan investors" (as defined in 3(42) of ERISA), which we will refer to as the 25 percent test, or the entity is an "operating company," as defined in the Plan Asset Regulations. In order to be considered a "publicly offered security," the Units must be (i) freely transferable, (ii) part of a class of securities that is owned by 100 or more investors independent of the Trust and of one another, and (iii) either (1) part of a class of securities registered under Section 12(b) or 12(g) of the U.S. Securities Exchange Act of 1934, as amended, which we will refer to as the Exchange Act, or (2) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, which we will refer to as the U.S. Securities Act, and the class of securities of which the securities are a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the Trust's fiscal year during which the offering of such securities to the public occurred. It is anticipated that the Trust will not qualify as an "operating company," and the Trust does not intend to monitor investment by benefit plan investors in the Trust for purposes of satisfying the 25 percent test. The Trust anticipates, however, that it will qualify for the exemption under the Plan Asset Regulations for "publicly offered securities," although there can be no assurance in that regard.

 UNDERWRITING

Underwriters

        Under the terms and subject to the conditions contained in the Underwriting Agreement, the underwriters named below, for whom Morgan Stanley & Co. LLC and RBC Dominion Securities Inc. are acting as representatives, have severally agreed to purchase, and the Trust has agreed to sell to them, the number of units indicated below:

Name	Number of units
Morgan Stanley & Co. LLC	14,414,400
RBC Dominion Securities Inc.	7,738,920
Merrill Lynch, Pierce, Fenner & Smith Incorporated	661,080
UBS Securities LLC	2,263,240
BMO Nesbitt Burns Inc.	477,120
Canaccord Genuity Corp.	477,120
CIBC World Markets Inc.	477,120
National Bank Financial Inc.	477,120
TD Securities Inc.	477,120
Scotia Capital Inc.	238,560
GMP Securities L.P.	119,280
Desjardins Securities Inc.	59,640
Macquarie Private Wealth Inc.	59,640
Raymond James Ltd.	59,640

Total	28,000,000

        The underwriters are offering the Units subject to their acceptance of the Units from the Trust and subject to prior sale. The Underwriting Agreement provides that the obligations of the several underwriters to pay for and accept delivery of the Units offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The obligations of the underwriters under the Underwriting Agreement may be terminated at their discretion on the basis of their assessment of any material and adverse change in the state of the financial markets and may also be terminated upon the occurrence of certain stated events. Subject to the terms and provisions of the Underwriting Agreement, the underwriters are obligated to take and pay for all of the Units offered by this prospectus if any such Units are taken. However, the underwriters are not required to take or pay for the Units covered by the Over-Allotment Option described below.

        The offering is being made concurrently in the United States and in all of the provinces and territories of Canada. The Units will be offered in the United States through certain of the underwriters listed above, either directly or indirectly, through their respective U.S. broker-dealer affiliates or agents. The Units will be offered in each of the provinces and territories of Canada through certain of the underwriters or their Canadian affiliates who are registered to offer the Units for sale in such provinces and territories and such other registered dealers as may be designated by the underwriters. Subject to applicable law, the underwriters may offer the Units outside of the United States and Canada.

        The underwriters initially propose to offer part of the Units directly to the public at the public offering price listed on the cover page of this prospectus and part to certain dealers at a price that represents a concession not in excess of $0.275 per Unit under the public offering price with respect to sales of Units in the United States and $0.25 per Unit under the public offering price with respect to sales of Units in Canada. After the initial offering of the Units, the offering price and other selling terms may from time to time be varied by the representatives of the underwriters.

        The Trust has granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to an aggregate of 4,200,000 additional Units from the Trust at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase approximately the same percentage of the additional Units as the number listed next to the underwriter's name in the preceding table bears to the total number of Units listed next to the names of all underwriters in the preceding table. The following table shows the per Units and total underwriting discounts and commissions to be paid by the Trust assuming no exercise and full exercise of the Over-Allotment Option to purchase 4,200,000 additional Units from the Trust.

	No Exercise	Full Exercise
Per Unit	$0.50	$0.50

Total	$14,000,000	$16,100,000

        The Trust has listed its units on NYSE Arca and received conditional approval to list the Units on the TSX, under the symbols "SPPP" and "PPT.U", respectively. Listing on NYSE Arca and TSX is subject to the Trust fulfilling all of the requirements of NYSE Arca and TSX, respectively.

        In order to facilitate the offering of the Units, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Units. Specifically, the underwriters may sell more Units than they are obligated to purchase under the Underwriting Agreement, creating a short position. A short sale is "covered" if the short position is no greater than the number of Units available for purchase by the underwriters under the Over-Allotment Option. The underwriters can close out a covered short sale by exercising the Over-Allotment Option or purchasing Units in the open market. In determining the source of Units to close out a covered short sale, the underwriters will consider, among other things, the open market price of Units compared to the price available under the Over-Allotment Option. The underwriters may also sell Units in excess of the Over-Allotment Option, creating a "naked" short position. The underwriters must close out any naked short position by purchasing Units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Units in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the underwriters may bid for, and purchase, the Units in the open market to stabilize the price of the Units. These activities may raise or maintain the market price of the Units above independent market levels or prevent or retard a decline in the market price of the Units. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        In accordance with policy statements of the Canadian provincial securities commissions, the underwriters may not, throughout the period of distribution, bid for or purchase the Units. Exceptions, however, exist where the bid or purchase is not made to create the appearance of active trading in, or rising prices of, the Units. These exceptions include a bid or purchase permitted under the by-laws and rules of applicable regulatory authorities and the TSX relating to market stabilization and passive market making activities and a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution. Subject to the foregoing and applicable laws, in connection with the offering and pursuant to the first exception mentioned above, the underwriters may overallot or effect transactions that stabilize or maintain the market price of the Units at levels other than those which might otherwise prevail on the open market. Any of the foregoing activities may have the effect of preventing or slowing a decline in the market price of the Units. They may also cause the price of the Units to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on NYSE Arca, the TSX, in the OTC market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        The Trust and the Manager have agreed to indemnify the underwriters against certain liabilities, including liabilities under the U.S. Securities Act and applicable securities laws in the provinces and territories of Canada.

        A prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters or by their affiliates. Other than the prospectus in electronic format, the information on any underwriter's website and any information contained in any other website maintained by any underwriters or its affiliates is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by the Trust or the underwriters and should not be relied upon by investors.

        Certain of the underwriters or their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking or commodities trading services for the Trust or the Manager, for which they received or will receive customary fees and expenses. Such services, for example, have included in the past: acting as underwriters in securities offerings completed by Sprott Physical Gold Trust, Sprott Physical Silver Trust and other affiliates of the Manager; and purchasing commodities from and/or selling commodities to Sprott Physical Gold Trust, Sprott Physical Silver Trust and other affiliates of the Manager, as agent or as principal, at market prices, in each case, for which they have received customary fees and expenses. Such services, for example, may include in the future: acting as underwriters in securities offerings by the Trust, Sprott Physical Gold Trust, Sprott Physical Silver Trust and other affiliates of the Manager; and purchasing commodities from and/or selling commodities to the Trust and other affiliates of the Manager, as agent or as principal, at market prices, in each case, for which they will receive customary fees and expenses.

        Without the prior written consent of the representatives on behalf of the underwriters, the Trust has agreed that it will not, during the period ending 90 days after the closing of the offering, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Units or any securities convertible into or exercisable or exchangeable for Units or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or file any registration statement with the Securities and Exchange Commission or prospectus with any regulatory authority in Canada relating to the offering of any units or any securities convertible into or exercisable or exchangeable for Units.

Pricing of the Offering

        Prior to the offering, there has been no public market for the Units. The initial public offering price has been determined by negotiations among the Trust, the Manager and the underwriters.

Expenses of Issuance and Distribution

        In connection with the offering, the Trust will pay approximately $610,000 for filing and listing fees, fees and expenses payable to the Trust's registrar and transfer agent, and auditing and printing expenses. In addition, the Trust will pay approximately $14.0 million for the selling commissions of the underwriters. All other expenses of the offering, estimated to be $700,000, will be paid by the Manager. The underwriters have agreed to reimburse the Manager for certain of the expenses paid by it.

        The following table sets forth the estimated expenses payable by the Trust and the Manager in connection with the offering and the distribution of the Units sold in the offering (excluding the underwriters' commissions).

Nature of Expense	Amount
Securities and Exchange Commission Registration Fee	$52,400
Filing Fees to Applicable Canadian Securities Regulatory Authorities	120,000
Financial Industry Regulatory Authority Fee	61,000
NYSE Arca Listing Fee	20,000
TSX Listing Fee	50,000
Accounting Fees and Expenses	130,000
Legal Fees and Expenses	600,000
Printing Expenses	120,000
Transfer Agent and Registrar Fee	14,600
Miscellaneous	142,000

Total	$1,310,000

Selling Restrictions

        Other than in the United States and each of the provinces and territories of Canada, no action has been taken by the Trust that would permit a public offering of the Units offered by this prospectus in any jurisdiction where action for that purpose is required. The Units offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such Units be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Units offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a "relevant member state"), with effect from and including the date on which the Prospectus Directive was implemented in that relevant member state (the "relevant implementation date"), an offer to the public of any Units which are the subject of the offering contemplated by this prospectus may not be made in that relevant member state prior to the publication of a prospectus in relation to such Units that has been approved by the competent authority in that relevant member state and published in accordance with the Prospectus Directive as implemented in that relevant member state or, where appropriate, approved in another relevant member state and notified to the competent authority in that relevant member state, all in accordance with the Prospectus Directive, except that an offer to the public in that relevant member state of Units may be made at any time under the following exemptions under the Prospectus Directive, from and including the relevant implementation date in that relevant member state:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospective Directive) subject to obtaining the prior consent of Morgan Stanley & Co. LLC and RBC Capital Markets Corporation; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Units will result in a requirement for the publication by the Trust or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any Units or to whom any offer is made pursuant to this prospectus will be deemed to have represented, warranted and agreed that it is a "qualified investor" as defined in the Prospectus Directive.

        For the purposes of this notice, the expression an "offer to the public" in relation to any Units in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and any Units to be offered so as to enable an investor to decide to purchase or subscribe for any Units, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the relevant member state), and includes any relevant implementing measure in each relevant member state and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

        This prospectus has been prepared on the basis that all offers of Units will be made pursuant to an exemption under the Prospectus Directive, as implemented in member states of the European Economic Area, from the requirement to produce a prospectus for offers of the Units. Accordingly any person making or intending to make any offer within the European Economic Area of Units, which are the subject of the placement contemplated by this prospectus should only do so in circumstances in which no obligation arises for the Trust or the underwriters to produce a prospectus for such offer. Neither the Trust nor the underwriters have authorized, nor do they authorize, the making of any offer of Units through any financial intermediary other than offers made by the underwriters which constitute the final placement of Units contemplated in this prospectus.

Notice to Prospective Investors in the United Kingdom

        This prospectus and any other material in relation to the Units described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, which we will collectively refer to as the Order, or (ii) fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated, to whom we will collectively refer to as relevant persons. The Units are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such Units will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

        No invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, which we will refer to as the FSMA) in connection with the issue or sale of the Units may be communicated or caused to be communicated except in circumstances in which Section 21(1) of the FSMA does not apply to the Trust or the underwriters. In addition, all applicable provisions of the FSMA must be complied with in relation to anything done to the Units in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Hong Kong

        The Trust has not been authorized by the Securities and Futures Commission in Hong Kong for public offering in Hong Kong. Accordingly, no person may issue or possess for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to the Units, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Units that are, or are intended to be, disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

 LEGAL MATTERS

        The validity of the Units offered in this prospectus is being passed upon for the Trust by Heenan Blaikie LLP. Certain legal matters relating to the issue and sale of Units offered hereby in Canada will be passed upon by Heenan Blaikie LLP on behalf of the Trust and by Davies Ward Phillips & Vineberg LLP on behalf of the underwriters. Seward & Kissel LLP, New York, New York is acting as special U.S. counsel to the Trust and Paul, Weiss, Rifkind, Wharton & Garrison LLP, Toronto, Ontario, Canada, is acting as U.S. counsel for the underwriters. Other than as disclosed in this prospectus, as of the date hereof, partners and associates of each of Heenan Blaikie LLP and Davies Ward Phillips & Vineberg LLP, respectively, beneficially own, directly or indirectly, less than 1% of the Units of the Trust or the securities of any associate or affiliate of the Trust. See "Principal Unitholders of the Trust".

EXPERTS

        The statement of financial position of Sprott Physical Platinum and Palladium Trust as of September 30, 2012 included in this prospectus and in the registration statement have been so included in reliance on the reports of Ernst & Young LLP, Chartered Accountants, Licensed Public Accountants, Toronto, Ontario, Canada, an independent registered public accounting firm, appearing elsewhere in this prospectus and in the registration statement given on the authority of said firm as experts in auditing and accounting.

        The matters referred to under "Material Tax Considerations — Material Canadian Federal Income Tax Considerations" and certain other legal matters relating to the units offered hereby will be passed upon on behalf of the Trust and the Manager by Heenan Blaikie LLP.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        The Trust has filed with the SEC a registration statement on Form F-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to the offering of the Trust's securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. Please refer to the registration statement and its exhibits for further information about the Trust, its securities and the offering. The registration statement and its exhibits, as well as the Trust's other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form F-1 and other reports, proxy and information statements, and information regarding issuers that file electronically with the SEC.

 GLOSSARY OF SELECTED TERMS

        In this prospectus, the following terms have the meanings set forth below, unless otherwise indicated.

        "Autocatalysts" means automobile catalytic converters, being devices which reduce the toxic components of the products of combustion from the exhausts of motor vehicles;

        "Bullion Redemption Notice" means the notice of redemption of Units for physical platinum and palladium bullion substantially in the form attached to this prospectus as Exhibit A;

        "Business Day" means any day on which NYSE Arca or the TSX is open for trading;

        "CDS" means CDS Clearing and Depository Services Inc. and includes any successor corporation or any other depository subsequently appointed by the Trust as a depository in respect of the Units;

        "CRA" means the Canada Revenue Agency;

        "DTC" means The Depository Trust Company and includes any successor corporation or any other depository subsequently appointed by the Trust as a depository in respect of the Units;

        "fully allocated" means in respect of physical platinum or palladium bullion, such bullion held by the Mint or its sub-custodian as a custodian or a sub-custodian of such bullion, as numbered Good Delivery plates and ingots on a labelled shelf or physically segregated pallets;

        "Good Delivery" means, platinum and palladium bullion conforming to the Good Delivery Standards of the LPPM;

        "Good Delivery Standards" means the specifications for weight, dimensions, fineness (or purity), identifying marks and appearance, being a minimum fineness (or purity) of 99.95% weighing between 32.151 and 192.904 troy ounces as set forth in "The Good Delivery Rules for Platinum and Palladium Plates and Ingots" published by the LPPM;

        "GST" means federal goods and services tax;

        "HST" means harmonized sales tax;

        "initial notice" means written notice from the Manager to the Mint of the Manager's intention to have any of the Trust's physical platinum and palladium bullion delivered to the Mint or to the Mint's sub-custodian;

        "Investment and Operating Restrictions" means the investment and operating restrictions of the Trust as set out in the Trust Agreement;

        "LPPM" means the London Platinum and Palladium Market, the trade association that acts primarily in the function of establishing the Good Delivery Standards for platinum and palladium in plate or ingot form and maintenance of the "London/Zurich Good Delivery Lists"; acts as coordinator for activities conducted on behalf of its members and other participants in the London platinum and palladium markets; and acts as the principal point of contact between the market and its regulators;

        "Management Agreement" means the management agreement dated December 17, 2012 between the Trustee, for and on behalf of the Trust, and the Manager;

        "Manager" means Sprott Asset Management LP;

        "Mint" means the Royal Canadian Mint, in its capacity as custodian of the Trust's physical platinum and palladium bullion;

        "Mint Business Day" means any day other than a Saturday, Sunday or a holiday observed by the Mint or its sub-custodian;

        "Net Asset Value" or "NAV" means the net asset value of the Trust on a particular date equal to (i) the aggregate fair value of the assets of the Trust, less (ii) the aggregate fair value of liabilities of the Trust;

        "Net Asset Value per Unit" or "NAV per Unit" means the Net Asset Value divided by the total number of Units then outstanding;

        "offering" means the offering of Units at a price of US$10.00 per Units pursuant to this prospectus;

        "Palladium Storage Agreement" means the storage agreement in respect of the Trust's physical palladium bullion held by the Mint or its appointed sub-custodian, as applicable, dated December 17, 2012 between the Manager, for and on behalf of the Trust, and the Mint;

        "PGM" means Platinum Group Metals consisting of platinum, palladium, rhodium, ruthenium, iridium and osmium;

        "Platinum Storage Agreement" means the storage agreement in respect of the Trust's physical platinum bullion held by the Mint or its appointed sub-custodian, as applicable, dated December 17, 2012 between the Manager, for and on behalf of the Trust, and the Mint;

        "PST" means provincial sales tax, including Quebec sales tax;

        "RBC Investor Services" means RBC Investor Services Trust;

        "SEC" means the U.S. Securities and Exchange Commission;

        "Storage Agreements" means, collectively, the Platinum Storage Agreement and the Palladium Storage Agreement;

        "Trust Agreement" means the trust agreement governing the Trust dated as of December 23, 2011 between Sonia M. Yung, RBC Investor Services and the Manager, as amended and restated as of June 6, 2012, and as it may be further amended and restated from time to time;

        "Trustee" means RBC Investor Services, in its capacity as trustee of the Trust;

        "TSX" means the Toronto Stock Exchange;

        "U.S. Person" has the meaning ascribed thereto in Regulation S under the U.S. Securities Act;

        "U.S. Securities Act" means the United States Securities Act of 1933, as amended;

        "Underwriting Agreement" means the underwriting agreement dated December 18, 2012 among the Trust, the Manager and the underwriters;

        "Unitholder" means the owners of the beneficial interest in the Units;

        "Units" means the transferrable, redeemable units of the Trust;

        "Valuation Date" means each Business Day; and

        "Via Mat" means Via Mat International Ltd., through its subsidiary, Via Mat International (USA) Inc.

 INDEPENDENT AUDITORS' REPORT OF REGISTERED PUBLIC ACCOUNTING FIRM

To Sprott Asset Management LP and the Trustee of the Sprott Physical Platinum and Palladium Trust (the "Trust")

We have audited the accompanying financial statement of financial position as at September 30, 2012, and a summary of significant accounting policies and other explanatory information.

Management's responsibility for the financial statement

Management is responsible for the preparation and fair presentation of this financial statement in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for such internal control as management determines is necessary to enable the preparation of a financial statement that is free from material misstatement, whether due to fraud or error.

Auditors' responsibility

Our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we comply with ethical requirements and plan and perform the audit to obtain reasonable assurance about whether the financial statement is free from material misstatement. We were not engaged to perform an audit of the Trust's internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Trust's internal control over financial reporting. Accordingly, we express no such opinion.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statement. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statement, whether due to fraud or error. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, evaluating the appropriateness of accounting policies used and the reasonableness of accounting estimates made by management, as well as evaluating the overall presentation of the financial statement.

We believe that the audit evidence we have obtained in our audit is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Trust as at September 30, 2012 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Toronto, Canada October 29, 2012	(Signed) Ernst & Young LLP Chartered Accountants Licensed Public Accountants

FINANCIAL STATEMENTS

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

STATEMENT OF FINANCIAL POSITION

As at September 30, 2012

$
Assets
Cash	$10

Unitholder's Equity
Unitholder's Equity:
Units (1 Unit)	$10

(Signed) JAMES FOX Director Sprott Asset Management GP Inc.	(Signed) KIRSTIN MCTAGGART Director Sprott Asset Management GP Inc.

The accompanying notes are an integral part of this statement of financial position.

SPROTT PHYSICAL PLATINUM AND PALLADIUM TRUST

NOTES TO STATEMENT OF FINANCIAL POSITION

As at September 30, 2012

1.     ORGANIZATION OF THE TRUST

  Sprott Physical Platinum and Palladium Trust (the "Trust") is a closed-end mutual fund trust created under the laws of the Province of Ontario, Canada, pursuant to a trust agreement dated as of December 23, 2011, as amended and restated as of June 6, 2012 (the "Trust Agreement"). The beneficiaries of the Trust will be the holders of Units (as defined below) being offered pursuant to this prospectus. The Trust is authorized to issue an unlimited number of redeemable, transferable, voting trust units ("Units"). On December 23, 2011 the Trust issued one voting Unit for US$10.00 cash.

  Sprott Asset Management LP (the "Manager") acts as the manager of the Trust pursuant to the Trust Agreement. RBC Investor Services Trust, a trust company organized under the laws of Canada, will act as the trustee of the Trust. RBC Investor Services Trust will also act as custodian on behalf of the Trust for the Trust's assets other than the physical platinum and palladium bullion (the "physical platinum and palladium bullion") owned by the Trust. The Royal Canadian Mint (the "Mint") or a sub-custodian of the Mint will act as custodians for physical platinum and palladium bullion owned by the Trust.

  Subject to the terms of the Trust Agreement, Units may be redeemed at the option of a unitholder of the Trust (a "Unitholder") on a monthly basis for physical platinum and palladium bullion or cash. Units redeemed for physical platinum and palladium bullion will be entitled to a redemption price equal to 100% of the aggregate value of the net asset value ("NAV") per Unit of the redeemed Units on the last Business Day (which is defined as any day on which NYSE Arca or the Toronto Stock Exchange ("TSX") is open for trading) of the month in which the redemption request is processed. A Unitholder redeeming Units for physical platinum and palladium bullion will be responsible for expenses incurred by the Trust in connection with such redemption. These expenses include expenses associated with the handling of the notice of redemption, the delivery of physical platinum and palladium bullion for Units that are being redeemed, the applicable platinum and palladium storage in-and-out fees and taxes associated with the delivery of palladium to a location in Canada. Units redeemed for cash will be entitled to a redemption price equal to 95% of the lesser of (i) the volume-weighted average trading price of the Units traded on NYSE Arca, for the last five Business Days on which NYSE Arca or, if trading has been suspended on NYSE Arca, the volume-weighted average trading price of the Units on the TSX, for the last five business days of the month in which the redemption price is processed; and (ii) the aggregate value of the NAV per Unit of the redeemed Units as of 4:00 p.m., Toronto time, on the last Business Day of the month for the month in New York, New York, United States in which the redemption request is processed.

  The Trust intends to file an application to list the Units on NYSE Arca and the TSX.

2.     USE OF INTERNATIONAL FINANCIAL REPORTING STANDARDS.

  The Trust's financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

3.     MANAGEMENT FEES

  Subsequent to the initial public offering of the Units, the Trust will pay the Manager a monthly management fee equal to 1/12 of 0.50% of the value of net assets of the Trust (determined in accordance with the Trust Agreement) plus any applicable Canadian taxes, calculated and accrued daily and payable monthly in arrears on the last day of each month.

 EXHIBIT A

FORM OF BULLION REDEMPTION NOTICE

DATE:
TO:	Equity Financial Trust Company ("Equity Financial"), as the registrar and transfer agent of the Sprott Physical Platinum and Palladium Trust (the "Trust")
Ticker Symbol: PPT.U (TSX) / SPPP (NYSE Arca) CUSIP number: 85207Q104
AND TO:	Sprott Asset Management LP (the "Manager"), as the manager of the Trust
RE:	Bullion Redemption Notice under Section 6.1 of the Trust Agreement of the Trust

The undersigned (the "Unitholder"), the holder of                                      units of the Trust (the "Units") designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption of the aforementioned Units for physical platinum and palladium bullion in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of June 6, 2012, as the same may be further amended, restated or supplemented from time to time, and directs Equity Financial to cancel such Units on                                     . All physical platinum and palladium bullion shall be delivered to the following address by armored transportation service carrier, which the undersigned hereby authorizes the Manager or its agent to retain on the undersigned's behalf. The Unitholder has, if applicable, instructed his or her broker to withdraw such Units in physical certificate form.

Delivery instructions:

Signature of Unitholder	Signature Guarantee
Print Name	Unitholder's Brokerage Account Number
Print Address
Print Broker Name and CDS/DTC Number	Print Broker Contact Name and Telephone Number

NOTE:    The name and address of the Unitholder set forth in this Bullion Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Financial. The signature of the person executing this Bullion Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction

Fax redemption notice to:

(1)
Equity Financial Trust Company (Attn. Corporate Actions);
Fax: (416) 361-0470
(2)
Sprott Asset Management LP, Compliance Department;
Fax: (416) 943-6497

A-1

 EXHIBIT B

FORM OF CASH REDEMPTION NOTICE

DATE:
TO:	Equity Financial Trust Company ("Equity Financial"), as the registrar and transfer agent of the Sprott Physical Platinum and Palladium Trust (the "Trust")
Ticker Symbol: PPT.U (TSX)/SPPP (NYSE Arca) CUSIP number: 85207Q104
AND TO:	Sprott Asset Management LP, as the manager of the Trust
RE:	Cash Redemption Notice under Section 6.3 of the Trust Agreement of the Trust

The undersigned (the "Unitholder"), the holder of                                      units of the Trust (the "Units") designated above by its Toronto Stock Exchange or NYSE Arca ticker symbol and CUSIP number, requests the redemption of the aforementioned Units for cash in accordance with, and subject to the terms and conditions set forth in, an amended and restated trust agreement of the Trust dated as of June 6, 2012, as the same may be further amended, restated or supplemented from time to time, and directs Equity Financial to cancel such Units and wire such cash in accordance with the following wire instructions.

Wiring instructions:

Signature of Unitholder	Signature Guarantee
Print Name
Print Address

NOTE:    The name and address of the Unitholder set forth in this Cash Redemption Notice must correspond with the name and address as recorded on the register of the Trust maintained by Equity Financial. The signature of the person executing this Cash Redemption Notice must be guaranteed by a Canadian chartered bank, or by a medallion signature guarantee from a member of a recognized Signature Medallion Guarantee Program.

Instruction

Fax redemption notice to:

(1)
Equity Financial Trust Company (Attn. Corporate Actions);
Fax: (416) 361-0470
(2)
Sprott Asset Management LP, Compliance Department;
Fax: (416) 943-6497

B-1